Exhibit 99.1


                                                                EXECUTION COPY

                         POOLING AND SERVICING AGREEMENT
                                   Relating to
         ASSET BACKED SECURITIES CORPORATION EQUITY LOAN TRUST 1999-LB1
                                      Among
                      ASSET BACKED SECURITIES CORPORATION,
                                  as Depositor,
                          LONG BEACH MORTGAGE COMPANY,
                                   as Servicer
                                       and
                            THE CHASE MANHATTAN BANK,
                                   as Trustee
                            Dated as of June 1, 1999

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                                Table of Contents
                                                                           PAGE

                         ARTICLE I RULES OF CONSTRUCTION
  Section 1.01   Definitions.................................................2
  Section 1.02   Use of Words and Phrases...................................37
  Section 1.03   Captions; Table of Contents................................37
  Section 1.04   Opinions...................................................37

             ARTICLE II ESTABLISHMENT AND ORGANIZATION OF THE TRUST

  Section 2.01   Establishment of the Trust.................................38
  Section 2.02   Office.....................................................38
  Section 2.03   Purposes and Powers........................................38
  Section 2.04   Appointment of the Trustee; Declaration of Trust...........38
  Section 2.05   Expenses of the Trust......................................39
  Section 2.06   Ownership of the Trust.....................................39
  Section 2.07   Situs of the Trust.........................................39
  Section 2.08   Designation of Interests in REMICs.........................39
  Section 2.09   Miscellaneous REMIC Provisions.............................45

          ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
           DEPOSITOR AND THE SERVICER; COVENANT OF DEPOSITOR TO CONVEY
                                HOME EQUITY LOANS

  Section 3.01   Representations and Warranties of the Depositor............45
  Section 3.02   Representations and Warranties of the Servicer.............47
  Section 3.03   Covenants of the Depositor.................................49
  Section 3.04   Repurchase or Substitution of Home Equity Loans............49
  Section 3.05   Sale treatment of the Initial Home Equity Loans and Qualified
                 Substitute Home Equity Loans...............................51
  Section 3.06   Acceptance by Trustee; Certain Substitutions of Home Equity
                 Loans; Certification by Trustee............................54
  Section 3.07   Conveyance of the Subsequent Home Equity Loans.............55
  Section 3.08   Reserved...................................................58
  Section 3.09   Cooperation Procedures.....................................58

                  ARTICLE IV ISSUANCE AND SALE OF CERTIFICATES

  Section 4.01   Issuance of Certificates...................................58
  Section 4.02   Sale of Certificates.......................................58

                           ARTICLE V CERTIFICATES AND TRANSFER OF INTERESTS

  Section 5.01   Terms......................................................59
  Section 5.02   Forms......................................................59
  Section 5.03   Execution, Authentication and Delivery.....................59
  Section 5.04   Registration and Transfer of Certificates..................60
  Section 5.05   Mutilated, Destroyed, Lost or Stolen Certificates..........61
  Section 5.06   Persons Deemed Owners......................................62
  Section 5.07   Cancellation...............................................62
  Section 5.08   Limitation on Transfer of Ownership Rights.................62
  Section 5.09   Assignment of Rights.......................................64

                              ARTICLE VI COVENANTS

  Section 6.01Distributions.................................................64
  Section 6.02Money for Distributions to be Held in Trust; Withholding......64
  Section 6.03Protection of Trust Estate....................................65
  Section 6.04Performance of Obligations....................................66
  Section 6.05Negative Covenants............................................66
  Section 6.06No Other Powers...............................................66
  Section 6.07Limitation of Suits...........................................66
  Section 6.08Unconditional Rights of Owners to Receive Distributions.......67
  Section 6.09Rights and Remedies Cumulative................................67
  Section 6.10Delay or Omission Not Waiver..................................68
  Section 6.11Control by Owners.............................................68
  Section 6.12Reserved......................................................68

                ARTICLE VII ACCOUNTS, DISBURSEMENTS AND RELEASES

  Section 7.01   Collection of Money........................................68
  Section 7.02   Establishment of Accounts..................................69
  Section 7.03   Flow of Funds..............................................69
  Section 7.04   Pre-Funding Account and Capitalized Interest Account.......74
  Section 7.05   Investment of Accounts.....................................75
  Section 7.06   Payment of Trust Expenses..................................75
  Section 7.07   Eligible Investments.......................................76
  Section 7.08   Accounting and Directions by Trustee.......................77
  Section 7.09   Reports by Trustee to Owners and Certificate Insurer.......77
  Section 7.10   Reports by Trustee.........................................80
  Section 7.11   Allocation of Losses.......................................80
  Section 7.12   LIBOR Carryover Fund.......................................80
  Section 7.13   Cap Reserve Fund...........................................81
  Section 7.14   Prepaid Home Equity Loan Account...........................82

         ARTICLE VIII SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS

  Section 8.01   Servicer and Sub-Servicers.................................83
  Section 8.02   Collection of Certain Home Equity Loan Payments............84
  Section 8.03   Sub-Servicing Agreements Between Servicer and Sub-
                 Servicers..................................................84
  Section 8.04   Successor Sub-Servicers....................................85
  Section 8.05   Liability of Servicer; Indemnification.....................85
  Section 8.06   No Contractual Relationship Between Sub-Servicer, Trustee or
                 the Owners.................................................86
  Section 8.07   Assumption or Termination of Sub-Servicing Agreement by
                 Trustee....................................................86
  Section 8.08   Principal and Interest Account87
  Section 8.09   Delinquency Advances and Servicing Advances88
  Section 8.10   Compensating Interest; Repurchase of Home Equity Loans.....89
  Section 8.11   Maintenance of Insurance...................................90
  Section 8.12   Due-on-Sale Clauses; Assumption and Substitution
                 Agreements.................................................91
  Section 8.13   Realization Upon Defaulted Home Equity Loans; Workout of
                 Home Equity Loans..........................................92
  Section 8.14   Trustee to Cooperate; Release of Files.....................93
  Section 8.15   Servicing Compensation.....................................94
  Section 8.16   Annual Statement as to Compliance..........................94
  Section 8.17   Annual Independent Certified Public Accountants' Reports...94
  Section 8.18   Access to Certain Documentation and Information Regarding
                 the Home Equity Loans......................................95
  Section 8.19   Assignment of Agreement....................................95
  Section 8.20   Removal of Servicer; Retention of Servicer; Resignation of
                 Servicer...................................................95
  Section 8.21   Inspections by Certificate Insurer; Errors and Omissions
                 Insurance.................................................100
  Section 8.22   Voting Rights.............................................100
  Section 8.23   The Group II Home Equity Loans............................101
  Section 8.24   Merger, Conversion, Consolidation or Succession to Business
                 of Servicer...............................................101
  Section 8.25   Notices of Material Events................................101
  Section 8.26   Reserved..................................................102
  Section 8.27   Purchase of Receivables upon Breach.......................102

                         ARTICLE IX TERMINATION OF TRUST

  Section 9.01   Termination of Trust......................................102
  Section 9.02   Termination Upon Option of the Holder of the Class X-F
                 Certificate...............................................102
  Section 9.03   Termination Upon Loss of REMIC Status.....................103
  Section 9.04   Disposition of Proceeds...................................104
  Section 9.05   Netting of Amounts........................................105

                                         ARTICLE X THE TRUSTEE

  Section 10.01  Certain Duties and Responsibilities.......................105
  Section 10.02  Removal of Trustee for Cause..............................107
  Section 10.03  Certain Rights of the Trustee.............................108
  Section 10.04  Not Responsible for Recitals or Issuance of Certificates..109
  Section 10.05  May Hold Certificates.....................................109
  Section 10.06  Money Held in Trust.......................................109
  Section 10.07  Compensation and Reimbursement............................109
  Section 10.08  Corporate Trustee Required; Eligibility...................110
  Section 10.09  Resignation and Removal; Appointment of Successor.........110
  Section 10.10  Acceptance of Appointment by Successor Trustee............111
  Section 10.11  Merger, Conversion, Consolidation or Succession to Business
                 of the Trust..............................................112
  Section 10.12  Reporting; Withholding....................................112
  Section 10.13  Liability of the Trustee..................................112
  Section 10.14  Appointment of Co-Trustee or Separate Trustee.............113
  Section 10.15  Appointment of Custodians.................................114
  Section 10.16  Maintenance of Trust......................................114

                            ARTICLE XI MISCELLANEOUS

  Section 11.01  Compliance Certificates and Opinions......................114
  Section 11.02  Form of Documents Delivered to the Trustee................115
  Section 11.03  Acts of Owners............................................115
  Section 11.04  Notices, etc. to Trustee..................................116
  Section 11.05  Notices and Reports to Owners; Waiver of Notices..........116
  Section 11.06  Rules by Trustee..........................................116
  Section 11.07  Successors and Assigns....................................117
  Section 11.08  Severability..............................................117
  Section 11.09  Benefits of Agreement.....................................117
  Section 11.10  Legal Holidays............................................117
  Section 11.11  Governing Law; Submission to Jurisdiction.................117
  Section 11.12  Counterparts..............................................118
  Section 11.13  Usury.....................................................118
  Section 11.14  Amendment.................................................118
  Section 11.15  Paying Agent; Appointment and Acceptance of Duties........119
  Section 11.16  REMIC Status..............................................119
  Section 11.17  Additional Limitation on Action and Imposition of Tax.....121
  Section 11.18  Appointment of Tax Matters Person.........................121
  Section 11.19  The Certificate Insurer...................................121
  Section 11.20  Reserved..................................................121
  Section 11.21  Third Party Rights........................................121
  Section 11.22  Notices...................................................122
  Section 11.23  Rule 144A Information.....................................123
  Section 11.24. No Petition...............................................123

          ARTICLE XII CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

  Section 12.01  Trust Estate and Accounts Held for Benefit of the Certificate
                 Insurer...................................................123
  Section 12.02  Claims Upon the Policy; Policy Payments Account...........124
  Section 12.03  Effect of Payments by the Certificate
                 Insurer; Subrogation......................................125
  Section 12.04  Notices to the Certificate Insurer........................125
  Section 12.05  Deficiency Claim Amounts..................................125
  Section 12.06  Rights to the Certificate Insurer To Exercise
                 Rights of Owners..........................................126
  Section 12.07  Trustee to Hold the Certificate Insurance Policies........126
  Section 12.08  Trustee To Act Solely with Consent of the
                 Certificate Insurer.......................................126


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SCHEDULE I-A               SCHEDULE OF THE GROUP Ia HOME EQUITY LOANS
SCHEDULE I-B               SCHEDULE OF THE GROUP Ib HOME EQUITY LOANS
SCHEDULE I-C               SCHEDULE OF THE GROUP IIa HOME EQUITY LOANS
SCHEDULE I-D               SCHEDULE OF THE GROUP IIb HOME EQUITY LOANS
EXHIBIT A-1                FORM OF CLASS A-1F CERTIFICATE
EXHIBIT A-2                FORM OF CLASS A-2F CERTIFICATE
EXHIBIT A-3                FORM OF CLASS A-3A CERTIFICATE
EXHIBIT A-4                FORM OF CLASS A-4A CERTIFICATE
EXHIBIT A-5                FORM OF CLASS A-5A CERTIFICATE
EXHIBIT A-6                FORM OF CLASS A-IO CERTIFICATE
EXHIBIT B-1                FORM OF CLASS B-1 CERTIFICATE
EXHIBIT B-2                FORM OF CLASS B-IOA CERTIFICATE
EXHIBIT B-3                FORM OF CLASS B-IOF CERTIFICATE
EXHIBIT C-1                FORM OF CLASS X-A CERTIFICATE
EXHIBIT C-2                FORM OF CLASS X-F CERTIFICATE
EXHIBIT C-3                FORM OF CLASS P-A CERTIFICATE
EXHIBIT C-4                FORM OF CLASS P-F CERTIFICATE
EXHIBIT C-5                FORM OF CLASS R CERTIFICATE
EXHIBIT D                  FORM OF SUBSEQUENT TRANSFER AGREEMENT
EXHIBIT E                  FORM OF CERTIFICATE RE:  HOME EQUITY LOANS PREPAID
                           IN FULL AFTER CUT-OFF DATE
EXHIBIT F                  FORM OF CUSTODIAN'S RECEIPT
EXHIBIT G                  FORM OF POOL CERTIFICATION
EXHIBIT H                  FORM OF DELIVERY ORDER
EXHIBIT I                  FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
EXHIBIT J-1                FORM OF CERTIFICATE REGARDING TRANSFER
                           (ACCREDITED INVESTOR)
EXHIBIT J-2                FORM OF CERTIFICATE OF TRANSFER (RULE 144A)
EXHIBIT K                  HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS
EXHIBIT L                  DEFINITION OF GROUP I SPECIFIED SUBORDINATED AMOUNT
EXHIBIT M                  DEFINITION OF GROUP II SPECIFIED SUBORDINATED AMOUNT
EXHIBIT N                  RESERVED
EXHIBIT O                  FORM OF LETTER REGARDING REPORTING OBLIGATIONS UNDER
                           THE SECURITIES EXCHANGE ACT OF 1934
EXHIBIT P                  FORM FOR RELEASE OF DOCUMENTS
EXHIBIT Q                  FORM OF LIQUIDATION REPORT

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          POOLING AND SERVICING AGREEMENT, relating to ASSET BACKED SECURITIES
CORPORATION HOME EQUITY LOAN TRUST 1999-LB1, dated as of June 1, 1999 by and among ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, in its capacity as Depositor (the "Depositor"), LONG BEACH MORTGAGE COMPANY, a Delaware corporation in its capacity as Servicer (in such capacity, the "Servicer") and THE CHASE MANHATTAN BANK, in its capacity as the trustee (the "Trustee").

          WHEREAS, the Depositor wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

          WHEREAS, the Servicer has agreed to service the Home Equity Loans, which constitute the principal assets of the trust estate;

          WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

          WHEREAS, The Chase Manhattan Bank, is willing to serve in the capacity of Trustee hereunder; and

          WHEREAS, MBIA Insurance Corporation (the "Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Servicer, and the Trustee hereby agree as follows:

                                   CONVEYANCE

          The Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of the right, title and interest in and to any and all benefits accruing from (a) the Home Equity Loans (other than any principal payments due on or prior to the Cut-Off Date and interest payments due on or prior to July 1, 1999) listed in Schedules I-A, I-B, I-C and I-D to this Agreement which the Depositor is causing to be delivered to the Trustee herewith and the Subsequent Home Equity Loans (other than any principal and interest payments due thereon prior to the related Subsequent Cut-Off Date) listed in Schedule I-A, I-B, I-C and I-D to any Subsequent Transfer Agreement, which the Depositor will cause to be delivered to the Trustee (and all substitutions for such Home Equity Loans as provided by Sections 3.03, 3.04 and 3.06), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Prepaid Home Equity Loan Account, the Capitalized Interest Account, the LIBOR Carryover Funds and the Cap Reserve Fund, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) (c) the Depositor's rights (except with respect to Section 17 of the Mortgage Loan Purchase Agreement), but none of its obligations under the Mortgage Loan Purchase Agreement; (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(e) above shall be collectively referred to herein as the "Trust Estate"). In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver two Certificate Insurance Policies to the Trustee for the benefit of the Owners of the Class A and Class A-IO Certificates.

          The Trustee acknowledges such sale, accepts the trusts hereunder in accordance with the provisions hereof and the Trustee agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

          Section 1.01. DEFINITIONS.

          For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

          "ACCEPTED SERVICING PRACTICES": The Servicer's normal servicing practices, which in all material respects will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own and others' account mortgage loans of the same type as the Home Equity Loans in the jurisdictions in which the related Mortgaged Properties are located, which are exercised with prudent and reasonable care and which give due consideration to the Certificateholders' and the Certificate Insurer's reliance on the Servicer.

          "ACCOUNT": Any account established in accordance with Section 7.02,
8.08 or 12.02 hereof.

          "ADDITION NOTICE": With respect to the transfer of Subsequent Home Equity Loans to the Trust pursuant to Section 3.07 hereof, written notice given not less than five Business Days prior to the related Subsequent Transfer Date of the Depositor's designation of Subsequent Home Equity Loans to be sold to the Trust and the aggregate Loan Balance of such Subsequent Home Equity Loans as of the related Subsequent Cut-Off Date.

          "ADJUSTED COUPON RATE": With respect to any Home Equity Loan means a rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the per annum rate at which the Servicing Fee accrues, (ii) the per annum rate at which the Trustee Fee accrues and (iii) the applicable Premium Amount (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans in Group I or Group II, as applicable).

          "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGGREGATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Certificates less the aggregate of all amounts actually distributed on account of the related Principal Distribution Amount pursuant to Section 7.03(g) hereof with respect to principal thereon on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for purposes of determining the Certificate Insurer's rights, as subrogee, the Aggregate Principal Balance shall not be reduced by any principal amount paid to the Owner thereof from Insured Payments.

          "AGREEMENT": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

          "ANNUAL LOSS PERCENTAGE (ROLLING TWELVE MONTH)": As of any date of determination thereof, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses as of the last day of each Prepayment Period for the twelve immediately preceding Prepayment Periods and the denominator of which is the average Loan Balance of the Home Equity Loans as of the last day of each of the twelve immediately preceding Prepayment Periods.

          "APPLIED REALIZED LOSS AMOUNTS": As to each Group and any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate of the Certificate Principal Balances of the Class A and Class B Component Certificates related to such Group, after giving effect to all distributions on such Distribution Date over (ii) the aggregate Loan Balance of the Home Equity Loans in such Group as of the last day of the related Due Period. If the Certificate Principal Balances of the Class B Component Certificates has been reduced to zero, there shall be no additional Applied Realized Loss Amounts.

          "APPRAISED VALUE": The appraised value of any Mortgaged Property based upon the appraisal made at the time of the origination of the related Home Equity Loan, or, in the case of a Home Equity Loan which is a purchase money mortgage, the sales price of the Mortgaged Property at such time of origination, if such sales price is less than such appraised value.

          "ASSIGNMENT OF MORTGAGE": With respect to each Home Equity Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

          "AUTHORIZED OFFICER": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person; with respect to the Depositor and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any officer assigned to the Corporate Trust Department (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

          "AVAILABLE FUNDS": The Group I Available Funds or the Group II Available Funds, as the case may be.

          "AVAILABLE LIBOR CARRYOVER AMOUNT": Means with respect to any Distribution Date and a Class of Certificates, the amount on deposit in the related LIBOR Carryover Fund after giving effect to deposits thereto on such Distribution Date

          "BALLOON LOAN": A Home Equity Loan for which the Loan Balance does not amortize over the term of the Home Equity Loan.

          "BUSINESS DAY": Any day other than a Saturday, Sunday, a day on which the Certificate Insurer is closed (as notified to the Trustee by the Certificate Insurer) or a day on which commercial banking institutions in The City of New York, Orange, California, Houston or Dallas, Texas or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

          "CAP AGREEMENT": The interest rate cap agreement consisting of the ISDA Master Agreement and the Schedule and Confirmation thereto, each dated as of July 21, 1999 between the Trustee, on behalf of the Trust, and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Certificate Insurer.

          "CAP PROVIDER": Westdeutsche Landesbank Girozentrale, New York Branch and any successor thereto.

          "CAP RESERVE FUND": The Cap Reserve Fund established in accordance with Section 7.02(a) hereof and maintained by the Trustee. The Cap Reserve Fund shall be an Eligible Account.

          "CAP RESERVE FUND RELEASE DATE": The first Distribution Date occurring more than one year after the later of (x) April 1, 2001 and (y) the payment in full of all Reimbursement Amounts owed to the Certificate Insurer and all other amounts payable to the Certificate Insurer under the Insurance Agreement.

          "CAP RESERVE FUND TRANSFER AMOUNT": With respect to any Distribution Date and each Home Equity Loan Group the lesser of (1) the amount to be on deposit in the Cap Reserve Fund with respect to such Distribution Date and (2) as of any Distribution Date, the excess, if any, of (a) the sum of (i) the related Current Interest for the related Certificates for such Distribution Date, (ii) the amounts described in clause (b) of the definition of Guaranteed Principal Amount for the related Class A Certificates for such Distribution Date, (iii) the amount by which the Certificate Principal Balance of the related Group I or Group II Certificates, as applicable, after giving effect to all payments on such Distribution Date except with respect to any Cap Reserve Fund Transfer Amounts on such Distribution Date exceeds the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the end of the related Due Period, (iv) on the Cap Reserve Fund Release Date, an amount equal to the excess of the Subordinated Amount for each Group over the Specified Subordinated Amount for the related Group (after giving effect to all distributions on such Distribution Date other than with respect to this clause (iv)), and (v) on the Cap Reserve Fund Release Date, an amount equal to Principal Carryover Shortfalls for the related Class B Component Certificates over (b) the related Total Available Funds for such Distribution Date (net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Component Certificates and the Trustee Fee with respect to the related Home Equity Loan Group and excluding any transfers to be made from the Cap Reserve Fund for such Distribution Date).

          "CAPITALIZED INTEREST ACCOUNT": The Capitalized Interest Account established in accordance with Section 7.02(a) hereof and maintained by the Trustee. The Capitalized Interest Account shall be an Eligible Account.

          "CARRY-FORWARD AMOUNT": With respect to any Class of the Class A, Class A-IO Component, Class B Component, Class B-IOA, and Class B-IOF Certificates and any Distribution Date, the sum of (x) the amount, if any, by which (i) the related Current Interest for such Class for the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Certificates on such immediately preceding Distribution Date pursuant to Section 7.03(b)(iii) hereof plus (y) interest on such excess for the related Interest Period at the Pass-Through Rate for the related Class of Certificates.

          "CERTIFICATE": Any one of the Class A-1F, Class A-2F, Class A-3A, Class A-4A, Class A-5A, Class A-IO, Class B-1, Class B-IOF, Class B-IOA, Class P-F, Class P-A, Class X-F, Class X-A, Class R Certificates, each representing the interests and the rights described in this Agreement.

          "CERTIFICATE ACCOUNT": The segregated certificate account established in accordance with Section 7.02(a) hereof and maintained at the Corporate Trust Office entitled "The Chase Manhattan Bank, as Trustee on behalf of the Owners of the Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates." The Certificate Account shall be an Eligible Account.

          "CERTIFICATE INSURANCE POLICIES": The Certificate Guaranty Insurance Policies (numbers: 29727 and 29728), each dated July 21, 1999, with respect to the related Class A and Class A-IO Certificates and all endorsements thereto, issued by the Certificate Insurer for the benefit of the Owners of the related Class A and Class A-IO Certificates.

          "CERTIFICATE INSURER": MBIA Insurance Corporation, a stock insurance company organized under the laws of the State of New York, and any successor thereto.

          "CERTIFICATE INSURER DEFAULT": The existence and continuance of any of the following:

                    (a) the Certificate Insurer fails to make a payment required under any of the Certificate Insurance Policies in accordance with their terms, which failure continues unremedied for five Business Days; or

                    (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                    (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer of all or any material portion of its property.

          "CERTIFICATE PRINCIPAL BALANCE": As of the Startup Day as to each of the following Classes of Certificates and Component Certificates, the Certificate Principal Balances thereof, as follows:

   Class A-lF Certificates                -                     $166,900,000
   Class A-2F Certificates                -                      $48,600,000
   Class A-3A Certificates                -                     $292,900,000
   Class A-4A Certificates                -                     $164,850,000
   Class A-5A Certificates                -                     $200,000,000
   Class B-1 Certificates                 -                      $55,865,465
   Class B-1F Component                   -                      $13,364,763
     Certificates
   Class B-1A Component                   -                      $42,500,702
     Certificates
   Class P-F Certificates                                               $100
   Class P-A Certificates                                               $100

          As of any day after the Startup Day, the Class A-1F Certificate Principal Balance, the Class A-2F Certificate Principal Balance, the Class A-3A Certificate Principal Balance, the Class A-4A Certificate Principal Balance, the Class A-5A Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-1F Component Certificate Principal Balance, the Class B-1A Component Certificate Principal Balance, the Class P-F Certificate Principal Balance or the Class P-A Certificate Principal Balance, as applicable.

          The Class A-IOF Component Certificates, the Class A-IOA Component Certificates, the Class B-IOF Certificates and the Class B-IOA Certificates, the Class R Certificates, the Class X-F Certificates and the Class X-A Certificates do not have a Certificate Principal Balance.

          "CERTIFICATEHOLDERS' INTEREST INDEX CARRYOVER": The Class A-3A Interest Index Carryover, Class A-4A Interest Index Carryover, Class A-5A Interest Index Carryover, Class B-1F Component Interest Index Carryover or Class B-1A Component Interest Index Carryover, as applicable.

          "CIVIL RELIEF INTEREST SHORTFALLS": With respect to any Due Period, for any Home Equity Loans as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, the amount, if any, by which (i) interest collectible on such Home Equity Loans during the most recently ended Due Period is less than (ii) interest accrued thereon for such Due Period pursuant to the Note at the related Coupon Rate without application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Civil Relief Interest Shortfalls with respect to any Distribution Date, will be allocated to each Class of Certificates, pro rata, based on the amount of interest due to such Class of Certificates on such Distribution Date.

          "CLASS": Any class of the Certificates.

          "CLASS A CERTIFICATE": Any one of the Class A-1F, Class A-2F, Class A-3A, Class A-4A or Class A-5A Certificates.

          "CLASS AI CERTIFICATE": Any one of the Class A-1F or Class A-2F Certificates.

          "CLASS AII CERTIFICATE": Any one of the Class A-3A, Class A-4A or Class A-5A Certificates.

          "CLASS A DISTRIBUTION AMOUNT": For each Group and Distribution Date shall be the sum of (x) Current Interest for the Class A and Class A-IO Component Certificates related to such Group, and (y) the Class A Principal Distribution Amount for such Home Equity Loan Group.

          "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": For each Group and Distribution Date shall be with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of
(i) 100% of the related Group Principal Distribution Amount and (ii) the aggregate Class Principal Balance of the related Class A Certificates, and (b) any other Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) the product of 82.50% with respect to Group I and 82.00% with respect to Group II and the Loan Balance of the related Home Equity Loans as of the last day of the related Due Period, (y) the aggregate Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus the sum of (A) $1,161,751 in the case of Group I and $3,541,987 in the case of Group II and (B) the related 270-Day Delinquency Amount and (z) the outstanding aggregate Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus the outstanding Loan Balance of the three largest Home Equity Loans of the related Home Equity Loan Group as of the last day of the related Due Period; provided, however, on the Final Scheduled Distribution Date for each class of Class A Certificates, the related Class A Principal Distribution Amount shall equal the aggregate Certificate Principal Balance of the related Class A Certificates, as applicable.

          "CLASS A SUBORDINATION INCREASE AMOUNT": Means with respect to any Distribution Date and Group, the portion of any Subordination Increase Amount for such Home Equity Loan Group. The Class A Subordination Increase Amount with respect to Group I will be allocated between the Class A-1F Certificates and Class A-2F Certificates as follows; (1) first, pro rata, based on cumulative Realized Losses in Group Ia and Group Ib, respectively until Class A Subordination Increase Amounts in an amount equal to such cumulative Realized Losses has been paid the Class A-1F Certificates and Class A-2F Certificates on such Distribution Date or on prior Distribution Dates and (2) second, the remainder, pro rata, based upon the percentage that the Loan Balance of Group Ia or Group Ib represents of the Group I Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-1F Certificates or the Class A-2F Certificates has been reduced to zero, 100% of the Class A Subordination Increase Amount with respect to Group I shall be allocated to the outstanding Class A-1F Certificates or Class A-2F Certificates, as applicable. The Class A Subordination Increase Amount with respect to Group II will be allocated among the Class A-3A, Class A-4A and Class A-5A Certificates as follows; (1) first, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding such Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date and (y) the related Class A Subordination Increase Amount, will be paid to the Class A-5A Certificates, (2) second, the remainder, pro rata, to the Class A-3A and Class A-4A Certificates, based on cumulative Realized Losses in Group IIa and Group IIb, respectively until Class A Subordination Increase Amounts in an amount equal to such cumulative Realized Losses has been paid to the Class A-3A and Class A-4A Certificates on such Distribution Date or on prior Distribution Dates and (3) third, the remainder, pro rata, to the Class A-3A and Class A-4A Certificates based upon the percentage that the Loan Balance of Group IIa or Group IIb represents of the Group II Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-3A Certificates or the Class A-4A Certificates has been reduced to zero, the remainder of the Class A Subordination Increase Amount with respect to Group II remaining after the allocation in clause (1) shall be allocated to the outstanding Class A-3A Certificates or Class A-4A Certificates, as applicable.

          "CLASS A-1F CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-lF Certificate, substantially in the form annexed hereto as Exhibit A-1 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC Provisions.

          "CLASS A-1F CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-lF Certificates less the aggregate of all amounts actually distributed with respect to the Class A-lF Principal Distribution Amount pursuant to Section 7.03(g) hereof on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-lF Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

          "CLASS A-1F CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) 30 days' interest accrued on the Class A-l Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class A-lF Pass-Through Rate and (ii) any prior unpaid Carry Forward Amount, if any, with respect to the Class A-lF Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-lF Certificates' pro rata share of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group I.

          "CLASS A-1F DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of (x) the Class A-lF Current Interest and (y) the Class A-lF Principal Distribution Amount payable to the Owners of the Class A-1F Certificates pursuant to Section 7.03(g) for such Distribution Date.

          "CLASS A-1F PASS-THROUGH RATE": 7.11% per annum.

          "CLASS A-1F PRINCIPAL DISTRIBUTION AMOUNT": Means with respect to any Distribution Date and the Class A-1F Certificates, the sum of (1) the product of (x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group I and (y) (A) if the Certificate Principal Balance of the Class A-2F Certificates is not zero, a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group I Principal Distribution Amount received with respect to the Home Equity Loans in Group Ia and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group I Principal Distribution Amount and (B) if the Certificate Principal Balance of the Class A-2F Certificates is zero, 100%, and (2) the Class A Subordination Increase Amount with respect to the Class A-1F Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-1F Certificates, the Class A-1F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-1F Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "CLASS A-2F CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-2F Certificate, substantially in the form annexed hereto as Exhibit A-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC Provisions.

          "CLASS A-2F CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2F Certificates less the aggregate of all amounts actually distributed with respect to the Class A-2F Principal Distribution Amount pursuant to Section 7.03(g) hereof on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-2F Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

          "CLASS A-2F CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) 30 days' interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class A-2F Pass-Through Rate and (ii) any prior unpaid Carry Forward Amount, if any, with respect to the Class A-2F Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-2F Certificates' pro rata share of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group I.

          "CLASS A-2F DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of (x) the Class A-2F Current Interest and (y) the Class A-2F Principal Distribution Amount payable to the Owners of the Class A-2F Certificates pursuant to Section 7.03(g) for such Distribution Date.

          "CLASS A-2F PASS-THROUGH RATE": 7.14% per annum.

          "CLASS A-2F PRINCIPAL DISTRIBUTION AMOUNT": Means with respect to any Distribution Date and the Class A- 2F Certificates, the sum of (1) the product of (x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group I and (y) (A) if the Certificate Principal Balance of the Class A-1F Certificates is not zero, a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group I Principal Distribution Amount received with respect to the Home Equity Loans in Group Ib and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group I Principal Distribution Amount and (B) if the Certificate Principal Balance of the Class A-1F Certificates is zero, 100%, and (2) the Class A Subordination Increase Amount with respect to the Class A-2F Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-2F Certificates, the Class A-2F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-2F Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "CLASS A-3A CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-3A Certificate, substantially in the form annexed hereto as Exhibit A-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS A-3A CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3A Certificates less the aggregate of all amounts actually distributed with respect to the Class A-3A Principal Distribution Amount pursuant to Section 7.03(g) hereof on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-3A Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

          "CLASS A-3A INTEREST INDEX CARRYOVER": With respect to any Interest Period and any related Distribution Date, an amount equal to the sum of (A) the excess, if any, of (i) the amount of interest the Class A-3A Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class A-3A Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class A-3A Certificates at the Group II Available Funds Cap Rate for such Distribution Date and (B) the Class A-3A Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-3A Certificateholders (plus interest on such excess at the Class A-3A Formula Rate).

          "CLASS A-3A CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-3A Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class A-3A Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class A-3A Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-3A Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group II.

          "CLASS A-3A DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of (x) Class A-3A Current Interest and (y) the Class A-3A Principal Distribution Amount payable to the Owners of the Class A-3A Certificates pursuant to Section 7.03(g) for such Distribution Date.

          "CLASS A-3A FORMULA RATE": For any Distribution Date, the lesser of
(A) the sum of (1) LIBOR and (2) in any month up to and including the month in which the Clean-Up Call Date occurs, 0.26% per annum (or for any month following the month in which the Clean-Up Call Date occurs, 0.52% per annum) and (B) 14% per annum.

          "CLASS A-3A PASS-THROUGH RATE": For any Distribution Date, the lesser of (A) the Class A-3A Formula Rate and (B) the Group II Available Funds Cap Rate for such Distribution Date.

          "CLASS A-3A PRINCIPAL DISTRIBUTION AMOUNT": Means with respect to any Distribution Date and the Class A-3A Certificates, the sum of (1) the product of (x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group II, (y) (A) if the Certificate Principal Balance of the Class A-4A Certificates is not zero a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group II Principal Distribution Amount received with respect to the Home Equity Loans in Group IIa and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group II Principal Distribution Amount and (B) if the Certificate Principal Balance of the Class A-4A Certificates is zero, 100% and (z) a fraction, (i) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding such Distribution Date and (ii) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date, and (2) the Class A Subordination Increase Amount with respect to the Class A-3A Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-3A Certificates, the Class A-3A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-3A Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "CLASS A-4A CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-4A Certificate, substantially in the form annexed hereto as Exhibit A-4 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS A-4A CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4A Certificates less the aggregate of all amounts actually distributed with respect to the Class A-4A Principal Distribution Amount pursuant Section 7.03(g) hereof on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-4A Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

          "CLASS A-4A INTEREST INDEX CARRYOVER": With respect to any Interest Period and any related Distribution Date, an amount equal to the sum of (A) the excess, if any, of (i) the amount of interest the Class A-4A Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class A-4A Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class A-4A Certificates at the Group II Available Funds Cap Rate for such Distribution Date and (B) the Class A-4A Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-4A Certificateholders (plus interest on such excess at the Class A-4A Formula Rate).

          "CLASS A-4A CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-4A Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class A-4A Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class A-4A Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-4A Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group II.

          "CLASS A-4A DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of (x) Class A-4A Current Interest and (y) the Class A-4A Principal Distribution Amount payable to the Owners of the Class A-4A Certificates pursuant to Section 7.03(g) for such Distribution Date.

          "CLASS A-4A FORMULA RATE": For any Distribution Date, the lesser of
(A) the sum of (1) LIBOR and (2) in any month up to and including the month in which the Clean-Up Call Date occurs, 0.37% per annum (or for any month following the month in which the Clean-Up Call Date occurs, 0.74% per annum) and (B) 14% per annum.

          "CLASS A-4A PASS-THROUGH RATE": For any Distribution Date, the lesser of (A) the Class A-4A Formula Rate and (B) the Group II Available Funds Cap Rate for such Distribution Date.

          "CLASS A-4A PRINCIPAL DISTRIBUTION AMOUNT": Means with respect to any Distribution Date and the Class A-4A Certificates, the sum of (1) the product of (x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group II, (y) (A) if the Certificate Principal Balance of the Class A-3A Certificates is not zero a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group II Principal Distribution Amount received with respect to the Home Equity Loans in Group IIb and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A) - (D) of the definition of Group II Principal Distribution Amount and (B) if the Certificate Principal Balance of the Class A-3A Certificates is zero, 100% and (z) a fraction, (i) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding such Distribution Date and (ii) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date, and (2) the Class A Subordination Increase Amount with respect to the Class A-4A Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-4A Certificates, the Class A-4A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-4A Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "CLASS A-5A CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-5A Certificate, substantially in the form annexed hereto as Exhibit A-5 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS A-5A CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5A Certificates less the aggregate of all amounts actually distributed with respect to the Class A-5A Principal Distribution Amount pursuant to Section 7.03(g) hereof on all prior Distribution Dates; PROVIDED, HOWEVER, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-5A Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

          "CLASS A-5A INTEREST INDEX CARRYOVER": With respect to any Interest Period and any related Distribution Date, an amount equal to the sum of (A) the excess, if any, of (i) the amount of interest the Class A-5A Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class A-5A Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class A-5A Certificates at the Group II Available Funds Cap Rate for such Distribution Date and (B) the Class A-5A Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-5A Certificateholders (plus interest on such excess at the Class A-5A Formula Rate).

          "CLASS A-5A CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Class A-5A Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class A-5A Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class A-5A Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-5A Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group II.

          "CLASS A-5A DISTRIBUTION AMOUNT": With respect to any Distribution Date, the sum of (x) Class A-5A Current Interest and (y) the Class A-5A Principal Distribution Amount payable to the Owners of the Class A-5A Certificates pursuant to Section 7.03(g) for such Distribution Date.

          "CLASS A-5A FORMULA RATE": For any Distribution Date, the lesser of
(A) the sum of (1) LIBOR and (2) in any month up to and including the month in which the Clean-Up Call Date occurs, 0.40% per annum (or for any month following the month in which the Clean-Up Call Date occurs, 0.80% per annum) and (B) 14% per annum.

          "CLASS A-5A PASS-THROUGH RATE": For any Distribution Date, the lesser of (A) the Class A-5A Formula Rate and (B) the Group II Available Funds Cap Rate for such Distribution Date.

          "CLASS A-5A PRINCIPAL DISTRIBUTION AMOUNT": Means with respect to any Distribution Date and the Class A-5A Certificates, the sum of (1) the product of (x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group II, and (y) a fraction, (i) the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding such Distribution Date and (ii) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date, and (2) the Class A Subordination Increase Amount with respect to the Class A-5A Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-5A Certificates, the Class A-5A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-5A Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "CLASS A-IO COMPONENT CERTIFICATE": Either the Class A-IOA Component Certificate or the Class A-IOF Component Certificate

          "CLASS A-IO COMPONENT PASS-THROUGH RATE": 5.50% per annum.

          "CLASS A-IO CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class A-IO Certificate, substantially in the form annexed hereto as Exhibit A-6 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS A-IO CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of Class A-IOA Component Current Interest and Class A-IOF Component Current Interest for such Distribution Date.

          "CLASS A-IOA COMPONENT CERTIFICATE": One of the two components that comprise the Class A-IO Certificates.

          "CLASS A-IOA COMPONENT CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Notional Amount of the Class A-IOA Component Certificates immediately prior to such Distribution Date during the related Interest Period at the Class A-IOA Component Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class A-IOA Component Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-IOA Component Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group II.

          "CLASS A-IOF COMPONENT CERTIFICATE": One of the two components that comprise the Class A-IO Certificates.

          "CLASS A-IOF COMPONENT CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Notional Amount of the Class A-IOF Component Certificates immediately prior to such Distribution Date during the related Interest Period at the Class A-IOF Component Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class A-IOF Component Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class A-IOF Component Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group I.

          "CLASS B COMPONENT CERTIFICATE": Either the Class B-1A Component Certificate or the Class B-1F Component Certificate.

          "CLASS B COMPONENT DISTRIBUTION AMOUNT": Means for each Group and Distribution Date shall be the sum of (x) Current Interest for the Class B Component Certificates related to such Home Equity Loan Group and (y) the Class B Component Principal Distribution Amount for such Group.

          "CLASS B COMPONENT PRINCIPAL DISTRIBUTION AMOUNT": Means for each Group and Distribution Date shall be (a) prior to the Stepdown Date or during the occurrence of a Trigger Event, zero and (b) on any Distribution Date on and after the Stepdown Date and so long as a Trigger Event is not in effect, an amount equal to the excess of (i) the sum of (x) the aggregate Certificate Principal Balance of the related Class A Certificates (after giving effect to the distribution of the related Group Principal Distribution Amount on such Distribution Date) and (y) the Class Principal Balance of the related Class B Component Certificates immediately prior to such Distribution Date, over (ii) the lesser of (x) the product of 94% and the Loan Balance of the related Home Equity Loans as of the last day of the related Due Period and (y) the Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus $1,161,751 in the case of Group I and $3,541,987 in case of Group II; provided, however, that if the aggregate Certificate Principal Balance of the related Class A Certificates is reduced to zero, the related Class B Component Certificates shall be entitled to all of the remaining related Group Principal Distribution Amount, whether or not a Trigger Event is in effect.

          "CLASS B COMPONENT REALLOCATED AMOUNT": Means for each Distribution Date following the Stepdown Date, the lesser of (A) the Subordination Reduction Amount remaining after the aplication of Section 7.03(b)(ii)(A) through (H) (assuming that the related Total Monthly Excess Spread is applied prior to the application of the related Subordination Reduction Amount) and (B) an amount equal to the excess of (x) an amount equal to the related Class B Component Principal Distribution Amount for such Distribution Date over (y) the amount to be distributed with respect to the related Class B Component Certificate pursuant to Section 7.03(g) on such Distribution Date.

          "CLASS B DISTRIBUTION AMOUNT": Means for any Distribution Date the sum of the Class B Component Distribution Amounts for such Distribution Date.

          "CLASS B-1 CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class B-1 Certificate, substantially in the form annexed hereto as Exhibit B-1 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS B-1 CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the sum of the Class B-1A Component Certificate Principal Balance and the Class B-1F Component Certificate Principal Balance.

          "CLASS B-1A COMPONENT CERTIFICATE": One of the two components that comprise the Class B-1 Certificates.

          "CLASS B-1A COMPONENT CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1A Component Certificates less the aggregate of all amounts actually distributed to the Class B-1F Component Certificates with respect to the Class BA Component Principal Distribution Amount pursuant to Section 7.03(g) hereof on all prior Distribution Dates and less any Applied Realized Loss Amounts allocated to the Class B-1A Component Certificates on prior Distribution Dates.

          "CLASS B-1A INTEREST INDEX CARRYOVER": With respect to any Interest Period and any related Distribution Date, an amount equal to the sum of (A) the excess, if any, of (i) the amount of interest the Class B-1A Component Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class B-1A Component Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class B-1A Component Certificates at the Group II Available Funds Cap Rate for such Distribution Date and (B) the Class B-1A Interest Index Carryover for all previous Distribution Dates not previously paid with respect to Class B-1A Components (plus interest on such excess at the Class B-1A Component Formula
Rate).

          "CLASS B-1A COMPONENT CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Class B-1A Component Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class B-1A Component Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class B-1A Component Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class B-1A Component Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group II.

          "CLASS B-1A COMPONENT FORMULA RATE": For any Distribution Date, the lesser of (A) the sum of (1) LIBOR and (2) in any month up to and including the month in which the Clean-Up Call Date occurs, 2.75% per annum (or for any month following the month in which the Clean-Up Call Date occurs, 3.25% per annum) and
(B) 14% per annum.

          "CLASS B-1A COMPONENT PASS-THROUGH RATE": For any Distribution Date, the lesser of (A) the Class B-1A Component Formula Rate and (B) the Group I Available Funds Cap Rate for such Distribution Date.

          "CLASS B-1F COMPONENT CERTIFICATE": One of the two components that comprise the Class B-1 Certificates.

          "CLASS B-1F COMPONENT CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1F Component Certificates less the aggregate of all amounts actually distributed to the Class B-1F Component Certificates with respect to the Class B Component Principal Distribution Amount pursuant to Section 7.03(g) hereof on all prior Distribution Dates and less any Applied Realized Loss Amounts allocated to the Class B-1F Component Certificates on prior Distribution Dates.

          "CLASS B-1F INTEREST INDEX CARRYOVER": With respect to any Interest Period and any related Distribution Date, an amount equal to the sum of (A) the excess, if any, of (i) the amount of interest the Class B-1F Component Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class B-1F Component Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class B-1F Component Certificates at the Group I Available Funds Cap Rate for such Distribution Date and (B) the Class B-1F Interest Index Carryover for all previous Distribution Dates not previously paid with respect to Class B-1F Components (plus interest on such excess at the Class B-1F Component Formula
Rate).

          "CLASS B-1F COMPONENT CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Class B-1F Component Certificate Principal Balance immediately prior to such Distribution Date during the related Interest Period at the Class B-1F Component Pass-Through Rate and (ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class B-1F Component Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class B-1F Component Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group I.

          "CLASS B-1F COMPONENT FORMULA RATE": For any Distribution Date, the lesser of (A) the sum of (1) LIBOR and (2) in any month up to and including the month in which the Clean-Up Call Date occurs, 2.75% per annum (or for any month following the month in which the Clean-Up Call Date occurs, 3.25% per annum) and
(B) 14% per annum.

          "CLASS B-1F COMPONENT PASS-THROUGH RATE": For any Distribution Date, the lesser of (A) the Class B-1F Component Formula Rate and (B) the Group I Available Funds Cap Rate for such Distribution Date.

          "CLASS B-IOA CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class B-IOA Certificate, substantially in the form annexed hereto as Exhibit B-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS B-IOA CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Notional Amount of the Class B-IOA Certificates immediately prior to such Distribution Date during the related Interest Period at the Class B-IOA Pass-Through Rate and
(ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class B-IOA Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class B-IOA Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group II.

          "CLASS B-IOA PASS-THROUGH RATE": 7.00% per annum.

          "CLASS B-IOF CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class B-IOF Certificate, substantially in the form annexed hereto as Exhibit B-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS B-IOF CURRENT INTEREST": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of interest accrued on the Notional Amount of the Class B-IOF Certificates immediately prior to such Distribution Date during the related Interest Period at the Class B-IOF Pass-Through Rate and
(ii) any prior unpaid Carry-Forward Amount, if any, with respect to the Class B-IOF Certificates; PROVIDED, HOWEVER, the amount described in clause (i) will be reduced by the Class B-IOF Certificate's pro rata share of the amount of any Civil Relief Interest Shortfalls and Compensating Interest Default Amounts relating to Home Equity Loans in Group I.

          "CLASS B-IOF PASS-THROUGH RATE": 7.00% per annum.

          "CLASS P CERTIFICATE": Either or both of the Class P-A and Class P-F Certificates.

          "CLASS P DISTRIBUTION AMOUNT": For any Distribution Date, the sum of the Class P-F and Class P-A Distribution Amounts.

          "CLASS P-A CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class P-A Certificate, substantially in the form annexed hereto as Exhibit C-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS P-A CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class P-A Certificates less the aggregate of all amounts actually distributed with respect to the Class P-A Certificates pursuant to Section 7.03(g) hereof on all prior Distribution Dates.

          "CLASS P-A DISTRIBUTION AMOUNT": With respect to any Distribution Date, the Prepayment Penalties for the related Prepayment Period with respect to the Home Equity Loans in Group II.

          "CLASS P-F CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class P-F Certificate, substantially in the form annexed hereto as Exhibit C-4 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for purposes of the REMIC provisions.

          "CLASS P-F CERTIFICATE PRINCIPAL BALANCE": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class P-F Certificates less the aggregate of all amounts actually distributed with respect to the Class P-F Certificates pursuant to Section 7.03(g) hereof on all prior Distribution Dates.

          "CLASS P-F DISTRIBUTION AMOUNT": With respect to any Distribution Date, the Prepayment Penalties for the related Prepayment Period with respect to the Home Equity Loans in Group I.

          "CLASS PRINCIPAL BALANCE": With respect to each Class of Certificates and Class B Component Certificates, the Certificate Principal Balance thereof.

          "CLASS R CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein. The Class R Certificate shall evidence (i) an interest designated as the Class R-1 Certificate which is the "residual interest" in REMIC I and (ii) interests designated as the Class R-2 Certificate, the Class R-3 Certificate and the Class R-4 Certificate each of which is a residual interest in REMIC II, REMIC III and REMIC IV, respectively, with each of REMIC I, REMIC II, REMIC III and REMIC IV being created hereunder for the purposes of the REMIC Provisions. The Owner of the Class R Certificate shall be entitled to separate such Certificate into its component Class R-1, Class R-2, Class R-3 and Class R-4 Certificate parts, as further described on the Class R Certificate legend attached hereto as Exhibit C-5.

          "CLASS X CERTIFICATE": Either or both of the Class X-A and Class X-F Certificates.

          "CLASS X-A CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class X-A Certificate, substantially in the form annexed hereto as Exhibit C-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for the purposes of the REMIC Provisions.

          "CLASS X-A DISTRIBUTION AMOUNT": With respect to Group II and any Distribution Date, the lesser of (i) the related aggregate Total Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(b)(i), 7.03(b)(ii), and 7.03(b)(iii) hereof and (ii) the excess of the sum of (a) the sum of the amounts described in footnotes (7) and (10) of Section 2.08(d) with respect to Group II for the current and for all prior Distribution Dates and (b) the amount by which the aggregate Loan Balance of the Home Equity Loans in Group II as of the Cut-Off Date exceeds the Certificate Principal Balance of the Class AII Certificates and the Class B-1A Component Certificates on the Closing Date over amounts distributed with respect to the Class X-A Certificates on prior Distribution Dates.

          "CLASS X-F CERTIFICATE": Any one of the Certificates designated on the face thereof as a Class X-F Certificate, substantially in the form annexed hereto as Exhibit C-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as a "regular interest" in REMIC IV created hereunder for the purposes of the REMIC Provisions.

          "CLASS X-F DISTRIBUTION AMOUNT": With respect to Group I and any Distribution Date, the lesser of (i) the related aggregate Total Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(b)(i), 7.03(b)(ii), and 7.03(b)(iii) hereof and (ii) the excess of the sum of (a) the sum of the amounts described in footnotes (7), and (9) of Section 2.08(d) with respect to Group I for the current and for all prior Distribution Dates and (b) the amount by which the aggregate Loan Balance of the Home Equity Loans in Group I as of the Cut-Off Date exceeds the Certificate Principal Balance of the Class AI Certificates and the Class B-1F Component Certificates on the Closing Date over amounts distributed with respect to the Class X-F Certificates on prior Distribution Dates.

          "CLEAN-UP CALL DATE": The first Monthly Remittance Date on which the Aggregate Principal Balance of all of the Certificates as of the close of business on the last day of the immediately preceding Due Period has declined to 10% or less of the Aggregate Principal Balance of all the Certificates on the Startup Day.

          "CLEAN-UP CALL PREMIUM": The sum of the Group I Clean-up Call Premium and the Group II Clean-up Call Premium.

          "CLOSING": As defined in Section 4.02 hereof.

          "CODE": The Internal Revenue Code of 1986, as amended.

          "COMMISSION": The Securities and Exchange Commission.

          "COMPENSATING INTEREST": As defined in Section 8.10(a) hereof.

          "COMPENSATING INTEREST DEFAULT AMOUNT": The excess, if any, of (a) the aggregate Compensating Interest required to be paid by the Servicer pursuant to
Section 8.10(a) on the related Monthly Remittance Date over (b) the aggregate Compensating Interest actually paid by the Servicer on such Monthly Remittance Date.

          "CORPORATE TRUST OFFICE": The principal office of the Trustee at The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, NY 10001-2697 or the principal office of any successor Trustee hereunder.

          "COUPON RATE": The rate of interest borne by each Note from time to time.

          "CUMULATIVE LOSS PERCENTAGE": As of any date of determination thereof, the aggregate of all Realized Losses since the Startup Day as a percentage of the Maximum Collateral Amount.

          "CURRENT INTEREST": With respect to any Distribution Date, (a) the Class A-1F Current Interest, (b) the Class A-2F Current Interest, (c) the Class A-3A Current Interest, (d) the Class A-4A Current Interest , (e) the Class A-5A Current Interest, (f) the Class A-IOA Component Current Interest, (g) the Class A-IOF Component Current Interest, (h) the Class B-1A Component Current Interest
(i) the Class B-1F Component Current Interest (j) the Class B-IOA Current Interest or (k) the Class B-IOF Current Interest for such Distribution Date, as applicable.

          "CUT-OFF DATE": The close of business on June 1, 1999.

          "DAILY COLLECTIONS": As defined in Section 8.08(c) hereof.

          "DEFICIENCY CLAIM AMOUNT": Shall have the meaning set forth in Section 12.05(b) of this Agreement.

          "DELINQUENCY ADVANCE": As defined in Section 8.09(a) hereof.

          "DELINQUENCY AMOUNT": As to any date of determination, means the product of the related Delinquency Percentage and the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group.

          "DELINQUENCY PERCENTAGE": With respect to each Home Equity Loan Group, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (a) the sum (without duplication) of the (i) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are 90 or more days delinquent, (ii) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are in foreclosure and (iii) the aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are relating to REO Mortgaged Properties, in each case, without limitation, Home Equity Loans for which the related Mortgagor is in bankruptcy and the denominator of which is (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group, as of the end of the related Due Period.

          "DELINQUENT": A Home Equity Loan is "Delinquent" if any payment due thereon is not made by the Mortgagor by the close of business on the related Due Date (without regard to whether the related Mortgagor is in bankruptcy). A Home Equity Loan is deemed "30 days Delinquent" if such payment has not been received by the close of business on the first day of the month immediately succeeding the month in which such payment was due (without regard to whether the related Mortgagor is in bankruptcy). Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

          "DELIVERY ORDER": The delivery order in the form set forth as Exhibit H hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

          "DEPOSITOR": Asset Backed Securities Corporation, a Delaware corporation, or any successor thereto.

          "DEPOSITORY": The Depository Trust Company, 7 Hanover Square, New York, New York, 10004, and any successor depository.

          "DESIGNATED DEPOSITORY INSTITUTION": With respect to the Principal and Interest Account, a trust account maintained by the trust department of a federal or state chartered depository institution acceptable to the Certificate Insurer, acting in its fiduciary capacity, having combined capital and surplus of at least $100,000,000; PROVIDED, HOWEVER, that if the Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A" by Standard & Poor's and "A2" by Moody's and (ii) the Servicer shall provide the Trustee and the Certificate Insurer with a statement, which the Trustee will send to the Owners, identifying the location and account information of the Principal and Interest Account upon a change in the location of such account.

          "DETERMINATION DATE": The 15th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing in August 1999.

          "DIRECT PARTICIPANT" or "DTC PARTICIPANT": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

          "DISQUALIFIED ORGANIZATION": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

          "DISTRIBUTION DATE": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 21st day of each month or if any such day is not a Business Day, then the next succeeding Business Day. The first Distribution Date will be in August 1999.

          "DUE DATE": With respect to any Home Equity Loan, the date on which the Monthly Payment with respect to such Home Equity Loan is required to be paid pursuant to the related Note exclusive of any days of grace.

          "DRAW DATE": With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

          "DUE PERIOD": With respect to any Distribution Date, the period beginning on the opening of business on the 2nd day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the close of business on the 1st day of the month in which such Distribution Date occurs.

          "DUFF & PHELPS": Duff & Phelps Credit Rating Co. or any successor thereto.

          "ELIGIBLE ACCOUNT": Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long term date obligations of which institution shall be rated AA or higher by Standard & Poor's and Aa2 or higher by Moody's and in the highest short term rating category by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer and each of the Rating Agencies or (B) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution acceptable to each Rating Agency and the Certificate Insurer (which shall include the Trustee and the Custodian provided that each otherwise meets the applicable requirements), having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

          "ELIGIBLE INVESTMENTS": Those investments so designated pursuant to
Section 7.07 hereof.

          "EXCESS SUBORDINATED AMOUNT": With respect to any Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the Subordinated Amount that would apply to such Home Equity Loan Group on such Distribution Date after taking into account the payment of the related Principal Distribution Amount on such Distribution Date (except for any distributions of related Subordination Reduction Amounts on such Distribution Date), over (y) the related Specified Subordinated Amount for such Distribution Date.

          "EXCHANGE ACT": The Securities and Exchange Act of 1934, as amended.

          "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

          "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

          "FILE": The documents delivered to the Trustee pursuant to Section 3.05(b) hereof pertaining to a particular Home Equity Loan and any additional documents required to be added to the File pursuant to this Agreement.

          "FINAL CERTIFICATION": As defined in Section 3.06(c) hereof.

          "FINAL DETERMINATION": As defined in Section 9.03(a) hereof.

          "FINAL RECOVERY DETERMINATION": With respect to any defaulted Home Equity Loan or REO Mortgaged Property (other than a Home Equity Loan purchased by the related Responsible Party, the holder of the applicable Class X Certificate or the Servicer), a determination made by the Servicer that all recoveries which the Servicer, in its reasonable business judgment, expects to be finally recoverable in respect thereof have been so recovered or that the Servicer believes in its reasonable business judgment the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries. The Servicer shall maintain records of each Final Recovery Determination.

          "FINAL SCHEDULED DISTRIBUTION DATE": As set out in Section 2.08(e) hereof.

          "FIRST PAYMENT DEFAULT": A condition whereby a Mortgagor has not paid the initial Monthly Payment due on a Home Equity Loan within sixty (60) days of the first Due Date for such Home Equity Loan.

          "FIRST MORTGAGE LOAN": A Home Equity Loan which constitutes a first priority mortgage lien with respect to the related Mortgaged Property.

          "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

          "FNMA GUIDE": FNMA's Servicing Guide, as the same may be amended by FNMA from time to time.

          "FUNDING PERIOD": With respect to each Group, the period commencing on the Startup Day and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) allocable to such Group is less than $50,000, (ii) the date on which the Servicer may be removed pursuant to Section 8.20(a) hereof and (iii) September 1, 1999.

          "GROUP PRINCIPAL DISTRIBUTION AMOUNT": The Group I Principal Distribution Amount or the Group II Principal Distribution Amount as applicable.

          "GUARANTEED PRINCIPAL AMOUNT": As defined in the Certificate Insurance Policies.

          "GROUP I": With respect to the Home Equity Loans, the Home Equity Loans in Group Ia and Group Ib. With respect to the Certificates, the Group I Certificates, the Class X-F, Class P-F, Class B-IOF and Class R Certificates.

          "GROUP I CLOSING DATE DEPOSIT": The sum of the Group Ia Closing Date Deposit and the Group Ib Closing Date Deposit.

          "GROUP IA": With respect to the Home Equity Loans, the pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group I in Schedule I-A hereto or Schedule I-A of a Subsequent Transfer Agreement, including any Qualified Substitute Home Equity Loan delivered in replacement thereof.

          "GROUP IA CLOSING DATE DEPOSIT": $1,253,095.40.

          "GROUP IB": With respect to the Home Equity Loans, the pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group I in Schedule I-B hereto or Schedule I-B of a Subsequent Transfer Agreement, including any Qualified Substitute Home Equity Loan delivered in replacement thereof.

          "GROUP IB CLOSING DATE DEPOSIT": $677,370.94.

          "GROUP I AVAILABLE FUNDS": As defined in Section 7.02(b) hereof.

          "GROUP I AVAILABLE FUNDS CAP RATE": With respect to any Interest Period and any Distribution Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the excess of (a) an amount equal to the product of (1) the weighted average of the Net Coupon Rates of the Home Equity Loans in Group I (by Loan Balance) at the beginning of the related Due Period, and (2) the aggregate Loan Balance of the Home Equity Loans in Group I as of the beginning of the Due Period, over (b) the interest payable on the Class A-IOF Component Certificates and Class B-IOF Certificates on the related Distribution Date, and the denominator of which is (ii) the outstanding Certificate Principal Balance of the Group I Certificates at the beginning of such Interest Period such rate, as calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Period.

          "GROUP I CAPITALIZED INTEREST REQUIREMENT": As to any Pre-Funding Distribution Date, the excess, if any, of (x) the sum of (a) the interest due on the Group I Certificates on such Distribution Date plus (b) the Premium Amount allocable to Group I over (y) the sum of (i) one month's interest on the aggregate Loan Balance of the Home Equity Loans in Group I as of the beginning of business on the first day of the immediately preceding Due Period, calculated at the Pass-Through Rate of the Group I Certificates as of such Distribution Date and (ii) any Group I Pre-Funding Account Earnings to be transferred to the Certificate Account for such Distribution Date, if any.

          "GROUP I CERTIFICATES": The Class A-1F, Class A-2F, Class A-IOF Component, Class B-IOF and the Class B-1F Component Certificates.

          "GROUP I CLEAN-UP CALL PREMIUM": An amount determined in the reasonable estimation of the Underwriter equal to the Total Monthly Excess Spread with respect to the Home Equity Loans in the related Group calculated for each future Distribution Date prior to the Class B-1 Final Scheduled Distribution Date based on the remaining Home Equity Loans in Group I as of the related Due Period assuming a constant prepayment rate (as calculated in accordance with the Public Securities Association Standard Formulas for the Analysis of Mortgage-Backed Securities and other Related Securities) of 23% with respect to such Home Equity Loans, with no defaults and amortization in accordance with the respective amortization schedules of such Home Equity Loans, discounted at a rate of 7.00%; provided, however, that if the Servicer is the entity exercising the clean-up call, the Group I Clean-up Call Premium shall be such other amount, if any, as may be agreed to by the Seller, R.V.I. Guaranty Co., Ltd. and the Servicer.

          "GROUP I INTEREST REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest received during the related Due Period with respect to the Home Equity Loans in Group I (net of the Group I Servicing Fee) and the related Delinquency Advances with respect to interest for the related Due Period and Group I, (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group I,
(iii) the portions of the Loan Purchase Prices and the Substitution Amount relating to interest on the Home Equity Loans in Group I paid by the applicable Responsible Party, the holder of a Class X Certificate or the Servicer on or prior to such Monthly Remittance Date and (iv) the interest portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to such Home Equity Loans in Group I during the related Due Period.

          "GROUP I MONTHLY REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum of (i) the Group I Interest Remittance Amount for such Monthly Remittance Date and (ii) the Group I Principal Remittance Amount for such Monthly Remittance Date.

          "GROUP I PRE-FUNDING ACCOUNT EARNINGS": As to any Pre-Funding Payment Date, the actual investment earnings earned during the previous Due Period on that portion of the Pre-Funding Account allocated to Group I during such period hereof.

          "GROUP I PRINCIPAL DISTRIBUTION AMOUNT": With respect to the Group I Certificates (other than the Class A-IOF Component Certificates and the Class B-IOF Certificates) for any Distribution Date, the lesser of:

                   (a) the Group I Total Available Funds plus any Insured Payment with respect to the Group I Certificates (provided, however, such amounts shall be payable solely to the related Class A Certificates and Class A-IO Certificates) minus the sum of the Current Interest for the Group I Certificates, the related Premium Amount and the related Trustee Fee allocable to Group I for such Distribution Date; and

                   (b) the excess, if any, of (i) the sum of (without duplication):

                         (A) the principal portion of all scheduled monthly
                    payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof actually received by the Servicer during the related Due Period, related Delinquency Advances with respect to principal for the related Due Period and any Prepayments made by the Mortgagors and actually received by the Servicer during the related Prepayment Period,

                         (B) the outstanding principal balance of each Home
                    Equity Loan in Group I that was repurchased by the applicable Responsible Party or purchased by the applicable Class X Certificateholder or the Servicer on or prior to the related Monthly Remittance Date to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                         (C) any Substitution Amounts delivered by the
                    applicable Responsible Party on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal) to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                         (D) all Net Liquidation Proceeds actually collected by
                    the Servicer with respect to the Home Equity Loans in Group I during the related Prepayment Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                         (E) the amount of any Subordination Deficit with
                    respect to Group I for such Distribution Date,

                         (F) the principal portion of the proceeds received by
                    the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                         (G) with respect to the Distribution Date immediately
                    following the last day of the Funding Period, all amounts remaining on deposit in the Pre-Funding Account allocated to Group I to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during such Funding Period,

                         (H) the amount of any Subordination Increase Amount
                    with respect to Group I for such Distribution Date to the extent of any Total Monthly Excess Cashflow available for such purpose, and

                         (I) the Group I Closing Date Deposit,

                                      OVER

          (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-1F, the Class A-2F or the Class B-1F Component Certificates, the Group I Principal Distribution Amount shall include the applicable Certificate Principal Balance immediately prior to such Final Scheduled Distribution Date.

          "GROUP I PRINCIPAL REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum, without duplication, of (i) the scheduled principal payments actually collected by the Servicer with respect to Home Equity Loans in Group I during the related Due Period and related Delinquency Advances with respect to principal for the related Due Period, (ii) the outstanding principal balance of each such Home Equity Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such outstanding principal balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the applicable Responsible Party in connection with a substitution of a Home Equity Loan in Group I, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (iv) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to such Home Equity Loans in Group I during the related Prepayment Period (to the extent such Net Liquidation Proceeds related to principal), (v) the Prepayments actually collected by the Servicer with respect to Home Equity Loans in Group I during the related Prepayment Period and (vi) the amount of net investment losses required to be deposited pursuant to Section 8.08(b).

          "GROUP I SERVICING FEE": With respect to any Home Equity Loan in Group I (other than a Liquidated Loan) and each Due Period, an amount retained by the Servicer or Special Servicer, as applicable, as compensation for servicing and administration duties relating to such Home Equity Loan pursuant to Section 8.15 and equal to one-twelfth of 0.50% of the outstanding principal balance of such Home Equity Loan as of the first day of each Due Period retainable on a monthly basis; provided, however, that if a successor Servicer is appointed pursuant to
Section 8.20 hereof, the Group I Servicing Fee shall be the amount as agreed upon by the Trustee, the Certificate Insurer and the successor Servicer, and the per annum rate at which the Group I Servicing Fee is calculated shall not exceed 0.50% per annum.

          "GROUP I SPECIFIED SUBORDINATED AMOUNT": As defined in Exhibit L.

          "GROUP I SUBORDINATED AMOUNT": As of any Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans in Group I as of the close of business on the last day of the immediately preceding Due Period and (ii) any amount on deposit in the Pre-Funding Account relating to Group I at the close of business on the last day of the immediately preceding Due Period exclusive of any Group I Pre-Funding Account Earnings over (y) the aggregate of the Class A-1F, and Class A-2F Certificate Principal Balances for such Distribution Date (after taking into account the payment of the Group I Principal Distribution Amount thereon (except for any Subordination Reduction Amount relating to Group I and Subordination Increase Amount relating to Group I) on such Distribution Date).

          "GROUP I TOTAL AVAILABLE FUNDS": As defined in Section 7.02(b) hereof.

          "GROUP I TOTAL MONTHLY EXCESS SPREAD": With respect to Group I and any Distribution Date, the excess of (i) the aggregate of all interest which is collected on the Home Equity Loans in Group I during the related Due Period (net of the Group I Servicing Fee and the Trustee Fee with respect to Group I and net of any reimbursement for Nonrecoverable Advances with respect to Group I) plus the sum of (w) any Delinquency Advances with respect to interest and Group I,
(x) Compensating Interest, in each case paid by the Servicer with respect to Group I for such Due Period and (y) Cap Reserve Fund Transfer Amount with respect to Group I and (z) the Group I Capitalized Interest Requirement over
(ii) the sum of the Class A-1F, Class A-2F, Class A-IOF Component, Class B-1F Component and Class B-IOF Current Interest and the Premium Amount relating to Group I for such Distribution Date.

          "GROUP II": With respect to Home Equity Loans, the Home Equity Loans in Group IIa and Group IIb. With respect to the Certificates, the Group II Certificates, the Class X-A, Class P-A, Class B-IOA and Class R Certificates.

          "GROUP IIA": With respect to the Home Equity Loans, the pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group II in Schedule I-C hereto or Schedule I-C of a Subsequent Transfer Agreement, including any Qualified Substitute Home Equity Loan delivered in replacement thereof.

          "GROUP IIA CLOSING DATE DEPOSIT": $6,327,553.92.

          "GROUP IIB": With respect to the Home Equity Loans, the pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group II in Schedule I-D hereto or Schedule I-D of a Subsequent Transfer Agreement, including any Qualified Substitute Home Equity Loan delivered in replacement thereof.

          "GROUP IIB CLOSING DATE DEPOSIT": $2,432,623.00.

          "GROUP II AVAILABLE FUNDS": As defined in Section 7.02(c) hereof.

          "GROUP II AVAILABLE FUNDS CAP RATE": With respect to any Interest Period and any Distribution Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the excess of (a) an amount equal to the product of (1) the weighted average of the Net Coupon Rates of the Home Equity Loans in Group II (by Loan Balance) at the beginning of the related Due Period, and (2) the aggregate Loan Balance of the Home Equity Loans in Group II as of the beginning of the Due Period, over (b) the interest payable on the Class A-IOA Component Certificates and Class B-IOA Certificates on the related Distribution Date, and the denominator of which is (ii) the outstanding Certificate Principal Balance of the Group II Certificates at the beginning of such Interest Period such rate, as calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Period.

          "GROUP II CAPITALIZED INTEREST REQUIREMENT": As to any Pre-Funding Distribution Date, the excess, if any, of (x) the sum of (a) the interest due on the Group II Certificates on such Distribution Date plus (b) the Premium Amount allocable to Group II over (y) the sum of (i) one month's interest on the aggregate Loan Balance of the Home Equity Loans in Group II as of the beginning of business on the first day of the immediately preceding Due Period, calculated at the Pass-Through Rate of the Group II Certificates as of such Distribution Date and (ii) any Group II Pre-Funding Account Earnings to be transferred to the Certificate Account for such Distribution Date, if any.

          "GROUP II CERTIFICATES": The Class A-3A, Class A-4A, Class A-5A, Class A-IOA Component, Class B-IOA and the Class B-1A Component Certificates.

          "GROUP II CLEAN-UP CALL PREMIUM": An amount determined in the reasonable estimation of the Underwriter equal to the Total Monthly Excess Spread with respect to the Home Equity Loans in the related Group calculated for each future Distribution Date prior to the Class B-1 Final Scheduled Distribution Date, based on the remaining Home Equity Loans in Group II as of the related Due Period assuming a constant prepayment rate (as calculated in accordance with the Public Securities Association Standard Formulas for the Analysis of Mortgage-Backed Securities and other Related Securities) of 30% with respect to such Home Equity Loans, with no defaults and amortization in accordance with the respective amortization schedules of such Home Equity Loans, discounted at a rate of 7.00%; PROVIDED, HOWEVER, that if the Servicer is the entity exercising the clean-up call the Group II Clean-up Call Premium shall be such other amount, if any, as may be agreed to by the Seller, R.V.I. Guaranty Co., Ltd. and the Servicer.

          "GROUP II CLOSING DATE DEPOSIT": The sum the Group IIa Closing Date Deposit and the Group IIb Closing Date Deposit.

          "GROUP II INTEREST REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest received during the related Due Period with respect to the Home Equity Loans in Group II (net of the Group II Servicing Fee) and the related Delinquency Advances with respect to interest for the related Due Period and Group II, (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group II and (iii) the portion of the Loan Purchase Prices and Substitution Amount relating to interest on the Home Equity Loans in Group II paid by the applicable Responsible Party, the holder of the applicable Class X Certificate or the Servicer on or prior to such Monthly Remittance Date and (iv) the interest portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group II during the related Due Period.

          "GROUP II MONTHLY REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum of (i) the Group II Interest Remittance Amount for such Monthly Remittance Date and (ii) the Group II Principal Remittance Amount for such Monthly Remittance Date.

          "GROUP II PRE-FUNDING ACCOUNT EARNINGS": As to any Pre-Funding Payment Date, the actual investment earnings earned during the previous Due Period on that portion of the Pre-Funding Account allocated to Group II during such period.

          "GROUP II PRINCIPAL DISTRIBUTION AMOUNT": With respect to the Group II Certificates (other than the Class A-IOA Component and Class B-IOA Certificates) for any Distribution Date, the lesser of:

                  (a) the Group II Total Available Funds plus any Insured Payment with respect to the Group II Certificates (provided, however, such amounts shall be payable solely to the related Class A Certificates and Class A-IO Certificates) minus the sum of the Current Interest for Group II Certificates, the related Premium Amount and the related Trustee Fee allocable to Group II for such Distribution Date; and

                   (b) the excess, if any, of (i) the sum of (without duplication):

                         (A) the principal portion of all scheduled monthly
                    payments on the Home Equity Loans in Group II due on or prior to the related Due Date thereof actually received by the Servicer during the related Due Period, related Delinquency Advances with respect to principal for the related Due Period, and any Prepayments made by the Mortgagors and actually received by the Servicer during the related Prepayment Period,

                         (B) the outstanding principal balance of each Home
                    Equity Loan in Group II that was repurchased by the applicable Responsible Party or purchased by a Class X Certificateholder or the Servicer on or prior to the related Monthly Remittance Date to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                         (C) any Substitution Amounts delivered by the
                    applicable Responsible Party on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group II (to the extent such Substitution Amounts relate to principal) to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                         (D) all Net Liquidation Proceeds actually collected by
                    the Servicer with respect to the Home Equity Loans in Group II during the related Prepayment Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                         (E) the amount of any Subordination Deficit with
                    respect to Group II for such Distribution Date,

                         (F) the principal portion of the proceeds received by
                    the Trustee with respect to Group II from any termination of the Trust (to the extent such proceeds related to principal),

                         (G) with respect to the Distribution Date immediately
                    following the last day of the Funding Period, all amounts remaining on deposit in the Pre-Funding Account allocated to Group II to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group II during such Funding Period,

                         (H) the amount of any Subordination Increase Amount
                    with respect to Group II for such Distribution Date to the extent of any Total Monthly Excess Cashflow available for such purpose, and

                         (I) the Group II Closing Date Deposit,

                                      OVER

          (ii) the amount of any Subordination Reduction Amount with respect to Group II for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-3A, Class A-4A, Class A-5A or the Class B-1A Component Certificates, the Group II Principal Distribution Amount shall include the applicable Certificate Principal Balance immediately prior to such Final Scheduled Distribution Date.

          "GROUP II PRINCIPAL REMITTANCE AMOUNT": As of any Monthly Remittance Date, the sum, without duplication, of (i) the scheduled principal payments actually collected by the Servicer with respect to Home Equity Loans in Group II during the related Due Period and related Delinquency Advances with respect to principal for the related Due Period, (ii) the outstanding principal balance of each such Home Equity Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such outstanding principal balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the applicable Responsible Party in connection with a substitution of a Home Equity Loan in Group II, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (iv) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to such Home Equity Loans in Group II during the related Prepayment Period (to the extent such Net Liquidation Proceeds related to principal), (v) the Prepayments actually collected by the Servicer with respect to Home Equity Loans in Group II during the related Prepayment Period and (vi) the amount of net investment losses to be deposited pursuant to Section 8.08(b).

          "GROUP II SERVICING FEE": With respect to any Home Equity Loan (other than a Liquidated Loan) in Group II, an amount retained by the Servicer or Special Servicer, as applicable, as compensation for servicing and administration duties relating to such Home Equity Loan pursuant to Section 8.15 and equal to one-twelfth of 0.50% of the outstanding principal balance of such Home Equity Loan as of the first day of each Due Period retainable on a monthly basis, provided, however, that if a successor Servicer is appointed pursuant to
Section 8.20 hereof, the Group II Servicing Fee shall be such amount as agreed upon by the Trustee, the Certificate Insurer and the successor Servicer, and the per annum rate at which the Group II Servicing Fee is calculated shall not exceed 0.50% per annum.

          "GROUP II SPECIFIED SUBORDINATED AMOUNT": As defined in Exhibit M.

          "GROUP II SUBORDINATED AMOUNT": As of any Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans in Group II as of the close of business on the last day of the immediately preceding Due Period and (ii) any amount on deposit in the Pre-Funding Account relating to Group II at the close of business on the last day of the immediately preceding Due Period exclusive of any Group II Pre-Funding Account Earnings over (y) the aggregate of the Class A-3A, Class A-4A, and Class A-5A Certificate Principal Balances for such Distribution Date (after taking into account the payment of the Group II Principal Distribution Amount thereon (except for any Subordination Reduction Amount relating to Group II or Subordination Increase Amount relating to the Group II) on such Distribution Date).

          "GROUP II TOTAL AVAILABLE FUNDS": As defined in Section 7.02(c) hereof.

          "GROUP II TOTAL MONTHLY EXCESS SPREAD": With respect to Group II and any Distribution Date, the excess of (i) the aggregate of all interest which is collected on the Home Equity Loans in Group II during the related Due Period (net of the Group II Servicing Fee and the Trustee Fee with respect to Group II and net of any reimbursement for Nonrecoverable Advances with respect to Group
II) plus the sum of (w) any Delinquency Advances with respect to interest and Group II, (x) Compensating Interest, in each case paid by the Servicer with respect to Group II for such Due Period, (y) the Cap Reserve Fund Transfer Amount with respect to Group II and (z) the Group II Capitalized Interest Requirement over (ii) the sum of the Class A-3A, Class A-4A, Class A-5A, Class A-IOA Component, Class B-1A Component and Class B-IOA Current Interest and the Premium Amount relating to Group II for such Distribution Date.

          "HIGHEST LAWFUL RATE": As defined in Section 11.13 hereof.

          "HOME EQUITY LOAN GROUP" or "GROUP": Group I or Group II, as the case may be. References herein to the related Class of Class A Certificates, when used with respect to a Home Equity Loan Group, shall mean (A) in the case of Group I, the Class A-1F, Class A-2F, Class A-IOF Component, Class B-1F Component, Class B-IOF, Class X-F, Class P-F and Class R Certificates and (B) in the case of Group II, the Class A-3A, Class A-4A, Class A-5A, Class A-IOA Component, Class B-1A Component, Class B-IOA, Class X-A, Class P-A and Class R Certificates.

          "HOME EQUITY LOANS": Such home equity loans (including Initial Home Equity Loans and Subsequent Home Equity Loans) transferred and assigned to the Trust pursuant to the first paragraph under the caption "CONVEYANCE", which appears after the whereas clauses in this Agreement, hereof, together with any Qualified Substitute Home Equity Loans substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Home Equity Loans originally so held being identified in the Schedules of Home Equity Loans. The term "Home Equity Loan" includes any Home Equity Loan which is Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is REO Mortgaged Property prior to such REO Mortgaged Property's disposition by the Trust. Any home equity loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Home Equity Loan" for all purposes of this Agreement.

          "INDEMNIFICATION AGREEMENT": The Indemnification Agreement dated as of July 9, 1999 between the Certificate Insurer and the Underwriter.

          "INDIRECT PARTICIPANT": Any financial institution for whom any Direct Participant holds an interest in an Offered Certificate.

          "INITIAL HOME EQUITY LOANS": The Home Equity Loans to be conveyed by the Depositor to the Trust on the Startup Day.

          "INSURANCE AGREEMENT": The Insurance and Indemnity Agreement dated as of June 1, 1999, among the Depositor, Long Beach, the Servicer, the Company, the Trustee and the Certificate Insurer, as it may be amended from time to time.

          "INSURANCE POLICY": Any hazard, flood, title or primary mortgage insurance policy relating to a Home Equity Loan plus any amount remitted under
Section 8.11 hereof.

          "INSURED PAYMENT": As defined in the Certificate Insurance Policies.

          "INTEREST PERIOD": With respect to the Class A-1F, Class A-2F, Class A-IOF Component and Class A-IOA Component, Class B-IOF and Class B-IOA Certificates and any Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs; calculations of interest on such Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. A "calendar month" shall be deemed to be 30 days. With respect to the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates and any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the initial Distribution Date, from July 21, 1999) to and including the day preceding the related Distribution Date; calculations of interest on such Certificates will be made on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

          "INTEREST REMITTANCE AMOUNT": The sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

          "LATE PAYMENT RATE": As defined in the Insurance Agreement.

          "LIBOR": With respect to any Interest Period the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

          "LIBOR CARRYOVER FUND": The LIBOR Carryover Fund established in accordance with Section 7.02(a) hereof and maintained by the Trustee. The LIBOR Carryover Fund shall be an Eligible Account.

          "LIBOR CARRYOVER FUND DEPOSIT": With respect to each Distribution Date and each Group, will equal (a) any related Certificateholders' Interest Index Carryover for such Distribution Date, or (b) if no Certificateholders' Interest Index Carryover is payable on such Distribution Date, an amount such that when added to other amounts already on deposit in the applicable LIBOR Carryover Fund, the aggregate amount on deposit therein is equal to $10,000.

          "LIBOR DETERMINATION DATE": With respect to any Interest Period, the second London Business Day preceding the commencement of such Interest Period (or in the case of Closing Date, July 19, 1999).

          "LIQUIDATED LOAN": A Home Equity Loan as to which a Final Recovery Determination has been made.

          "LIQUIDATION PROCEEDS": With respect to any Liquidated Loan, all amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

          "LOAN BALANCE": With respect to each Home Equity Loan and as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date with respect to the Initial Home Equity Loans or relevant Subsequent Cut-Off Date with respect to the Subsequent Home Equity Loans or relevant Replacement Cut-Off Date with respect to the Qualified Substitute Home Equity Loans excluding payments of principal due on or prior to the Cut-Off Date, Subsequent Cut-Off Date or Replacement Cut-Off Date, as the case may be, whether or not received, less, without duplication, any principal payments and Delinquency Advances with respect to principal relating to such Home Equity Loan included in previous Monthly Remittance Amounts, PROVIDED, HOWEVER, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be deemed to be zero as of the first day of the Due Period following the Due Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

          "LOAN PURCHASE PRICE": With respect to any Home Equity Loan purchased from the Trust on or prior to a Monthly Remittance Date pursuant to Section 3.04, 3.06(b) or 8.10(b) hereof, an amount equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to the end of the current Due Period of such purchase, in each case, determined without regard to any prior Delinquency Advances, together with (without duplication) the aggregate amounts of (i) all unreimbursed Servicing Advances theretofore made with respect to such Home Equity Loan, and (ii) all Servicing Advances to the extent that reimbursement is not made from the Mortgagor or other collections or recoveries on the related Home Equity Loan.

          "LOAN-TO-VALUE RATIO": As of any particular date and any Home Equity Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such Home Equity Loan.

          "LONDON BUSINESS DAY": Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

          "LONG BEACH": Long Beach Mortgage Company, a Delaware corporation.

          "MAXIMUM COLLATERAL AMOUNT": The Loan Balance of each Initial Home Equity Loan as of the Cut-Off Date plus the Loan Balance of each Subsequent Home Equity Loan (except for Subsequent Home Equity Loans acquired with funds from the Prepaid Home Equity Loan Account) as of the related Subsequent Cut-Off Date.

          "MAXIMUM RATE": With respect to any Home Equity Loan in Group II means the maximum rate at which interest may accrue on such Home Equity Loan.

          "MINIMUM SPREAD": Shall be a percentage per annum equal to 0.50%.

          "MONTHLY PAYMENT": With respect to any Home Equity Loan and any Due Period, the payment of principal and interest due on the Due Date in such Due Period pursuant to the related Note.

          "MONTHLY REMITTANCE AMOUNT": The sum of the Group I Monthly Remittance Amount and the Group II Monthly Remittance Amount.

          "MONTHLY REMITTANCE DATE": The 15th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing in August 1999.

          "MOODY'S": Moody's Investors Service, Inc. or any successor thereto.

          "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Note.

          "MORTGAGE LOAN PURCHASE AGREEMENT": The Mortgage Loan Purchase Agreement dated as of June 1, 1999 among the Seller, Long Beach and the Depositor, as it may be amended from time to time.

          "MORTGAGED PROPERTY": The underlying property securing a Home Equity Loan.

          "MORTGAGOR": The obligor on a Note.

          "NET COUPON RATE": With respect to any Home Equity Loan means a rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the rate at which the Servicing Fee accrues, (ii) the rate at which the Trustee Fee accrues, (iii) the applicable Premium Amount (expressed as a per annum percentage of the aggregate Loan Balance of the related Home Equity Loans), and
(iv) in the case of any Group II Home Equity Loan, the Minimum Spread.

          "NET INSURANCE PROCEEDS": Proceeds received by the Servicer from an Insurance Policy, net of amounts remitted to the Mortgagor for repairs to the Mortgaged Property.

          "NET LIQUIDATION PROCEEDS": As to any Liquidated Loan, Liquidation Proceeds net of expenses incurred by the Servicer (including unpaid Servicing Fees and unreimbursed Servicing Advances) in connection with the liquidation of such Home Equity Loan and unreimbursed Delinquency Advances relating to such Home Equity Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

          "90-DAY DELINQUENT LOAN": With respect to any Determination Date, all REO Mortgaged Properties and each Home Equity Loan, with respect to which any portion of a Monthly Payment is, as of the last day of the prior Prepayment Period, three months (calculated from Due Date with respect to such Home Equity Loan to Due Date) or more Delinquent (without giving effect to any grace period).

          "90+ DELINQUENCY PERCENTAGE (ROLLING THREE MONTH)": With respect to any Determination Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Prepayment Periods (or such fewer number of Prepayment Periods since the Cut-Off Date, in the case of the first three Determination Dates) the numerator of each of which is equal to the sum of (without duplication) (i) the aggregate Loan Balance of 90-Day Delinquent Loans, (ii) the aggregate outstanding principal balance of Home Equity Loans in foreclosure and (iii) the aggregate outstanding principal balance of Home Equity Loans relating to REO Mortgaged Properties as of the end of such Prepayment Period (in each case, including, without limitation, such Home Equity Loans for which the Mortgagor is in bankruptcy) and the denominator of which is the Loan Balance of all of the Home Equity Loans as of the end of such Due Period.

          "NONRECOVERABLE ADVANCE" means with respect to any Home Equity Loan,
(a) any Delinquency Advance or Servicing Advance previously made and not reimbursed from proceeds on the related Home Equity Loan or under Section 7.03(b)(iii)(I) hereof or (b) a Delinquency Advance or Servicing Advance proposed to be made in respect of a Home Equity Loan or REO Mortgaged Property, in each case which the Servicer has determined, in its good faith reasonable business judgment, would not be ultimately recovered pursuant to Section 8.08(d)(D).

          "NOTE": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Home Equity Loan.

          "NOTIONAL AMOUNT": As of the Startup Day as to each of the following Classes of Certificates or Component Certificates, the Notional Amounts thereof, as follows:

Class A-IOF Component                  -
Certificates                                                          (1)
Class A-IOA Component                  -
Certificates                                                          (1)
Class B-IOF Certificates               -                 $  11,000,000(2)
Class B-IOA Certificates               -                   $27,000,000(2)


          (1) The lesser of (a) in the case of the Class A-IOF Component Certificates, $22,000,000 for the first twelve Distribution Dates, $16,000,000 for the thirteenth through the twenty-fourth Distribution Dates and $10,000,000 for the twenty-fifth through the thirtieth Distribution Dates and in the case of the Class A-IOA Component Certificates $67,000,000 for the first twelve Distribution Dates, $48,727,273 for the thirteenth through the twenty-fourth Distribution Dates and $30,454,545 for the twenty-fifth through the thirtieth Distribution Dates and (b) the outstanding Loan Balance of the related Group. Each Notional Amount will be $0 after the thirtieth Distribution Date.

          (2) The lesser of (a) the amount stated above and (b) the outstanding Loan Balance of the related Group. Each Notional Amount will be $0 after the thirty-sixth Distribution Date.

          As of any day after the Startup Day, the Class A-IOF Component Notional Amount, the Class A-IOA Component Notional Amount, the Class B-IOF Notional Amount or the Class B-IOA Notional Amount, as applicable.

          "OFFERED CERTIFICATES": The Class A-1F, Class A-2F, Class A-3A, Class A-4A, Class A-5A, Class A-IO and Class B-1 Certificates.

          "OFFICER'S CERTIFICATE": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee and the Certificate Insurer.

          "OPERATIVE DOCUMENTS": Collectively, this Agreement, the Certificate Insurance Policies, the Certificates, the Mortgage Loan Purchase Agreement, the Indemnification Agreement and the Insurance Agreement.

          "OPINION OF COUNSEL": A written Opinion of Counsel acceptable, in form and substance, to the Trustee and the Certificate Insurer and delivered to the Trustee and the Certificate Insurer.

          "ORIGINAL AGGREGATE LOAN BALANCE": The sum of the Original Group I Loan Balance and the Original Group II Loan Balance, which is $930,579,359.51.

          "ORIGINAL AGGREGATE PRE-FUNDED AMOUNT": The amount deposited in the Pre-Funding Account on the Startup Day from the proceeds of the sale of the Certificates, which amount is equal to $0.

          "ORIGINAL CAPITALIZED INTEREST DEPOSIT": The sum of the Original Group I Capitalized Interest Deposit and the Group II Capitalized Interest Deposit.

          "ORIGINAL GROUP I CAPITALIZED INTEREST DEPOSIT": $0.

          "ORIGINAL GROUP I LOAN BALANCE": The sum of the Original Group Ia Loan Balance and the Original Group Ib Loan Balance, which is $230,377,292.79.

          "ORIGINAL GROUP IA LOAN BALANCE": The aggregate Loan Balances of all Home Equity Loans in Group Ia as of the Cut-Off Date, which is $178,636,421.94.

          "ORIGINAL GROUP IB LOAN BALANCE": The aggregate Loan Balances of all Home Equity Loans in Group Ib as of the Cut-Off Date, which is $51,740,870.85.

          "ORIGINAL GROUP I PRE-FUNDED AMOUNT": $0.

          "ORIGINAL GROUP II CAPITALIZED INTEREST DEPOSIT": $0.

          "ORIGINAL GROUP II LOAN BALANCE": The sum of the Original Group Ia Loan Balance and the Original Group Ib Loan Balance, which is $700,202,066.72.

          "ORIGINAL GROUP IIA LOAN BALANCE": The aggregate Loan Balances of all Home Equity Loans in Group IIa as of the Cut-Off Date, which is $447,300,551.86.

          "ORIGINAL GROUP IIB LOAN BALANCE": The aggregate Loan Balances of all Home Equity Loans in Group IIb as of the Cut-Off Date, which is $252,901,514.86.

          "ORIGINAL GROUP II PRE-FUNDED AMOUNT": $0.

          "OUTSTANDING": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                         (i) Certificates theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

                         (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

                         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

                         (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

                         (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

          "OWNER": The Person in whose name a Certificate is registered in the Register, and the Certificate Insurer, to the extent described in Section 12.06 hereof.

          "PASS-THROUGH RATE": Means any of the Class A-1F Pass-Through Rate, the Class A-2F Pass-Through Rate, the Class A-3A Pass-Through Rate, the Class A-4A Pass-Through Rate, the Class A-5A Pass-Through Rate, the Class A-IO Component Pass-Through Rate, the Class B-1A Component Pass-Through Rate, the Class B-1F Component Pass-Through Rate, the Class B-IOA Pass-Through Rate or the Class B-IOF Pass-Through Rate, as applicable.

          "PAYING AGENT": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

          "PERCENTAGE INTEREST": With respect to a Class of Offered Certificates (other than the Class A-IO Certificates), a fraction, expressed as a decimal, the numerator of which is the initial Certificate Principal Balance represented by such Class of Certificates and the denominator of which is the initial Certificate Principal Balance represented by all the Certificates of such Class. With respect to a Class R, Class A-IO, Class B-IOF, Class P-F, Class P-A, Class X A and Class X-F Certificate, the percentage set forth on the face thereof.

          "PERSON": Any individual, corporation, limited partnership, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "POLICY PAYMENTS ACCOUNT": The policy payments account maintained by the Trustee pursuant to Section 12.02(b) hereof. The Policy Payments Account shall be an Eligible Account.

          "PREPAID HOME EQUITY LOAN ACCOUNT": The Prepaid Home Equity Loan Account established in accordance with Section 7.02(a) hereof and maintained by the Trustee. The Prepaid Home Equity Loan Account shall be an Eligible Account.

          "PRE-FUNDED AMOUNT": With respect to any Determination Date, the amount remaining on deposit in the Pre-Funding Account.

          "PRE-FUNDING ACCOUNT": The Pre-Funding Account established in accordance with Section 7.02(a) hereof and maintained by the Trustee. The Pre-Funding Account shall be an Eligible Account.

          "PRE-FUNDING ACCOUNT EARNINGS": The Group I Pre-Funding Account Earnings or the Group II Pre-Funding Account Earnings, as the case may be.

          "PRE-FUNDING DISTRIBUTION DATE": Each Distribution Date during the Funding Period and the Distribution Date immediately following the Funding Period.

          "PREMIUM AMOUNT": With respect to each of Group I and Group II as defined in the Insurance Agreement.

          "PREPAYMENT": Any payment of principal of a Home Equity Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment, Substitution Amounts, the portion of the purchase price of any Home Equity Loan purchased from the Trust pursuant to Section 3.04, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Home Equity Loan shall be deemed to be Prepayments for all purposes of this Agreement.

          "PREPAYMENT IN FULL": A Prepayment that reduces the outstanding principal balance of the related Home Equity Loan to zero.

          "PREPAYMENT PENALTIES": Any charges collected by the Servicer in connection with certain Prepayments.

          "PREPAYMENT PERIOD": With respect to any Distribution Date is the calendar month preceding the calendar month in which such Distribution Date occurs.

          "PRESERVATION EXPENSES": Expenditures made by the Servicer in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

          "PRINCIPAL CARRYOVER SHORTFALL": With respect to any Distribution Date and any Class B Component Certificate is the excess, if any, of (1) the amount of Applied Realized Loss Amounts allocated to such Class B Component Certificate as provided in Section 7.11 on prior Distribution Dates over (2) the amount distributed in respect thereof on prior Distribution Dates.

          "PRINCIPAL DISTRIBUTION AMOUNT": The Group I Principal Distribution Amount or the Group II Principal Distribution Amount.

          "PRINCIPAL AND INTEREST ACCOUNT": The principal and interest account created by the Servicer pursuant to Section 8.08(a) hereof. The Principal and Interest Account shall be an Eligible Account.

          "PRINCIPAL REMITTANCE AMOUNT": The Group I Principal Remittance Amount or the Group II Principal Remittance Amount.

          "PROHIBITED TRANSACTION": Shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

          "PROSPECTUS": The Depositor's Prospectus dated December 17, 1998 constituting part of the Registration Statement.

          "PROSPECTUS SUPPLEMENT": The Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Prospectus Supplement dated July 9, 1999 to the Prospectus.

          "PURCHASE OPTION PERIOD": As defined in Section 9.03(a) hereof.

          "QUALIFIED LIQUIDATION": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

          "QUALIFIED MORTGAGE": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

          "QUALIFIED SUBSTITUTE HOME EQUITY LOAN": A Home Equity Loan substituted for another pursuant to Section 3.04 and 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Home Equity Loan being replaced; (ii) is of the same or better property type or is a single family dwelling and the same or better occupancy status or is a primary residence as the Home Equity Loan being replaced, (iii) shall mature no later than (and not more than one year less than) the Home Equity Loan being replaced
(iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Home Equity Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the Originator's credit underwriting guidelines set forth in the Originator's underwriting manual) as the Home Equity Loan which such Qualified Substitute Home Equity Loan replaces, (vi) shall be a First Mortgage Loan, (vii) has an outstanding principal balance as of the related Replacement Cut-Off Date equal to or less than the outstanding principal balance of the replaced Home Equity Loan as of such Replacement Cut-Off Date, (viii) shall not provide for a "balloon" payment if the related Home Equity Loan did not provide for a "balloon" payment (and if such related Home Equity Loan provided for a "balloon" payment, such Qualified Substitute Home Equity Loan shall have an original maturity of not less than the original maturity of such related Home Equity
Loan), (ix) shall be a fixed rate Home Equity Loan if the Home Equity Loan being replaced is in Group I or an adjustable rate Home Equity Loan if the Home Equity Loan being replaced is in Group II, (x) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, (xi) satisfies the representations and warranties set forth in Sections 5(b)(viii), (xi), (xii),
(xiii), (xiv), (xv) and (xvi) and Section 6 of the Mortgage Loan Purchase Agreement, (xii) shall not be 30 days or more delinquent, (xiii) if such Home Equity Loan being replaced is in Group II shall adjust based on the same index, have no lower margin, have the same interval between adjustment dates, have a next adjustment date not more than two months later than the next adjustment date of the Home Equity Loan being replaced and have a Maximum Rate no lower than, and a minimum Coupon Rate no lower than the Home Equity Loan being replaced, and (xiv) shall have the same Due Date as the Home Equity Loan being replaced. In the event that one or more home equity loans are proposed to be substituted for one or more Home Equity Loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirements of clauses (i), (iii), (iv), (vi), (ix), (x), (xi), (xii), (xiii) and (xiv) hereof must be satisfied as to each Qualified Substitute Home Equity Loan.

          "RATING AGENCIES": Collectively, Duff & Phelps, Moody's and Standard & Poor's.

          "REALIZED LOSS": As to any Liquidated Loan, the amount (not less than zero), if any, by which (A) the sum of (w) the Loan Balance thereof as of the date of liquidation, (x) the amount of accrued but unpaid interest thereon and
(y) any reimbursed and unreimbursed Delinquency Advances and Servicing Advances to the extent not paid by the related Mortgagor is in excess of (B) the Net Liquidation Proceeds, if any, realized thereon applied in reduction of such Loan Balance.

          "RECORD DATE": With respect to each Distribution Date, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

          "REFERENCE BANKS": Bankers Trust Company, Barclays Bank PLC and National Westminster Bank PLC, PROVIDED that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which are not Affiliates of the Company, the Trustee or the Servicer, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee.

          "REGISTER": The register maintained by the Registrar in accordance with Section 5.04 hereof, in which the names of the Owners are set forth.

          "REGISTRAR": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

          "REGISTRATION STATEMENT": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-64351), including all amendments thereto and including the Prospectus and Prospectus Supplement relating to the Offered Certificates.

          "REIMBURSEMENT AMOUNT": With respect to each Home Equity Loan Group and any Distribution Date, the sum of (x)(i) all Insured Payments previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 7.03(b)(iii) hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement (including, without limitation, any unpaid Premium Amount relating to such Distribution Date or an earlier Distribution
Date) plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee, the Depositor, the Servicer and Long Beach in writing of the amount of any Reimbursement Amount.

          "RELATED PRINCIPAL CARRYOVER SHORTFALL": With respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of such Class B Component Certificate to the extent that it resulted from a loss in the related Group.

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC CERTIFICATE": Any of a REMIC I Certificate, REMIC II Certificate, REMIC III Certificate or REMIC IV Certificate.

          "REMIC I": The segregated pool of assets referred to as the Trust Estate (other than the LIBOR Carryover Funds, the Cap Reserve Fund, the Pre-Funding Account, the Prepaid Home Equity Loan Account and the Capitalized Interest Account) constituting a REMIC created hereunder. Expenses and fees of the Trust Estate shall be paid from REMIC I.

          "REMIC II": The segregated group of assets consisting of the REMIC I Regular Interests as defined in Section 2.08, and constituting a REMIC hereunder.

          "REMIC III": The segregated group of assets consisting of the REMIC II Regular Interests as defined in Section 2.08, and constituting a REMIC hereunder.

          "REMIC IV": The segregated group of assets consisting of the REMIC III Regular Interests as defined in Section 2.08, and constituting a REMIC hereunder.

          "REMIC OPINION": As defined in Section 3.06 hereof.

          "REMIC PROVISIONS": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REO MORTGAGED PROPERTY": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan.

          "REPLACEMENT CUT-OFF DATE": With respect to any Qualified Substitute Home Equity Loan, the first day of the calendar month in which such Qualified Substitute Home Equity Loan is conveyed to the Trust.

          "REPRESENTATION LETTER": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

          "RESIDUAL NET MONTHLY EXCESS CASHFLOW": With respect to any Distribution Date, the aggregate Total Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(b)(i), 7.03(b)(ii), 7.03(b)(iii) and 7.03(b)(iv) hereof.

          "RESPONSIBLE PARTY": Long Beach with respect to the Initial Home Equity Loans it originated (other than with respect to the representations set forth in Section 5(b) of the Mortgage Loan Purchase Agreement) and the Seller with respect to the remaining Initial Home Equity Loans, with respect to the Initial Home Equity Loans originated by Long Beach and the representations set forth in Section 5(b)(viii), (xi), (xiii), (xiv), (xv) and (xvi) of the Mortgage Loan Purchase Agreement and with respect to any Subsequent Home Equity Loans.

          "SCHEDULE OF HOME EQUITY LOANS": The schedules of Home Equity Loans with respect to the Home Equity Loans listing each Home Equity Loan to be conveyed on the Startup Day and with respect to Subsequent Home Equity Loans, listing each Subsequent Home Equity Loan conveyed to the Trust as of each Subsequent Transfer Date. Such Schedule of Home Equity Loans shall identify each Home Equity Loan by the Servicer's loan number, borrower's last name and address (including the state and zip code) of the Mortgaged Property and shall set forth as to each Home Equity Loan the lien status thereof, the Loan-to-Value Ratio and the Loan Balance as of the Cut-Off Date, the Coupon Rate thereof, the original loan balance thereof, the current scheduled monthly payment of principal and interest and the maturity date of the related Note, the property type, occupancy status, Appraised Value and the original term-to-maturity thereof, the terms of any Prepayment Penalties that are applicable and whether or not such Home Equity Loan (including the related Note) has been modified and in the case of the Group II Home Equity Loans, the Maximum Rate, the minimum rate at which the interest may accrue and the next adjustment date.

          "SECURITIES ACT": The Securities Act of 1933, as amended.

          "SELLER": Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company.

          "SENIOR ENHANCEMENT PERCENTAGE": As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the related Subordinated Amount (in each case, prior to taking into account the distribution of the related Group Principal Distribution Amount on such Distribution Date) and the denominator of which is the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period.

          "SERVICER": Long Beach Mortgage Company, a Delaware corporation and any successor hereunder.

          "SERVICER LOSS TEST": The Servicer Loss Test for any period set out below is satisfied if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below:

                                                          CUMULATIVE LOSS
           PERIOD                                            PERCENTAGE

  July 2, 1999 - July 1, 2000                                   1%
  July 2, 2000 - July 1, 2001                                   2%
  July 2, 2001 - July 1, 2002                                   3%
  July 2, 2002 - July 1, 2003                                   4%
  After July 1, 2003                                            5%

          "SERVICER TERMINATION EVENT": As defined in Section 8.20(a) hereof.

          "SERVICER TERMINATION TEST": The Servicer Termination Test is satisfied for any date of determination thereof, if (x) the 90+ Delinquency Percentage (Rolling Three Month) is less than or equal to 13.00%, (y) the Servicer Loss Test is satisfied and (z) the Annual Loss Percentage (Rolling Twelve Month) for the twelve month period immediately preceding the date of determination thereof is not greater than 1.50%.

          "SERVICING ADVANCE": As defined in Section 8.09(b) and Section 8.13(a) hereof.

          "SERVICING FEE": With respect to the Servicer and the Special Servicer, the portion of each of the Group I Servicing Fee or the Group II Servicing Fee, as the context may require, related to Home Equity Loans (other than Liquidated Loans) serviced by such entity.

          "SPECIAL SERVICER": As defined in Section 8.20(o) hereof.

          "SPECIFIED SUBORDINATED AMOUNT": The Group I Specified Subordinated Amount or the Group II Specified Subordinated Amount.

          "STANDARD & POOR'S": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

          "STARTUP DAY": July 21, 1999.

          "STEPDOWN DATE": With respect to a Group means the later to occur of
(x) the Distribution Date in August 2002 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 17.50% for Group I or 18.00% for Group II.

          "SUBORDINATED AMOUNT": The Group I Subordinated Amount or the Group II Subordinated Amount as the case may be.

          "SUBORDINATION DEFICIENCY AMOUNT": With respect to either Home Equity Loan Group and any Distribution Date, the excess, if any, of (i) the Specified Subordinated Amount applicable to such Home Equity Loan Group and Distribution Date over (ii) the Subordinated Amount applicable to such Home Equity Loan Group and Distribution Date prior to taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

          "SUBORDINATION DEFICIT": With respect to either Home Equity Loan Group and any Distribution Date on and after the Distribution Date on which the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, the amount, if any, by which (x) the aggregate Certificate Principal Balance with respect to the Class A Certificates related to such Group, after taking into account the payment of the related Class A Distribution Amount with respect to such Group on such Distribution Date (without regard to any Insured Payment to be made on such Distribution Date and except for any Subordination Deficit with respect to such Group), exceeds (y) the sum of (a) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the related Due Period and (b) the amount, if any, on deposit in the Pre-Funding Account with respect to such Group on the last day of the related Due Period exclusive of any Pre-Funding Account Earnings with respect to such Group.

          "SUBORDINATION INCREASE AMOUNT": With respect to either Home Equity Loan Group and any Distribution Date, the lesser of (i) the related Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the related Class A Distribution Amount on such Distribution Date (except for any Subordination Increase Amount with respect to such Group)) and (ii) the aggregate amount of Total Monthly Excess Cashflow allocated to such Home Equity Loan Group pursuant to Section 7.03(b)(ii)(C) or
(E) on such Distribution Date.

          "SUBORDINATION REDUCTION AMOUNT": With respect to either Home Equity Loan Group and any Distribution Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Home Equity Loan Group and Distribution Date and (y) the Principal Remittance Amount with respect to such Group for the related Due Period.

          "SUBSEQUENT CUT-OFF DATE": The later of (x) the close of business of the first day of the month in which such Subsequent Home Equity Loan was transferred to the Trust and (y) the date of origination of any such Home Equity Loan which is originated in the month of the related Subsequent Transfer Date.

          "SUBSEQUENT HOME EQUITY LOANS": The Home Equity Loans sold to the Trust pursuant to Section 3.07 hereof, which shall be listed on the Schedule of Home Equity Loans attached to a Subsequent Transfer Agreement.

          "SUBSEQUENT TRANSFER AGREEMENT": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit D hereto, by which Subsequent Home Equity Loans are sold and assigned to the Trust.

          "SUBSEQUENT TRANSFER DATE": The date specified in each Subsequent Transfer Agreement.

          "SUB-SERVICER": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section
8.03 hereof in respect of the qualification of a Sub-Servicer.

          "SUB-SERVICING AGREEMENT": The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Home Equity Loans as permitted by Section 8.03.

          "SUBSTITUTION AMOUNT": As defined in Section 3.06 hereof.

          "TANGIBLE NET WORTH" means (a) tangible assets of the Servicer and its subsidiaries, calculated in accordance with generally accepted accounting principles, minus (b) all indebtedness (excluding subordinated debt) of the Servicer and its subsidiaries; provided, however, that in no event shall there be included in the above calculation any tangible assets such as residual securities, patents, trademarks, trade names, copyrights, licenses, goodwill, organizational costs, advances or loans to, or receivables from, directors, officers, employees or affiliates, amounts relating to noncompete agreements, pension assets, deferred charges or treasury stock or any securities of the Servicer or any of its subsidiaries or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities. Securities included as such intangible assets shall be taken into account at their current market price or cost, whichever is lower, and any write-up in the book value of any assets shall not be taken into account.

          "TANGIBLE NET WORTH REQUIREMENT" means, on any date of determination, Tangible Net Worth of at least $50,000,000 plus 50% of the cumulative after tax net income of the Servicer and its subsidiaries from January 1, 1999 to the date of determination.

          "TAX MATTERS PERSON": The Person designated pursuant to Section 11.18 hereof to act as the Tax Matters Person under the Code.

          "TAX MATTERS PERSON RESIDUAL INTEREST": The 0.001% interest in each of the Class R Certificates which shall be issued to and held by The Chase Manhattan Bank throughout the term hereof unless another person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.18 hereof.

          "TELERATE PAGE 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

          "TERMINATION NOTICE": As defined in Section 9.03(a) hereof.

          "TERMINATION PRICE": Means, with respect to Sections 9.02 and 9.03 hereof, and on any date of determination thereof, an amount equal to the sum, without duplication, of (w) the greater of (i) 100% of the aggregate outstanding principal balances of the Home Equity Loans plus the appraised value of each REO Mortgaged Property as of such date of determination less amounts remitted to the Principal and Interest Account representing collections of principal on the Home Equity Loans during the current Due Period, and (ii) the greater of (A) the outstanding Aggregate Principal Balance and (B) the fair market value of such Home Equity Loans (disregarding accrued interest) plus the appraised value of each REO Mortgaged Property, (x) Current Interest due to the Certificateholders plus the Servicing Fee, the Trustee Fee and the Premium Amount due, (y) all Reimbursement Amounts and other amounts owed to the Certificate Insurer and the Trustee under this Agreement and without duplication (z) the sum of the aggregate amount of any unpaid Servicing Fees and any unreimbursed Delinquency Advances, and Servicing Advances, and any Delinquency Advances which the Servicer has theretofore failed to remit.

          "TOTAL AVAILABLE FUNDS": The Group I Total Available Funds and the Group II Total Available Funds.

          "TOTAL MONTHLY EXCESS CASHFLOW": As defined in Section 7.03(b)(ii) hereof.

          "TOTAL MONTHLY EXCESS SPREAD": The Group I Total Monthly Excess Spread and the Group II Total Monthly Excess Spread.

          "TRUST": Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, the trust created under this Agreement which shall be comprised of two sub-trusts; one for Group I and any Trust assets allocable to Group I and one for Group II and any Trust assets allocable to Group II.

          "TRIGGER EVENT": With respect to Group I or Group II, as applicable, if at any time, (x) the product of (i) 125% and (ii) the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount for the related Home Equity Loan Group and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period for the related Home Equity Loan Group exceeds (y) the Senior Enhancement Percentage for the related Home Equity Loan Group.

          "TRUST ESTATE": As defined in the conveyance clause under this Agreement.

          "TRUSTEE": The Chase Manhattan Bank, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

          "TRUSTEE FEE": With respect to each Home Equity Loan Group, the fee payable monthly to the Trustee on each Distribution Date in an amount equal to the product of (a) one-twelfth of 0.006% and (b) the sum of the outstanding aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the first day of the related Due Period plus the applicable Pre-Funded Amount as of the first day of the related Due Period.

          "TRUSTEE REIMBURSABLE EXPENSES": Any amounts payable pursuant to
Section 11.16(a)(v) and pursuant to the second sentence of Section 10.07.

         "270-DAY DELINQUENCY AMOUNT": The aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group that are 270 or more days delinquent (including without limitation, Home Equity Loans in foreclosure, Home Equity Loans relating to REO Mortgaged Properties and the Home Equity Loans for which the related Mortgagor is in bankruptcy).

          "UNDERWRITER": Credit Suisse First Boston Corporation.

         "UNRELATED PRINCIPAL CARRYOVER SHORTFALL": With respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of such Class B Component Certificate to the extent that it resulted from a loss in the unrelated Group.

          Section 1.02. USE OF WORDS AND PHRASES.

          "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

          Section 1.03. CAPTIONS; TABLE OF CONTENTS.

          The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

          Section 1.04. OPINIONS.

          Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction. Any opinion delivered hereunder shall be addressed to the Rating Agencies, the Certificate Insurer and the Trustee.

                                END OF ARTICLE I

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

          Section 2.01. ESTABLISHMENT OF THE TRUST.

          The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1" and which shall contain two subtrusts.

          Section 2.02. OFFICE.

          The office of the Trust shall be in care of the Trustee, addressed to The Chase Manhattan Bank, at the Corporate Trust Office, or at such other address as the Trustee may designate by notice to the Depositor, the Servicer, and the Certificate Insurer.

          Section 2.03. PURPOSES AND POWERS.

          The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Home Equity Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; PROVIDED, HOWEVER, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the status of any REMIC as a REMIC.

          Section 2.04. APPOINTMENT OF THE TRUSTEE; DECLARATION OF TRUST.

          The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer.

          Section 2.05. EXPENSES OF THE TRUST.

          All expenses of the Trust, including (i) the fees and reimbursable expenses of the Trustee in connection with the performance of its duties hereunder, (including, but not limited to, any portion of the Trustee Fee and Trustee Reimbursable Expenses not paid pursuant to Sections 7.03(b)(i)(A) and 7.03(b)(iv), respectively, hereof) and (ii) to the extent not set forth herein, any other expenses of the Trustee that have been reviewed and approved by the Depositor, which review shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement shall be paid directly by the Depositor or the Seller. Failure by the Depositor or the Seller to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder.

          Section 2.06. OWNERSHIP OF THE TRUST.

          On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

          Section 2.07. SITUS OF THE TRUST.

          It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.02 hereof.

          Section 2.08 DESIGNATION OF INTERESTS IN REMICS.

          (a) The Trustee shall elect that each of REMIC I, REMIC II, REMIC III and REMIC IV (which together constitute the Trust) shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Home Equity Loans, the Accounts (other than the Pre-Funding Account, LIBOR Carryover Funds, the Cap Reserve Funds, the Prepaid Home Equity Loan Account and the Capitalized Interest Account), any REO Mortgaged Property, and any proceeds of the foregoing. The REMIC I Regular Interests shall constitute the assets of REMIC II; the REMIC II Regular Interests shall constitute the assets of REMIC III and the REMIC III Regular Interests shall constitute the assets of REMIC IV.

          (b) REMIC I will be evidenced by (x) the Class IN1-F, Class IN2-F, Class IN3-F, Class IM-F, Class IN1-A, Class IN2-A, Class IN3-A, Class IM-A
Class P-F and Class P-A Certificates (together, the "REMIC I Regular Interests"), which (i) (except in the case of Class P-F and Class P-A Certificates) will be uncertificated and non-transferable, and (ii) are hereby designated as the "regular interests" in REMIC I and (y) the Class R-1 Certificates, which are hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-1 Certificates, the "REMIC I Certificates"). The Class IN1-F, Class IN2-F, Class IN3-F, Class IM-F and Class P-F Certificates will be referred to as the "REMIC
I Group I Regular Interests" and the Class IN1-A, Class IN2-A, Class IN3-A, Class IM-A and Class P-A Certificates will be referred to as the "REMIC I Group II Regular Interests." The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

          The REMIC I Certificates will have the following designations, initial principal balances and pass-through rates:

                                                        PASS-
REMIC I                    INITIAL                      THROUGH
CERTIFICATES               BALANCE                      RATE

P-F                        $         100                 0% (3)
P-A                        $         100                 0% (3)
IN1-F                      $   6,000,000                    (1)
IN2-F                      $   6,000,000                    (1)
IN3-F                      $  10,000,000                    (1)
IM-F                       $ 206,864,763                    (1)
IN1-A                      $  18,722,727                    (2)
IN2-A                      $  18,722,727                    (2)
IN3-A                      $  30,454,546                    (2)
IM-A                       $ 633,250,702                    (2)
R-1                        $           0                 0%



         (1) The pass-through rate on these REMIC I Regular Interests shall at any time of determination equal the weighted average of the Adjusted Coupon Rates of the Home Equity Loans in Group I.
         (2) The pass-through rate on these REMIC I Regular Interests shall at any time of determination equal the weighted average of the Adjusted Coupon Rates of the Home Equity Loans in Group II.
         (3) The Class P-F and Class P-A Certificates shall be entitled to receive all Prepayment Penalties collected with respect to the Home Equity Loans in each of Group I and Group II, respectively. Such Prepayment Penalties shall not be available for distribution with respect to any other Class of REMIC I Certificates. The Prepayment Penalties received by the Class P-F and Class P-A Certificates shall not be applied to the principal balance of those Certificates.

          On each Distribution Date, principal collections and Realized Losses on the Home Equity Loans in Group I shall be allocated sequentially, in reverse order to which they are listed above, to the REMIC I Group I Regular Interests until the principal balance of each such class is reduced to zero. All principal collections and Realized Losses on the Home Equity Loans in Loan Group II shall be allocated sequentially, in reverse order to which they are listed above, to the REMIC I Group II Regular Interests until the principal balance of each such class is reduced to zero. Notwithstanding the above, the Class P-F and Class P-A Certificates shall not be entitled to any principal collections so long as the Class IM-F and Class IM-A Interests remain outstanding, respectively. Any principal collections otherwise payable to the Class P-F and Class P-A Certificates will instead be payable to the Class IM-F and Class IM-A Interests, respectively, until the principal balance of the Class IM-F and Class IM-A Interests, respectively, have been reduced to zero, and any remaining principal collections on the Home Equity Loans in Group I and Group II, respectively, shall be payable to the Class P-F and Class P-A Certificates, respectively, to the extent of their respective Certificate Principal Balances. The Class R-1 Certificates shall have no principal balance and no pass-through rate and shall be entitled to only those distributable assets, if any, remaining in REMIC I on each Distribution Date after all amounts required to be distributed to the REMIC I Regular Interests and applicable Trust expenses have been paid.

          (c) REMIC II will be evidenced by (x) the Class II BIO-F, the Class II M-F, the three components of the Class II AIO-F, described in note (2), the Class II BIO-A, the Class II M-A and the three components of the Class II AIO-A described in note (4) (collectively, the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Certificates, which are hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-II Certificates, the "REMIC II Certificates"). The Class II AIO-F, Class II BIO-F and Class II M-F will be referred to as the REMIC II Group I Regular Interests and the Class II AIO-A, Class II BIO-A and Class II M-A will be referred to as the REMIC II Group II Regular Interests. The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

          The REMIC II Certificates will have the following designations, initial principal balances and pass-through rates:

                                                        PASS-
REMIC II                   INITIAL                      THROUGH
CERTIFICATES               BALANCE                      RATE

II BIO-F                   $  11,000,000                    (1)
II M-F                     $ 217,864,763                    (1)
II AIO-F                   $           0                    (2)
II BIO-A                   $  27,000,000                    (3)
II M-A                     $ 673,250,702                    (3)
II AIO-A                   $           0                    (4)
R-2                        $           0                 0%


         (1) The pass-through rate on these REMIC II Regular Interests shall at any time of determination equal the weighted average of the pass-through rates of the REMIC I Group I Regular Interests (other than the Class P-F Certificates), after first subtracting 5.5% from the pass-through rates of each of such regular interests (other than the Class IM-F Interests) for the following Distribution Dates for each of such regular interests: the Class IN1-F, 1-12; Class IN2-F, 1-24 and the Class IN3-F, 1-30.
         (2) Interest on the Class II AIO-F will equal the sum of three strips of interest, with each strip being a strip off the principal balance of a REMIC I Group I Regular Interest (other than the Class IM-F Interests and the Class P-F Certificates) at 5.5% per annum for the Distribution Dates indicated in note
                  (1) for such regular interest, and 0.0% thereafter. Each of the three interest strips comprising the interest on the Class II AIO-F shall constitute a separate component of the Class II AIO-F, which shall each be designated as a separate REMIC II Regular Interest.
         (3) The pass-through rate on these REMIC II Regular Interests shall at any time of determination equal the weighted average of the pass-through rates of the REMIC I Group II Regular Interests (other than the Class P-A Certificates), after first subtracting 5.5% from the pass-through rates of each of such regular interests (other than the Class IM-A Interests) for the following Distribution Dates for each of such regular interests: the Class IN1-A, 1-12; Class IN2-A, 1-24 and the Class IN3-A, 1-30.
         (4) Interest on the Class II AIO-A will equal the sum of three strips of interest, with each strip being a strip off the principal balance of a REMIC I Group II Regular Interest (other than the Class IM-A Interests and the Class P-A Certificates) at 5.5% per annum for the Distribution Dates indicated in note (1) for such regular interest, and 0.0% thereafter. Each of the three interest strips comprising the interest on the Class II AIO-A shall constitute a separate component of the Class II AIO-A, which shall each be designated as a separate REMIC II Regular Interest.

          On each Distribution Date, principal collections and Realized Losses on the Class I BIO-F and Class I M-F Interests shall be allocated sequentially first to the Class I M-F Interests and then to the Class II BIO-F Interests until the principal balance of each such Class is reduced to zero, and on each Distribution Date, principal collections and Realized Losses on the Class II BIO-A and Class II M-A Interests shall be allocated sequentially first to the Class II M-A Interests and then to the Class II BIO-A. The Class R-2 Certificates shall have no principal balance and no pass-through rate and shall be entitled to only those distributable assets, if any, remaining in REMIC II on each Distribution Date after all amounts required to be distributed to the REMIC II Regular Interests and applicable Trust expenses have been paid. It is expected that there will not be any distributions on the Class R-2 Certificate.

          (d) REMIC III will be evidenced by (x) the Class III A1-F, Class III A2-F, Class III B-1-F, Class III AIO-F, Class III BIO-F, Class III M-F, Class III A3-A, Class III A4-A, Class III A5-A, Class III B-1-A, Class III AIO-A, Class III BIO-A and Class III M-A (the "REMIC III Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC III and (y) the Class R-3 Certificates, which are hereby designated as the single "residual interest" in REMIC III (the REMIC III Regular Interests, together with the Class R-3 Certificates, the "REMIC III Certificates"). The Class III A1-F, Class III A2-F, Class III B-1-F, Class III AIO-F, Class III BIO-F and Class III M-F will be referred to as the REMIC III Group I Regular Interests and the Class III A3-A, Class III A4-A, Class III A5-A, Class III B-1-A, Class III AIO-A, Class III BIO-A and Class III M-A will be referred to as the REMIC III Group II Regular Interests. The REMIC III Regular Interests shall be recorded on the records of REMIC III as being issued to and held by the Trustee on behalf of REMIC IV.

          Any Total Monthly Excess Cashflow that is used to pay the Subordination Increase Amount (the "Turbo Amount") and that is payable from interest on the Home Equity Loans in Group I will not be paid directly as principal to the REMIC III Group I Regular Interests, but instead a portion of the interest payable with respect to the Class III M-F Interest which equals 1% of the Turbo Amount will be payable as a reduction of the principal balances of the Class III A1-F, Class III A2-F and Class III B-1-F Interests in the same manner in which the Turbo Amount is allocated among the Class A-1F, Class A-2F, and Class B-1F Certificates, respectively (and will be accrued and added to principal on the Class III M-F Interests) and that is payable from interest on the Home Equity Loans. Principal payments on the Home Equity Loans shall be allocated 99% to the Class III M-F Interests, and 1% to the Class III A1-F, Class III A2-F, and Class III B-1-F Interests, until paid in full. The aggregate amount of principal allocated to the Class III A1-F, Class III A2-F and Class III B-1-F Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Class A-1F, Class A-2F, and Class B-1F Certificates, respectively. Notwithstanding the above, principal payments on REMIC III Group I Regular Interests that are attributable to the Excess Subordinated Amount shall be allocated to the Class III M-F Interests. Realized Losses shall be applied such that after all distributions have been made on such Distribution Date (i) the principal balances of the Class III A1-F, Class III A2-F, Class III B-1-F Interests are each 1% of the principal balances of the Class A-1F, Class A-2F and Class B-1F Certificates, respectively; and (ii) the aggregate principal balance of the Class III M-F Interests is equal to the Loan Balance of the Group I Home Equity Loans, less an amount equal 1% of the aggregate Certificate Principal Balances of the Group I Certificates.

          The Turbo Amount that is payable from interest on the Home Equity Loans in Group II will not be paid directly as principal to the REMIC III Group II Regular Interests, but instead a portion of the interest payable with respect to the Class III M-A Interest which equals 1% of the Turbo Amount will be payable as a reduction of the principal balances of the Class III A3-A, Class III A4-A, Class III A5-A and Class III B-1-A Interests in the same manner in which the Turbo Amount is allocated among the Class A-3A, Class A-4A, Class A-5A and Class B-1A Certificates, respectively (and will be accrued and added to principal on the Class III M-A Interests). Principal payments on the Home Equity Loans shall be allocated 99% to the Class III M-A Interests, and 1% to the Class III A3-A, Class III A4-A, Class III A5-A and Class III B-1-A Interests, until paid in full. The aggregate amount of principal allocated to the Class III A3-A, Class III A4-A, Class III A5-A and Class III B-1-A Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Class A-3A, Class A-4A, Class A-5A and Class B-1A Certificates, respectively. Notwithstanding the above, principal payments on REMIC III Group II Regular Interests that are attributable to the Excess Overcollateralization Amount shall be allocated to the Class III M-A Interests. Realized Losses shall be applied such that after all distributions have been made on such Distribution Date (i) the principal balances of the Class III A3-A, Class III A4-A, Class III A5-A and Class III B-1-A Interests are each 1% of the principal balances of the Class A-3A, Class A-4A, Class A-5A and Class B-1A Certificates, respectively; and (ii) the aggregate principal balance of the Class III M-A Interests is equal to the Loan Balance of the Home Equity Loans in Group II, less an amount equal 1% of the aggregate Certificate Principal Balances of the Group II Certificates.

          The REMIC III Certificates will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

                                      PASS-         ALLOCATION       ALLOCATION
REMIC III         INITIAL            THROUGH           OF              OF
CERTIFICATES      BALANCE             RATE          PRINCIPAL        INTEREST

III A1-F          $   1,669,000         (1)           (7)             (8),(9)
III A2-F          $     486,000         (1)           (7)             (8),(9)
III B-1-F         $     133,648         (1)           (7)             (8),(9)
III AIO-F         $           0         (3)           N/A             A-IOF
III BIO-F         $           0         (4)           N/A             B-IOF
III M-F           $ 230,066,130         (1)           (7)             (8),(9)
III A3-A          $   2,929,000         (2)           (7)             (8), (10)
III A4-A          $   1,648,500         (2)           (7)             (8),(10)
III A5-A          $   2,000,000         (2)           (7)             (8),(10)
III B-1-A         $     425,007         (2)           (7)             (8),(10)
III AIO-A         $           0         (5)           N/A             A-IOA
III BIO-A         $           0         (6)           N/A             B-IOA
III M-A           $ 700,442,517         (2)           (7)             (8),(10)
R-3               $           0          0%           N/A             N/A


---------------

          (1) The pass-through rate on these REMIC III Regular Interests shall at any time of determination equal the weighted average of the pass-through rates of the REMIC III Group I Regular Interests (other than the Class P-F Certificates), after first subtracting 7.0% from the pass-through rates of each of such regular interests (other than the Class II M-F Interests) for the Distribution Dates 1-36.
          (2) The Pass-Through Rate on these REMIC III Regular Interests shall at any time of determination equal the weighted average of the pass-through rates of the REMIC III Group II Regular Interests (other than the Class P-A Certificates), after first subtracting 7.0% from the pass-through rates of each of such regular interests (other than the Class II M-A Interests) for the Distribution Dates 1-36.
          (3) Interest on the Class III AIO-F will be 100% of the interest payable on the Class II AIO-F.
          (4) Interest on the Class III BIO-F will equal a strip of interest off the principal balance of the Class II BIO-F Interest at 7.0% per annum for the first 36 Distribution Dates and 0% thereafter.
          (5) Interest on the Class III AIO-A will be 100% of the interest payable on the Class II AIO-A.
          (6) Interest on the Class III BIO-A will equal a strip of interest off the principal balance of the Class II BIO-A Interest at 7.0% per annum for the first 36 Distribution Dates and 0% thereafter.
          (7) Principal will be allocated to and apportioned among the Class A-1F, Class A-2F, Class A-3A Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates, in the same proportion as principal is payable with respect to such Certificates, except that a portion of such principal in an amount up to the Excess Subordinated Amount for each of the Group I and Group II Certificates shall first be allocated as a payment of interest to the Class X-F and Class X-A Certificates, respectively, and all of the principal of each respective Group will be allocated as a payment of interest to the Class X-F and Class X-A Certificates, respectively, after the principal balances of the Group I and Group II Certificates, respectively, have each been reduced to zero.
          (8) Except as provided in note (9), interest will be allocated among the Class A-1F, Class A-2F, Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates in the same proportion as interest is payable on such Certificates.
          (9) Any interest with respect to this REMIC III Group I Regular Interest in excess of the product of (i) 100 times the weighted average coupon of the Class III A1-F, Class III A2-F, Class III B-1-F and Class III M-F Interests, where each of such classes, other than the Class III M-F Interests is first subject to a cap and floor equal to the Class A-1F, Class A-2F, and Class B-1F Component Pass-Through Rates, respectively, and the Class III M-F Interests are subject to a cap equal to 0%, and (ii) the principal balance of this REMIC III Regular Interest, will be allocated to the Class X-F Certificates and not allocated to the Group I Certificates. However, the Class X-F Certificates shall be subordinated to the extent provided in Section 7.03.
          (10) Any interest with respect to this REMIC III Group II Regular Interest in excess of the product of (i) 100 times the weighted average coupon of the Class III A3-A, Class III A4-A, Class III A5-A, Class III B-1-A and Class III M-A Interests, where each of such classes, other than the Class III M-A Interests is first subject to a cap and floor equal to the Class A-3A, Class A-4A, Class A-5A and Class B-1A Component Pass-Through Rates, respectively, and the Class III M-A Interests are subject to a cap equal to 0%, and (ii) the principal balance of this REMIC III Regular Interest, will be allocated to the Class X-A Certificates and not allocated to the Group II Certificates. However, the Class X-A Certificates shall be subordinated to the extent provided in Section 7.03.
          (11) On each Distribution Date, available funds, if any, remaining in REMIC III after payments of interest and principal, as designated above, will be distributed to the Class R-3 Certificate. It is expected that there will not be any distributions on the Class R-3 Certificates.

          (e) The Class A-1F, Class A-2F, Class A-3A, Class A-4A, Class A-5A, Class B-1F Component, Class B-1A Component, Class A-IOF Component, Class A-IOA Component, Class B-IOF, Class B-IOA, Class X-F and Class X-A Certificates are hereby designated as "regular interests" with respect to REMIC IV (the "REMIC IV Regular Interests") and the Class R-4 Certificate is hereby designated as the single "residual interest" with respect to REMIC IV. On each Distribution Date, Available Funds, if any, remaining in REMIC IV after payments of interest and principal as designated herein shall be distributed to the Class R-4 Certificates. It is expected that there will not be any distributions on the Class R-4 Certificates.

          The beneficial ownership interests in REMIC IV created hereunder shall be evidenced by the interests having the following characteristics and terms as follows, including for federal income tax purposes the months in which the Final Scheduled Distribution Dates occur:

                                 INITIAL CERTIFICATE          FINAL SCHEDULED
  CLASS DESIGNATION               PRINCIPAL BALANCE          DISTRIBUTION DATE

    Class A-1F                      $166,900,000                June 2029
    Class A-2F                      $ 48,600,000                June 2029
    Class A-3A                      $292,800,000                June 2029
    Class A-4A                      $164,900,000                June 2029
    Class A-5A                      $200,000,000                June 2029
    Class A-IO                           (1)                    February 2002
    Class B-1                       $ 55,860,000                June 2029
    Class B-IOA                     $ 11,000,000(2)             August 2002
    Class B-IOF                      $27,000,000(2)             August 2002
    Class P-A                               $100                June 2029
    Class P-F                               $100                June 2029
    Class X-A                             $                     June 2029
    Class X-F                             $                     June 2029
    Class R-4                            (1)                    June 2029

         ----------------

          (1) The sum of the notional amounts for the Class A-IOF and Class A-IOA Component Certificates. The notional amounts for the Class A-IOF and Class A-IOA Component Certificates are equal to the lesser of (a) in the case of the Class A-IOF Certificates, $22,000,000 for the first twelve Distribution Dates, $16,000,000 for the thirteenth through the twenty-fourth Distribution Dates and $10,000,000 for the twenty-fifth through the thirtieth Distribution Dates and in the case of the Class A-IOA Certificates $67,000,000 for the first twelve Distribution Dates, $48,727,273 for the thirteenth through the twenty-fourth Distribution Dates and $30,454,545 for the twenty-fifth through the thirtieth Distribution Dates and (b) the outstanding Loan Balance of the related Group. Each Notional amount will be $0 after the thirtieth Distribution Date.

          (2) The lesser of (a) the amount stated above and (b) the outstanding Loan Balance of the related Group. Each notional amount will be $0 after the thirty-sixth Distribution Date.

          (3) R-4 Certificates do not have a Certificate Principal Balance. Solely for the purposes of satisfying Treasury Regulation 1.860G-1(a)(4)(iii) the "latest possible maturity date" for each REMIC Certificate is June 2034.

          Section 2.09. MISCELLANEOUS REMIC PROVISIONS.

          (a) The Startup Day is hereby designated as the "startup day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

          (b) The Owner of the Tax Matters Person Residual Interest in each REMIC created hereunder is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to the REMIC.

          (c) The Trust and each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

          (d) The Trustee shall cause each REMIC created hereunder to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate (other than those expenses related to the Pre-Funding Account, the Prepaid Home Equity Loan Account, the Cap Reserve Fund, the LIBOR Carryover Funds and the Capitalized Interest Account) to each REMIC created hereunder.

          (e) For all federal tax law purposes, amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by each respective REMIC created hereunder.

          (f) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-l(b)(5)(ii), or any successor regulation thereto with respect to each REMIC created hereunder. Such information will be provided in the manner described in Treasury Regulation
Section 1.860E-2(a)(5), or any successor regulation thereto.

                                END OF ARTICLE II

                                   ARTICLE III

  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR AND THE SERVICER;
                COVENANT OF DEPOSITOR TO CONVEY HOME EQUITY LOANS

          Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

          The Depositor hereby represents, warrants and covenants to the Trustee and the Certificate Insurer that as of the Startup Day:

          (a) The Depositor is a corporation duly formed and validly existing under the laws governing its creation and existence, is in compliance with the laws of each state in which any Mortgaged Property or the Depositor is located or doing business and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

          (b) The execution and delivery of this Agreement and the other Operative Documents to which it is a party by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Charter or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

          (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

          (e) No litigation, proceeding or investigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Home Equity Loans or the Depositor's performance hereunder and under the other Operative Documents to which the Depositor is a party.

          (f) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributed to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Depositor not misleading.

          (g) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Home Equity Loan, the Depositor had good and equitable title to each Home Equity Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (h) As of the Startup Day, the Depositor has transferred all right, title and interest in the Home Equity Loans to the Trustee on behalf of the Trust; and

          (i) The Depositor is solvent and will not be made insolvent by the transfer of the Home Equity Loans, and the Depositor is not aware of any impending insolvency. The Depositor has not transferred the Home Equity Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

          (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws of any similar statutory provisions in effect in any applicable jurisdiction.

          (l) No certificate of an officer, statement furnished in writing or report delivered, or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

          Section 3.02. REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

          The Servicer hereby represents, warrants and covenants to the Depositor, the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and the other Operative Documents to which it is a party to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Home Equity Loan and to service the Home Equity Loans in accordance with the terms of this Agreement and the other Operative Documents to which it is a party.

          (b) The Servicer has the full corporate power and authority to service each Home Equity Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and the other Operative Documents to which it is a party and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party; and this Agreement and the other Operative Documents to which it is a party, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement and the other Operative Documents to which it is a party by the Servicer, the servicing of the Home Equity Loans by the Servicer, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not
(A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement and the other Operative Documents to which it is a party or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole.

          (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement and the other Operative Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same, provided that the Servicer makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

          (e) The Servicer is an approved seller/servicer for FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act.

          (f) No litigation is pending or, to the best of the Server's knowledge, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the other Operative Documents to which it is a party or the ability of the Servicer to service the Home Equity Loans or to perform any of its other obligations hereunder in accordance with the terms hereof or would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties.

          (g) The collection practices used by the Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business.

          (h) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

          (i) The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact the financial condition or operations of the Servicer or legal documents associated with the transaction contemplated by this Agreement.

          (j) There are no Sub-Servicers as of the Startup Day.

          (k) The Servicer covenants that it will terminate any Sub-Servicer within ninety (90) days after being directed by the Certificate Insurer to do so.

          (l) The Servicer represents and warrants that its computer and other systems used in servicing the Home Equity Loans currently are, or will be no later than October 31, 1999, capable of operating in a manner so that on and after January 1, 2000 (i) the Servicer can service the Home Equity Loans in accordance with the terms of this Agreement and (ii) the Servicer can operate its business in the same manner as it is operating on the date hereof.

          It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Home Equity Loans to the Trustee.

          Upon discovery by any of the Depositor, the Servicer, any Sub-Servicer, the Certificate Insurer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. As promptly as practicable, but in any event, within 45 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Certificate Insurer or by the Trustee with the written consent of the Certificate Insurer pursuant to Section 8.20 hereof; PROVIDED, HOWEVER, that if the Servicer can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended for an additional 90 days with the written approval of the Certificate Insurer.

          Section 3.03. COVENANTS OF THE DEPOSITOR.

          The Depositor hereby covenants with the Trustee and the Certificate Insurer that it shall from and after the Startup Day until the termination of the Trust:

          (a) The Depositor will not file for bankruptcy without the unanimous vote of its Board of Directors.

          (b) The Depositor will observe all corporate procedures required by its Certificate of Incorporation.

          (c) The Depositor does not commingle its assets with the assets of the any other Person. The board of directors of the Depositor must duly authorize all the corporate actions of the Depositor, to the extent required by the laws of its state of incorporation. The Depositor will maintain separate and full corporate records and financial records for itself only.

          (d) The financial records and accounts of the Depositor will be prepared and maintained in accordance with generally accepted accounting principles and will be susceptible to audit.

          (e) The Depositor conducts its business solely in its own name. In that regard, all written and oral communications, including, without limitation, letters, invoices, purchase orders and contracts, will be made solely in its name.

          (f) The Depositor will provide for its expenses and liabilities from its own funds. The capitalization of the Depositor will be adequate in light of its proposed business and purpose.

          (g) The Depositor will not be liable for the payment of any liability of any other Person. Neither the assets nor the creditworthiness of the Depositor will be generally held out as being available for the payment of any liability of any other Person. Assets will not be transferred from the Depositor to another Person without fair consideration or reasonably equivalent value or with the intent to hinder, delay or defraud the creditors of any other Person. The Depositor's business is such that the daily conduct thereof does not require the management thereof by any other Person.

          (h) The Depositor shall not incur any subordinated debt without the prior written consent of the Certificate Insurer and notice to the Rating Agencies.

          Section 3.04. REPURCHASE OR SUBSTITUTION OF HOME EQUITY LOANS .

          (a)(i) Upon the discovery by the Depositor, the Servicer, the Certificate Insurer, any Sub-Servicer, any Owner or the Trustee that the representations and warranties set forth in
                    Section 5(b)(viii), (xi), (xiii), (xiv), (xv) or (xvi) or
                    Section 6 of the Mortgage Loan Purchase Agreement were untrue in any material respect, without regard to any limitation set forth therein concerning the knowledge of the Responsible Party as to the facts stated therein as of the Startup Day (or in the case of the Subsequent Home Equity Loans, as of the respective Subsequent Transfer Date or in the case of a Qualified Substitute Home Equity Loan, as of the respective replacement date) or the occurrence of a First Payment Default with respect to a Home Equity Loan, with the result that the interests of the Owners or of the Certificate Insurer in the related Home Equity Loan are, or may be, materially and adversely affected, the party discovering such breach or First Payment Default shall give prompt written notice to the other parties. Upon the earliest to occur of the Responsible Party's discovery or its receipt of notice of breach or First Payment Default from any one of the other parties which materially and adversely affects the interests of the Owners or of the Certificate Insurer, without regard to any limitation set forth in the Mortgage Loan Purchase Agreement concerning the knowledge of the Responsible Party as to the facts stated therein, the Servicer or the Trustee shall enforce the obligation of the Responsible Party under the Mortgage Loan Purchase Agreement to promptly cure such breach in all material respects within 60 days (or 90 days if the Responsible Party is attempting in good faith to cure the breach as determined by the Certificate Insurer in its sole discretion) following such discovery or receipt of notice or
                    (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Responsible Party a Qualified Substitute Home Equity Loan and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account; PROVIDED, HOWEVER, that if the Responsible Party can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, the period of time in which the Responsible Party must substitute a Qualified Substitute Home Equity Loan or purchase such Home Equity Loan may be extended with the written approval of the Certificate Insurer. It is understood and agreed that the obligation of the Responsible Party under the Mortgage Loan Purchase Agreement to so substitute or purchase any Home Equity Loan as to which such a statement set forth therein is untrue in any material respect and has not been remedied shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect therein available to the Owners and the Trustee on behalf of the Owners.

          (ii) The Depositor hereby represents and warrants that each Initial Home Equity Loan in Group Ia and IIa has an original Loan Balance of up to $240,000 except for Home Equity Loans for which the related Mortgaged Property (a) is a two-family property in which case the Loan Balance may be up to $307,100, (b) is a three-family property in which case the Loan Balance may be up to $371,200 or (c) is a four-family property in which case the Loan Balance may be up to $461,350; provided that the original Loan Balance for an Initial Home Equity Loan in Alaska, Hawaii, Guam and the U.S. Virgin Islands may be up to 50% higher than the limits previously described. Upon the discovery by the Depositor, the Servicer, the Certificate Insurer, any Sub-Servicer, any Owner or the Trustee that such representation were untrue with respect to a Home Equity Loan, the party discovering such breach shall give prompt written notice to the other parties. Upon the earliest to occur of the Depositor's discovery or its receipt of notice of breach from any one of the other parties, the Servicer or the Trustee shall enforce the obligation of the Depositor to (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Depositor a Qualified Substitute Home Equity Loan and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. It is understood and agreed that the obligation of the Depositor to so substitute or purchase any such Home Equity Loan shall constitute the sole remedy respecting a discovery of a breach of the Depositor's representation in the first sentence above available to the Owners and the Trustee on behalf of the Owners.

          (b) In the event of any such repurchase pursuant to this Section, an Opinion of Counsel experienced in federal income tax matters shall be delivered to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or a REMIC created hereunder or otherwise subject the Trust or the REMICs created hereunder to tax and would not jeopardize the status of the REMICs created hereunder as REMICs (a "REMIC Opinion"). In the event that any such repurchase results in a Prohibited Transaction, the Trustee shall immediately notify the Responsible Party in writing thereof and the Responsible Party will, pursuant to the Mortgage Loan Purchase Agreement, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Substitute Home Equity Loan is delivered by the Responsible Party to the Trust pursuant to the Mortgage Loan Purchase Agreement and Section 3.04 or Section 3.06 hereof, the Responsible Party shall be obligated to take the actions described in Section 3.04(a) with respect to such Qualified Substitute Home Equity Loan upon the discovery by any of the Owners, the Responsible Party, the Servicer, the Certificate Insurer, any Sub-Servicer or the Trustee that the statements set forth in 5(b)(viii), (xi), (xiii), (xiv),
(xv) or (xvi) or Section 6 of the Mortgage Loan Purchase Agreement are untrue in any material respect, without regard to any limitation set forth therein concerning the knowledge of the Responsible Party as to facts stated therein, on the date such Qualified Substitute Home Equity Loan is conveyed to the Trust or the occurrence of a First Payment Default with respect to such Qualified Substitute Home Equity Loan such that the interests of the Owners or the Certificate Insurer in the related Qualified Substitute Home Equity Loan are, or may be, materially and adversely affected; provided, however, that for the purposes of this subsection (b) the statements in subsection (a) above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Substitute Home Equity Loan is conveyed to the Trust.

          (c) It is understood and agreed that the representations, warranties and covenants set forth or referred to in this Section 3.04 shall survive delivery of the respective Home Equity Loans (including Qualified Substitute Home Equity Loan) to the Trustee.

          (d) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Equity Loan pursuant to this Article III or the eligibility of any Home Equity Loan for the purpose of this Agreement.

          Section 3.05. SALE TREATMENT OF THE INITIAL HOME EQUITY LOANS AND QUALIFIED SUBSTITUTE HOME EQUITY LOANS.

          (a) The transfer by the Depositor of the Home Equity Loans set forth on the Schedule of Home Equity Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

          In the event that such conveyance or a conveyance pursuant to Section
3.07 and any Subsequent Transfer Agreement is deemed to be a loan, the parties intend that the Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

          (b) In connection with the transfer and assignment of the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans the Depositor agrees to:

                    (i) deliver or cause to be delivered without recourse to the Trustee, on the Startup Day with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, (A) the original Notes endorsed in blank or to the order of the Trustee ("Pay to the order of The Chase Manhattan Bank, as Trustee for Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, without recourse") and signed by manual or facsimile signature, (B) an original or certified copy of the title search and the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Responsible Party, or the original title insurance policy or a copy certified by the issuer of the title insurance policy, (C) originals of all intervening assignments, if any showing a complete chain of title from origination to the applicable Originator, including warehousing assignments, if recorded, (D) originals of all assumption, modification, consolidation or extension agreements, if any, (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Responsible Party from the applicable recording office) or a copy of the Mortgage certified as a true copy by the closing attorney or an Authorized Officer of the Responsible Party, or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost and (F) the original Assignments of Mortgages (as described in clause (b)(ii)) in recordable form (other than with respect to recording information not yet received and the assignee's name) and acceptable for recording in the state or other jurisdiction where the Mortgaged Property is located.

                    (ii) with respect to each Home Equity Loan as to which the Responsible Party has received recording information by the Startup Day or the Subsequent Transfer Date, cause, within 30 days following the Startup Day with respect to the Initial Home Equity Loans or by the Subsequent Transfer Date with respect to the Subsequent Home Equity Loans and with respect to each other Home Equity Loan, within 30 days following receipt of recording information, Assignments of the Mortgages to "The Chase Manhattan Bank, as Trustee of Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 under the Pooling and Servicing Agreement dated as of June 1, 1999" to be submitted for recording in the appropriate jurisdictions; PROVIDED, FURTHER, that the Depositor shall not be required to record an assignment of a Mortgage if the Depositor furnishes to the Trustee and the Certificate Insurer, on or before the Startup Day with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, at the Depositor's expense, an Opinion of Counsel with respect to the relevant jurisdiction that such recording is not necessary to protect the Trustee's interest in the related Home Equity Loans (in form and substance satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies); PROVIDED FURTHER, HOWEVER, notwithstanding the delivery of any legal opinions, each assignment of Mortgage shall be recorded by the Trustee upon the earliest to occur of: (i) reasonable direction by the Certificate Insurer, (ii) the occurrence of a Servicer Termination Event, or (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Responsible Party; and

                    (iii) deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Trustee, within 15 days of receipt thereof by the Responsible Party (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Responsible Party, within 12 months after the Startup Day with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans).

          In instances where the original recorded Mortgage or intervening assignment (other than the Assignment of Mortgage) cannot be delivered to the Trustee prior to or concurrently with the execution and delivery of this Agreement due to a delay in connection with recording, the Depositor may in lieu of delivering such original recorded Mortgage, or intervening assignment (other than the Assignment of Mortgage), deliver to the Trustee a copy thereof, provided that the Responsible Party provides a copy of such document and certifies that the original Mortgage, or intervening assignment (other than the Assignment of Mortgage) has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor. In all such instances, the Depositor will deliver or cause to be delivered the original recorded Mortgage, or intervening assignment (other than the Assignment of Mortgage) to the Trustee promptly upon receipt by the Responsible Party of the original recorded Mortgage, or intervening assignment (other than the Assignment of Mortgage) but in no event later than 12 months after the Startup Day or Subsequent Transfer Date, as applicable.

          Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder (and the Responsible Party shall be deemed to have satisfied its obligations under the Mortgage Loan Purchase Agreement) upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

          Not later than forty days following the Startup Day, the Responsible Party, shall deliver to the Trustee a list of all Mortgages for which no Assignment of Mortgage has yet been submitted for recording by the Responsible Party, which list shall state the reason why the Responsible Party has not yet submitted such Mortgage assignments for recording. With respect to any Assignment of Mortgage disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Trustee shall make an immediate demand on the Responsible Party to prepare such Assignments of Mortgage, and shall inform the Certificate Insurer, in writing, of the Responsible Party's failure to prepare such Assignments of Mortgage. Thereafter, the Trustee, shall cooperate in executing any documents prepared by the Certificate Insurer and submitted to the Trustee in connection with this provision. Following the Startup Day, the Responsible Party shall promptly prepare an Assignment of Mortgage for any Mortgage for which original recording information is subsequently received by the Responsible Party, and shall promptly deliver a copy of such Assignment of Mortgage to the Trustee. The Responsible Party shall follow its normal servicing procedures and attempt to obtain the original recording information necessary to complete an Assignment of Mortgage. In the event that the Responsible Party is unable to obtain such recording information with respect to any Mortgage prior to the end of the 18th calendar month following the Startup Day with respect to the Initial Home Equity Loans and the relevant Subsequent Transfer Date with respect to Subsequent Home Equity Loans and has not provided to the Trustee an Assignment of Mortgage with evidence of recording thereon relating to the assignment of such Mortgage to the Trustee, the Trustee shall notify the Responsible Party of the Responsible Party's obligation pursuant to the Mortgage Loan Purchase Agreement to provide a completed assignment (with evidence of recording thereon) on or before the end of the 20th calendar month following the Startup Day with respect to the Initial Home Equity Loans and the relevant Subsequent Transfer Date with respect to Subsequent Home Equity Loans. A copy of such notice shall be sent by the Trustee to the Certificate Insurer. If no such completed assignment (with evidence of recording thereon) is provided before the end of such 20th calendar month, the related Home Equity Loan shall be deemed to have breached the representations contained in Section 6 of the Mortgage Loan Purchase Agreement; PROVIDED, HOWEVER, that if as of the end of such 20th calendar month the Responsible Party demonstrates to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment and, during each month thereafter until such completed assignment is delivered to the Trustee, the Responsible Party continues to demonstrate to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment, the related Home Equity Loan will not be deemed to have breached such representation. The requirement to deliver a completed assignment with evidence of recording thereon will be deemed satisfied upon delivery of a copy of the completed assignment certified by the applicable public recording office.

          Copies of all Mortgage assignments received by the Trustee shall be retained in the related File.

          All recording required pursuant to this Section 3.05 shall be accomplished at the expense of the Servicer.

          (c) In the case of Initial Home Equity Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver on or before the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit E.

          (d) The Depositor shall transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Depositor in and to any Qualified Substitute Home Equity Loan delivered to the Trustee on behalf of the Trust by the Depositor pursuant to Section 3.04 or 3.06 hereof and all its right, title and interest to principal and interest due on such Qualified Substitute Home Equity Loan on and after the applicable Replacement Cut-Off Date; PROVIDED, HOWEVER, that the Depositor shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Substitute Home Equity Loan prior to the applicable Replacement Cut-Off Date.

          (e) As to each Home Equity Loan released from the Trust in connection with a repurchase or the conveyance of a Qualified Substitute Home Equity Loan therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on the Responsible Party's order, all of its right, title and interest in and to such released Home Equity Loan and all the Trust's right, title and interest to principal and interest due on such released Home Equity Loan after the applicable Replacement Cut-Off Date, as the case may be; PROVIDED, HOWEVER, that the Trust shall reserve and or and retain all right, title and interest in and to payments of principal and interest due on such released Home Equity Loan prior to such repurchase or the applicable Replacement Cut-Off Date, as the case may be.

          (f) In connection with any transfer and assignment of a Qualified Substitute Home Equity Loan to the Trustee on behalf of the Trust, the Responsible Party has agreed pursuant to the Mortgage Loan Purchase Agreement to deliver without recourse to the Trustee on the date of delivery of such Qualified Substitute Home Equity Loan the documents required to be delivered pursuant to Section 3.05(b)(i).

          (g) As to each Home Equity Loan released from the Trust in connection with a repurchase or the conveyance of a Qualified Substitute Home Equity Loan the Trustee shall deliver on the date of such repurchase or conveyance of such Qualified Substitute Home Equity Loan and on the order of the Responsible Party
(i) the original Note relating thereto, endorsed without recourse or representation, in blank or to the order of, to the Responsible Party, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

          (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Trustee shall cause the Responsible Party to prepare, pursuant to the Mortgage Loan Purchase Agreement a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

          Section 3.06. ACCEPTANCE BY TRUSTEE; CERTAIN SUBSTITUTIONS OF HOME EQUITY LOANS; CERTIFICATION BY TRUSTEE.

          (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by or on behalf of the Depositor in the form attached as Exhibit F hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer. The Trustee agrees, for the benefit of the Owners and the Certificate Insurer, to review such items on or before the Startup Day (or, with respect to any document delivered after the Startup Day, on the day of receipt and with respect to any Subsequent Home Equity Loan or Qualified Substitute Home Equity Loan, on or before the assignment thereof) and to deliver to the Depositor, the Responsible Party, the Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit G (a "Pool Certification") to the effect that, as to each Home Equity Loan listed in the Schedule of Home Equity Loans (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in the exception report annexed to such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement have been executed and are in its possession and that the Notes have been endorsed as set forth in
Section 3.05(b)(i) hereof, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and
(iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File with respect to the Servicer's loan number, maturity date, original principal balance, first payment date and original term to maturity. The Trustee shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Home Equity Loan.

          (b) In addition to the foregoing, the Trustee also agrees to make a review on or before 180 days after the Startup Day (to be updated quarterly) indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than quarterly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

          (c) If the Trustee during such review of the Files for the Pool Certification and the Final Certification and making or preparing the certifications referred to above finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Home Equity Loans identified in the Schedule of Home Equity Loans, or that any Home Equity Loan does not conform to the description thereof as set forth in the Schedule of Home Equity Loans, the Trustee shall promptly so notify the Depositor, the Responsible Party, the Seller and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Responsible Party as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the review of the items delivered by the Depositor pursuant to Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Home Equity Loans and conform to the description thereof in the Schedule of Home Equity Loans solely with respect to the Servicer's loan number, the maturity date, original principal balance, first payment date, and original term to maturity. The Responsible Party has agreed pursuant to the Mortgage Loan Purchase Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days (or 90 days if the Responsible Party is attempting in good faith to cure such defect as determined by the Certificate Insurer in its sole discretion) after such notice to it respecting such defect the Responsible Party has not remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or the Certificate Insurer, the Trustee will cause the Responsible Party pursuant to the Mortgage Loan Purchase Agreement within 60 days (or 90 days if the Responsible Party is attempting in good faith to cure such defect as determined by the Certificate Insurer in its sole discretion) to (i) substitute in lieu of such Home Equity Loan a Qualified Substitute Home Equity Loan and, if the outstanding principal amount of such Qualified Substitute Home Equity Loan as of the applicable Replacement Cut-Off Date is less than the outstanding principal balance of such Home Equity Loan as of such Replacement Cut-Off Date, deliver an amount (a "Substitution Amount") equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan and (B) all accrued and unpaid interest with respect to such Home Equity Loan to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. In connection with any proposed purchase or substitution of a Home Equity Loan, the Responsible Party has agreed pursuant to the Mortgage Loan Purchase Agreement to cause at the Responsible Party's expense to be delivered to the Trustee and to the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status any REMIC created hereunder as a REMIC, and the Responsible Party shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of any REMIC created hereunder as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Home Equity Loan or (ii) the delivery of such opinion.

          Section 3.07 CONVEYANCE OF THE SUBSEQUENT HOME EQUITY LOANS.

          (a) Subject to the satisfaction of the conditions set forth in Section
3.05 and paragraphs (b), (c) and (d) below (based on the Trustee's review of such conditions) in consideration of the Trustee's delivery on the relevant Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account or the Prepaid Home Equity Loan Account, the Depositor shall on each Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, and the Trustee shall purchase on behalf of the Trust all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from the Subsequent Home Equity Loans (other than any principal and interest due on or prior to the relevant Subsequent Cut-Off Date) which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06), together with the related Subsequent Home Equity Loan documents and the Depositor's interest in any Mortgaged Property which secures a Subsequent Home Equity Loan and all payments thereon the Depositor's rights but none of its obligations under the related Subsequent Transfer Agreement and proceeds of the conversion, voluntary or involuntary, of the foregoing and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Subsequent Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). Notwithstanding anything to the contrary herein, there shall be no more than three Subsequent Transfer Dates.

          The transfer by the Depositor of the Subsequent Home Equity Loans set forth on the related Schedule of Home Equity Loans to the Trustee shall be absolute and shall be intended by the Owners and all parties hereto to be treated as a sale by the Depositor. Any Subsequent Home Equity Loan transferred shall be included in one and only one of Group Ia, Group Ib, Group IIa or Group IIb. The amount released from the Pre-Funding Account or the Prepaid Home Equity Loan Account, as applicable, shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Home Equity Loans so transferred. Upon the transfer by the Depositor of the Subsequent Home Equity Loans hereunder, such Subsequent Home Equity Loans (and all principal and interest due thereon on and subsequent to the Subsequent Cut-Off Date) and all other rights and interests with respect to such Subsequent Home Equity Loans transferred pursuant to a Subsequent Transfer Agreement shall be deemed for all purposes hereunder to be part of the Trust Estate.

          (b) The obligation of the Trustee to accept the transfer of the Subsequent Home Equity Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                    (i) the Depositor shall have provided the Trustee and the Certificate Insurer with an Addition Notice not less than 5 Business Days prior to the proposed Subsequent Transfer Date (unless the Trustee and the Certificate Insurer shall agree to a shorter period of time) and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Home Equity Loans;

                    (ii) the Depositor shall have delivered to the Trustee (with a copy to the Certificate Insurer) a duly executed written Subsequent Transfer Agreement (including an acceptance by the Trustee) in substantially the form of Exhibit D hereto, which shall indicate whether such Subsequent Home Equity Loan is to be assigned to Group I or Group II and which shall include a Schedule of Home Equity Loans, listing the Subsequent Home Equity Loans and any other exhibits listed thereon;

                    (iii) the Depositor shall have delivered to the Servicer for deposit in the Principal and Interest Account all principal and interest due in respect of such Subsequent Home Equity Loans on and after the related Subsequent Cut-Off Date;

                    (iv) as of each Subsequent Transfer Date, none of the Responsible Party, the Seller the Depositor was insolvent, nor will any of them be made insolvent by such transfer, nor is any of them aware of any pending insolvency;

                    (v) with respect to Subsequent Home Equity Loans to be purchased with funds from a Pre-Funding Account, the Funding Period with respect to the related Group shall not have ended:

                    (vi) the Depositor shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph
          (b) and paragraphs (c), (d) and (e) below and in the related Subsequent Transfer Agreement and the Certificate Insurer shall have consented to such transfer;

                    (vii) such purchase of the Subsequent Home Equity Loans will not result in a material adverse tax consequence to the Trust or the Owners of the Certificates; and

                    (viii) the Depositor shall have delivered to the Trustee and the Certificate Insurer Opinions of Counsel with respect to the transfer of the Subsequent Home Equity Loans substantially in the form of the Opinions of Counsel delivered to the Trustee and the Certificate Insurer on the Startup Day with respect to the Initial Home Equity Loans (bankruptcy, corporate and tax).

          (c) The obligation of the Trust to purchase a Subsequent Home Equity Loan for addition to Group I on any Subsequent Transfer Date is subject to the following requirements any of which may, at the Depositor's request, be waived or modified by the Certificate Insurer by a written waiver (a copy of which waiver shall be delivered to the Trustee and the Rating Agencies): (i) such Subsequent Home Equity Loan will be a fixed-rate Home Equity Loan; (ii) the average Loan Balance of such Subsequent Home Equity Loans will be less than $90,000; (iii) such Subsequent Home Equity Loan will not be more than 30 days contractually Delinquent as of the Subsequent Cut-Off Date; (iv) the weighted average remaining term to maturity of such Subsequent Home Equity Loan may not exceed 357 months; (v) at least 90% of such Subsequent Home Equity Loans will be owner occupied; (vi) the weighted average Loan-to-Value Ratio of such Subsequent Home Equity Loans shall not exceed 80%; (vii) the weighted average Coupon Rate of such Subsequent Home Equity Loans shall not be less than 9.50%; (viii) at least 80% of such Subsequent Home Equity Loans shall be single family; (ix) not more than 35% of the Mortgaged Properties relating to Subsequent Home Equity Loans are located in California and (x) the characteristics of the Subsequent Home Equity Loans with respect to the related Group, in aggregate, shall not be materially different from the characteristics of the Home Equity Loans with respect to the related Group relating to Prepayments in Full deposited in the Prepaid Home Equity Loan Account and used to acquire such Subsequent Home Equity Loans. In addition, the Subsequent Home Equity Loans with respect to Group I and the final pool of Home Equity Loans in Group I shall conform to the requirements in the Insurance Agreement and (x) such Subsequent Home Equity Loans with respect to Group Ia will have an original Loan Balance of less than $240,000 except for Home Equity Loans for which the related Mortgaged Property (a) is a two-family property in which case the Loan Balance may be up to $307,100, (b) is a three-family property in which case the Loan Balance may be up to $371,200 or
(c) is a four-family property in which case the Loan Balance may be up to $461,350 provided that the original Loan Balance for an Initial Home Equity Loan in Alaska, Hawaii, Guam and the U.S. Virgin Islands may be up to 50% higher than the limits previously described.

          (d) The obligation of the Trust to purchase a Subsequent Home Equity Loan for addition to Group II on any Subsequent Transfer Date is subject to the following requirements any of which may, at the Seller's request, be waived or modified by the Certificate Insurer by a written waiver (a copy of which waiver shall be delivered to the Trustee and the Rating Agencies): (i) such Subsequent Home Equity Loan will be an adjustable-rate Home Equity Loan; (ii) the average Loan Balance of such Subsequent Home Equity Loans will be less than $105,000;
(iii) such Subsequent Home Equity Loan will be in a first lien position; (iv) such Subsequent Home Equity Loan will not be more than 30 days contractually Delinquent as of the Subsequent Cut-Off Date; (v) the weighted average remaining term to maturity of such Subsequent Home Equity Loans may not exceed 360 months;
(vi) such Subsequent Home Equity Loan will have a weighted average lifetime minimum Coupon Rate of not less than 9.00% and a weighted average maximum rate of at least 15%; (vii) such Subsequent Home Equity Loans with respect to Group IIa will have an original Loan Balance of less than $240,000 except for Home Equity Loans for which the related Mortgaged Property (a) is a two-family property in which case the Loan Balance may be up to $307,100, (b) is a three-family property in which case the Loan Balance may be up to $371,200 or
(c) is a four-family property in which case the Loan Balance may be up to $461,350 provided that the original Loan Balance for an Initial Home Equity Loan in Alaska, Hawaii, Guam and the U.S. Virgin Islands may be up to 50% higher than the limits previously described; (viii) such Subsequent Home Equity Loans will have a weighted average Coupon Rate of at least 9.00%; (ix) such Subsequent Home Equity Loans will have a weighted average original Loan-to-Value Ratio of not more than 80%; (x) at least 7% of such Subsequent Home Equity Loans shall be six-month adjustable rate loans; (xi) such Subsequent Home Equity Loans will have a weighted gross average margin of no less than 6.00%; (xii) at least 90% of such Subsequent Home Equity Loans will be owner occupied; (xiii) at least 75% of such Subsequent Home Equity Loans will be single family; (xiv) not more than 35% of the Mortgaged Properties relating to Subsequent Home Equity Loans are located in California and (xv) the characteristics of the Subsequent Home Equity Loans with respect to the related Group, in aggregate, shall not be materially different from the characteristics of the Home Equity Loans with respect to the related Group relating to Prepayments in Full deposited in the Prepaid Home Equity Loan Account and used to acquire such Subsequent Home Equity Loans. In addition, the Subsequent Home Equity Loans with respect to Group II and the final pool of Home Equity Loans in Group II shall conform to the requirements in the Insurance Agreement.

          (e) Reserved.

          (f) In connection with each Subsequent Transfer Date and, if applicable, on the final Pre-Funding Distribution Date, the Trustee shall determine based on information provided to the Trustee by the Depositor on or prior to such Subsequent Transfer Date: (i) the amount and correct dispositions of Group I Capitalized Interest Requirement and Group II Capitalized Interest Requirement, of amounts in the Prepaid Home Equity Loan Account, Pre-Funding Account Earnings and the Pre-Funded Amount and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account, the Prepaid Home Equity Loan Account and of the Capitalized Interest Account. In the event that any amounts are released as a result of an error in calculation to the Owners or Depositor from the Pre-Funding Account or from the Capitalized Interest Account, such Owners or the Depositor shall immediately repay such amounts to the Trustee or the Trustee shall have the right to withhold such amounts from future distributions on such Certificates or the Depositor.

          On the final Pre-Funding Distribution Date, the Certificate Insurer may modify the related Specified Subordinated Amount as provided in Exhibits L and M.

          Section 3.08. RESERVED.

          Section 3.09. COOPERATION PROCEDURES. The Depositor shall, and shall cause the Responsible Party to, in connection with the delivery of each Qualified Substitute Home Equity Loan to the Trustee, provide the Trustee with information set forth in the Schedules of Home Equity Loans with respect to such Qualified Substitute Home Equity Loan.

          (a) The Depositor, the Servicer and the Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required to be obtained by any of them in connection with their respective duties hereunder.

          (b) The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each File as shall enable it and the Trustee to comply with this Agreement. In performing its recordkeeping duties the Servicer shall act in accordance with Accepted Servicing Practices and the terms of this Agreement. The Servicer shall conduct, or cause to be conducted, periodic audits of its accounts, records and computer systems as set forth in
Section 8.16 and 8.17 hereof. The Servicer shall promptly report to the Trustee and the Certificate Insurer any failure on its part to maintain its accounts, records and computer systems herein provided and promptly take appropriate action to remedy any such failure.

          (c) The Servicer further confirms to the Trustee and the Certificate Insurer that it has caused the portions of the electronic ledger relating to the Home Equity Loans to be clearly and unambiguously marked to indicate that such Home Equity Loans are property of the Trust.

                               END OF ARTICLE III

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

          Section 4.01. ISSUANCE OF CERTIFICATES.

          On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit H hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

          Section 4.02. SALE OF CERTIFICATES.

          At 10 a.m. New York City time on the Startup Day, at the offices Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (or at such other location acceptable to the Depositor), the Seller will sell and convey the Initial Home Equity Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will convey the Initial Home Equity Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriter (as designee of the Depositor), the Offered Certificates with an aggregate Percentage Interest in each Class equal to 100% registered in the name of Cede & Co. or in such other names as the Underwriter shall direct, against payment to the Depositor of the purchase price thereof by wire transfer of immediately available funds to the Trustee as designee of the Depositor and (ii) to the respective registered owners thereof (as designees of the Depositor), Class R Certificates with a Percentage Interest equal to 99.999%, Class X-A, Class X-F, Class B-IOA, Class B-IOF, Class P-A and Class P-F Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of the initial purchasers thereof and Class R Certificates with a Percentage Interest equal to 0.001%, registered in the name of the Tax Matters Person (all such events shall be referred to herein as the "Closing").

          Upon the Depositor's receipt of the entire net proceeds of the sale of the Offered Certificates, the Depositor shall deposit an amount equal to the Original Aggregate Pre-Funded Amount in the Pre-Funding Account and the Original Capitalized Interest Deposit in the Capitalized Interest Account.

                                END OF ARTICLE IV

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

          Section 5.01. TERMS.

          (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" thereof, no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and the terms of the related Note and except for the rights of the Trustee on behalf of the Owners of the Class A and Class A-IO Certificates with respect to the Certificate Insurance Policies). The Certificates are payable solely from payments received on or with respect to the Home Equity Loans (net of the Servicing Fees, Trustee Fees and Premium Amounts), moneys in the Principal and Interest Account, except as otherwise provided herein monies in the Pre-Funding Account, the Prepaid Home Equity Loan Account, the Cap Reserve Fund, the LIBOR Carryover Funds, the Capitalized Interest Account from earnings on moneys and the proceeds of property held as a part of the Trust Estate and, upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Home Equity Loans, certain related Insured Payments, PRO RATA in accordance with such Owner's Percentage Interest and certain amounts payable from the Capitalized Interest Account and from the Pre-Funding Account.

          (b) Each Owner is required, and hereby agrees, to return to the Trustee, any Certificate prior to the Trustee making the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement.

          Section 5.02. FORMS.

          The Certificates shall be in substantially the forms set forth in the Exhibits hereof.

          Section 5.03. EXECUTION, AUTHENTICATION AND DELIVERY.

          Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers. In addition, each Certificate shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

          Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

          The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

          No Certificate shall be valid until executed and authenticated as set forth above.

          Section 5.04. REGISTRATION AND TRANSFER OF CERTIFICATES.

          (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer, the Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

          If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class B-1 Certificates, or if there are no longer any Class B-1 Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class X-A and Class X-F Certificates, such Owners shall give the Trustee, the Certificate Insurer and the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. In connection with any such appointment the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.06 hereof.

          (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate outstanding principal amount or Percentage Interest of the Certificate so surrendered.

          (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate outstanding principal amount or Percentage Interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

          (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

          (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

          (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

          (g) It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Offered Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Certificate of such Class. Upon initial issuance, the ownership of each such Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

          On the Startup Day, the Offered Certificates shall be issued in denominations of $1,000 Certificate Principal Balance or Notional Amount, as applicable, and integral multiples of $1 in excess thereof.

          The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository in the form provided to the Trustee by the Depositor.

          With respect to the Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Certificate Insurer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a registered Owner of an Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

          Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

          (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository or (iii) after the occurrence of a Servicer Termination Event, the beneficial owners of each Class of Offered Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Direct or Indirect Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Owners is no longer in the best interests of the Owners. In the case of (i) and (ii) above, the Depositor may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system and in the case of (iii) above, then the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring Offered Certificates shall designate, in accordance with the provisions hereof.

          (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Offered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

          Section 5.05. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless (PROVIDED, THAT with respect to an Owner which is an institutional investor with a long-term credit rating of "A" or the equivalent thereof or better by the Rating Agencies, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

          Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment from the transferor or transferee of the related Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

          Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          Section 5.06. PERSONS DEEMED OWNERS.

          Prior to due presentment for registration of transfer of any Certificate, the Certificate Insurer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Certificate Insurer, the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

          Section 5.07. CANCELLATION.

          All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

          Section 5.08. LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS.

          (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

          (b) No other sale or other transfer of record or beneficial ownership of a Class R, Class P-A, Class P-F, Class X-A, Class X-F, Class B-IOA or Class B-IOF Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with said Securities Act and laws. In the event of any such a transfer: (i) in the case of transfers for which an investment letter in the form of Exhibit J-1 is provided by the transferee to the Trustee and the Certificate Insurer, the Trustee and the Depositor shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor, the Trustee and the Certificate Insurer to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Securities Act and laws or is being made pursuant to said Securities Act and laws, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Trust Estate or the Certificate Insurer; and (ii) in the case of transfers for which an investment letter in the form of Exhibit J-1 or J-2 is provided, the investment letter shall not be an expense of the Depositor, the Trustee, the Trust Estate or the Certificate Insurer. The Owner of a Class R, Class P-A, Class P-F, Class X-A, Class X-F, Class B-IOA or Class B-IOF Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, no transfer restrictions pursuant to this clause (b) shall apply to the transfer of any Certificates on the Startup Day.

          (c) No transfer of a Class B-1, Class R, Class P-A, Class P-F, Class X-A, Class X-F, Class B-IOA or Class B-IOF Certificate shall be made unless the Trustee shall have received either: (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Insurer (which may be combined with the investment letter required by subsection (b) above), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or (ii) in the event that any such Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer (including the assets of any Plan held in an insurance company separate or general account), either a representation that the source of funds used to acquire such Certificates is an insurance company general account within the meaning of Section V(e) of Prohibited Transaction Exemption 95-60 or an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Insurer, which Opinion of Counsel shall not be at the expense of either the Trustee, the Certificate Insurer or the Trust, to the effect that the purchase or holding of any such Certificates will not result in the assets of the Trust being deemed to be "plan assets," will not cause the Trust to be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code, and will not subject the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of such representation or an Opinion of Counsel as described above shall be null and void and of no effect. Notwithstanding the foregoing, no transfer restrictions pursuant to this clause (c) shall apply to the transfer of any Certificates on the Startup Day. The acquirer of a Class B-1 Certificate by, or on behalf of or with the assets of, a Plan shall be deemed to have made the representation referred to in clause (ii) of this subsection (c).

          (d) No sale or other transfer of any Offered Certificate may be made to the Depositor, the Servicer or any of their respective Affiliates (other than in the case of the Depositor, the Underwriter).

          (e) No sale or other transfer of any Class R Certificate shall be made to Long Beach or the Servicer.

          (f) Notwithstanding anything to the contrary contained in this Section 5.08, the Class R, Class P-A, Class P-F, Class X-A, Class X-F, Class B-IOA or Class B-IOF Certificates may be transferred to the Depositor or an affiliate of the Depositor without regard to Sections 5.08(b), (c) or (e) above.

          Section 5.09. ASSIGNMENT OF RIGHTS.

          Other than with respect to any Class R Certificates (unless the Trustee shall have received a satisfactory Opinion of Counsel to the effect that such action with respect to a Class R Certificate will not have an adverse effect on the status of any REMIC as a "REMIC") an Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of
Section 5.04 and Section 5.08 hereof.

                                END OF ARTICLE V

                                   ARTICLE VI

                                    COVENANTS

          Section 6.01. DISTRIBUTIONS.

          On each Distribution Date, the Trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) in the case of the Offered Certificates registered in the name of the Depository, by wire transfer to the Depository or
(ii) in each other case, by check or draft mailed on each Distribution Date or, if requested by any Owner (other than the Depository) of (A) an Offered Certificate having an original principal balance or notional amount of not less than $1,000,000 or (B) a Class P-A, Class P-F, Class B-IOA, Class B-IOF, Class X-A, Class X-F or Class R Certificate having a Percentage Interest of not less than 10%, in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Distribution Date, in each case to each Owner of record on the immediately preceding Record Date.

          Section 6.02. MONEY FOR DISTRIBUTIONS TO BE HELD IN TRUST;
WITHHOLDING.

          (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account or from Insured Payments shall be made by and on behalf of the Trustee or by a Paying Agent, and no amounts so withdrawn from the Certificate Account for payments of Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

          (b) If the Depositor has appointed a Paying Agent pursuant to Section
11.15 hereof, the Trustee will, on the Business Day immediately preceding each Distribution Date, deposit with such Paying Agent in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

          (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          (d) The Depositor shall require the Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          (e) Any money held by the Trustee or a Paying Agent in trust for the payment of any amount due with respect to any Offered Certificate remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first to the Certificate Insurer on account of any Reimbursement Amount and second to the Owners of the related Class X and Class R Certificates; and the Owner of such Offered Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the related Class X and Class R Certificates and not to the Certificate Insurer for payment thereof (but only to the extent of the amounts so paid to the Owners of the related Class X and Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of THE WALL STREET JOURNAL, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Certificate Insurer on account of any Reimbursement Amount or to the Owners of the related Class X and Class R Certificates. The Trustee shall, at the direction of the Servicer, also adopt and employ, at the expense of the Servicer, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

          Section 6.03. PROTECTION OF TRUST ESTATE.

          (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor (with the consent of the Certificate Insurer) or the Certificate Insurer, to:

                    (i) more effectively hold in trust all or any portion of the Trust Estate;

                    (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                    (iii) enforce any of the Home Equity Loans; or

                    (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

          To the extent not covered by the indemnity or other security contemplated by 10.01(e) and 10.01(g), the Trustee shall be reimbursed for any costs or expenses associated with this section pursuant to Section 7.03(b)(iv)hereof.

          (b) The Trustee shall have the power to enforce, with the prior written consent of the Certificate Insurer, and shall enforce the obligations and rights of the other parties to this Agreement, and of the Certificate Insurer or the Owners, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer or the Owners as such rights are set forth in this Agreement; PROVIDED, HOWEVER, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A and Class A-IO Certificates then Outstanding with the consent of the Certificate Insurer (unless a Certificate Insurer Default under clause (a) of the definition thereof has occurred and is continuing) or, if there are no longer any Class A or Class A-IO Certificates then outstanding, by such majority of the Percentage Interests represented by the Class B-1 Certificates, or, if there are no longer any Class B-1 Certificates then outstanding, by such majority of the Percentage Interests represented by the related Class X and Class R Certificates; PROVIDED, FURTHER, HOWEVER, that if there is a dispute with respect to payments under the Certificate Insurance Policies, the Trustee's first responsibility is to the Owners.

          (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

          Section 6.04. PERFORMANCE OF OBLIGATIONS.

          The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

          The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g); provided, that the Trustee shall remain liable for the performance of any such duties notwithstanding any such contractual arrangement.

          Section 6.05. NEGATIVE COVENANTS.

          The Trustee will not:

                    (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                    (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                    (iii) incur, assume or guaranty, on behalf of the Trust, any indebtedness of any Person except pursuant to this Agreement;

                    (iv) dissolve or liquidate the Trust in whole or in part, except pursuant to Article IX hereof; or

                    (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenant or obligation with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

         Section 6.06.  NO OTHER POWERS.

          The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

          Section 6.07. LIMITATION OF SUITS.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policies, or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

          (1) such Owner has previously given written notice to the Depositor, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding;

          (2) the Owners of not less than 51% of the Percentage Interests represented by the Class A and Class A-IO Certificates then Outstanding or, if there are no Class A or Class A-IO Certificates then Outstanding, the Owners of not less than 51% of the Percentage Interests represented by the Class B-1 Certificates then Outstanding or, if there are no Class B-1 Certificates then Outstanding by a majority of the Percentage Interests represented by the related Class X and Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

          (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

          (5) as long as any Class A or Class A-IO Certificates are Outstanding or any Reimbursement Amounts are owed to the Certificate Insurer, the Certificate Insurer has consented in writing thereto (unless a Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing); and

          (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Class A and Class A-IO Certificates or, if there are no Class A or Class A-IO Certificates then Outstanding, by the Owners of a majority of the Percentage Interests represented by the Class B-1 Certificates or, if there are no Class B-1 Certificates then Outstanding, by such majority of the Percentage Interests represented by the related Class X and the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

          In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(6) of this Section 6.07, the Trustee shall so notify the Certificate Insurer and the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement.

          Section 6.08. UNCONDITIONAL RIGHTS OF OWNERS TO RECEIVE DISTRIBUTIONS.

          Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          Section 6.09. RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.10. DELAY OR OMISSION NOT WAIVER.

          No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement shall impair any such right or remedy or constitute a waiver of such right or remedy. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer, or by the Owners, as the case may be.

          Section 6.11. CONTROL BY OWNERS.

          The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A and Class A-IO Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A or Class A-IO Certificates then Outstanding, or any Reimbursement Amounts owed to the Certificate Insurer, by or the Owners of a majority of the Percentage Interests represented by the Class B-1 Certificates then Outstanding or, if there are no longer any Class B-1 Certificates then Outstanding, by such majority of the Percentage Interests represented by the related Class X and the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and
Section 8.20 hereof, PROVIDED THAT:

          (1) such direction shall not be in conflict with any rule of law or with this Agreement;

          (2) the Trustee shall have been provided with indemnity satisfactory to it; and

          (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction (and which does not require Certificate Insurer consent or direction pursuant to the terms of this Agreement); PROVIDED, HOWEVER, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

          Section 6.12. Reserved.

                                END OF ARTICLE VI

                                   ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

          Section 7.01. COLLECTION OF MONEY.

          Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policies, including (a) all payments due on the Home Equity Loans in accordance with the respective terms and conditions of such Home Equity Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Agreement.

          Section 7.02. ESTABLISHMENT OF ACCOUNTS.

          (a) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office, the Certificate Account, the LIBOR Carryover Funds, the Cap Reserve Fund, a Pre-Funding Account, the Prepaid Home Equity Loan Account, and a Capitalized Interest Account, in each case, as an Eligible Account to be held by the Trustee in the name of the Trust on behalf of the Owners of the Certificates and the Certificate Insurer. The LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account, the Prepaid Home Equity Loan Account and the Capitalized Interest Account are not assets of any REMIC created hereunder.

          (b) On each Determination Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it in writing by the Servicer) with respect to the immediately following Distribution Date, the amounts that are expected to be on deposit in the Certificate Account (exclusive of any Prepayment Penalties and any deposits from the LIBOR Carryover Fund, Cap Reserve Fund, Pre-Funding Account and the Capitalized Interest Account expected to be made) as of such Distribution Date with respect to Group I (disregarding the amounts of any Insured Payments) and equal to the sum of (x) such amounts on deposit therein excluding the amount of any Total Monthly Excess Cashflow from Group I and any Cap Reserve Fund Transfer Amounts included in such amounts (but including investment earnings on such amounts) plus (y) any amounts of Total Monthly Excess Cashflow from Group I or Group II to be applied on such Distribution Date to the Group I Certificates and any Cap Reserve Fund Transfer Amounts to the Certificate Account relating to Group I and such Distribution Date plus (z) any deposit to the Certificate Account relating to Group I from the LIBOR Carryover Fund, the Pre-Funding Account and the Capitalized Interest Account expected to be made with respect to Group I on such Distribution Date. The sum of the amounts described in clauses
(x) and (z) of the preceding sentence with respect to each Distribution Date is the "Group I Available Funds" and the sum of the amounts described in clauses
(x), (y) and (z) of the preceding sentence with respect to each Distribution Date is the "Group I Total Available Funds."

          (c) On each Determination Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it in writing by the Servicer) with respect to the immediately following Distribution Date, the amounts that are expected to be on deposit in the Certificate Account (exclusive of any Prepayment Penalties and any deposits from the LIBOR Carryover Fund, Cap Reserve Fund deposits from the LIBOR Carryover Fund, Pre-Funding Account and the Capitalized Interest Account expected to be made) as of such Distribution Date with respect to Group II (disregarding the amounts of any Insured Payments) and equal to the sum of (x) such amounts on deposit therein excluding the amount of any Total Monthly Excess Cashflow for Group II and any Cap Reserve Fund Transfer Amounts included in such amounts (including investment earnings on such amounts) plus (y) any amounts of Total Monthly Excess Cashflow from either of Group I or Group II to be applied on such Distribution Date to the Group II Certificates and any Cap Reserve Fund Transfer Amounts plus (z) any deposit to the Certificate Account relating to Group II from the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account expected to be made with respect to Group II on such Distribution Date. The sum of the amounts described in clauses (x) and (z) of the preceding sentence with respect to each Distribution Date is the "Group II Available Funds" and the sum of the amounts described in clauses (x),(y) and
(z) of the preceding sentence with respect to each Distribution Date is the "Group II Total Available Funds."

          (d) On the Startup Day, the Group I Closing Date Deposit and the Group II Closing Date Deposit, which amounts represent the outstanding principal balance of mortgage loans that were expected to be conveyed to the Trust on the Startup Day but which were not so conveyed, shall be deposited in the Certificate Account from the proceeds of the sale of the Certificates.

          Section 7.03. FLOW OF FUNDS.

          (a) (i) The Trustee shall deposit in the Certificate Account without duplication, upon receipt, with respect to Group I, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group I, all remittances made to the Trustee pursuant to Section 8.08(d)(i) with respect to Group I and the Group I Monthly Remittance Amount remitted by the Servicer and amounts transferred from the Cap Reserve Fund and applicable to Group I, the LIBOR Carryover Fund applicable to Group I, the Pre-Funding Account applicable to Group I and the Group I Capitalized Interest Requirement.

                    (ii) The Trustee shall deposit in the Certificate Account without duplication, upon receipt, with respect to Group II, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group II, all remittances made to the Trustee pursuant to Section 8.08(d)(i) with respect to Group II and the Group II Monthly Remittance Amount remitted by the Servicer and amounts transferred from the Cap Reserve Fund and applicable to Group II, the LIBOR Carryover Fund applicable to Group II, the Pre-Funding Account applicable to Group II and the Group II Capitalized Interest Requirement.

          (b) Subject to the provisions of clause (c) below, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers (based solely on information provided by the Servicer in writing), for each Home Equity Loan Group from amounts deposited in the Certificate Account pursuant to subsections (a) and (e) for the related Home Equity Loan Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

          (i) FIRST, on each Distribution Date from amounts then on deposit in the Certificate Account for the related Home Equity Loan Groups, (A) the Trustee Fee allocable to the related Home Equity Loan Group shall be paid to the Trustee and (B) provided that no Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing, the Premium Amount for the related Class of Class A and Class A-IO Certificates for such Distribution Date shall be paid to the Certificate Insurer;

          (ii) SECOND, on each Distribution Date, the Trustee shall allocate and distribute, as applicable, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to the related Home Equity Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to the related Home Equity Loan Group and Distribution Date (such sum being the "Total Monthly Excess Cashflow" for the related Home Equity Loan Group and Distribution Date) in the following order of priority:

                    (A) FIRST, such Total Monthly Excess Cashflow with respect to each Group shall be allocated to the payment of the related Class A Distribution Amount pursuant to clause
                         (b)(iii) below (excluding any related Subordination Increase Amount) in an amount equal to the amount, if any, by which (x) the related Class A Distribution Amount (excluding any related Subordination Increase Amount) exceeds (y) the Available Funds with respect to such Home Equity Loan Group (net of the related Trustee Fee and the related Premium Amount) and shall be paid as part of the Class A Distribution Amount, first pursuant to clause (b)(iii)(A) below, and then as applicable pursuant to clause (b)(iii) (B) and (D) below;

                    (B) SECOND, provided that no Certificate Insurer Default as defined in clause (a) of the definition thereof has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to a Home Equity Loan Group remaining after the allocations described in clause (b)(ii)(A) above shall be allocated to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Class of Class A and Class A-IO Certificates;

                    (C) THIRD, any portion of the Total Monthly Excess Cashflow with respect to a Home Equity Loan Group remaining after the allocation described in clauses (b)(ii)(A) and (B) above shall be used to reduce to zero, through the payment to the Owners of the related Class of Class A and Class B Component Certificates of a Subordination Increase Amount included in the related Group Principal Distribution Amount, which shall be paid pursuant to clause (b)(iii)(D) below and pursuant to the priorities in Section 7.03(g) any Subordination Deficiency Amount with respect to the related Home Equity Loan Group as of such Distribution Date;

                    (D) FOURTH, if a Certificate Insurer Default, as defined in clause (a) of the definition thereof has occurred and is continuing, then any portion of the Total Monthly Excess Cashflow with respect to a Home Equity Loan Group remaining after the allocations described in clauses (b)(ii)(A), (B) and (C) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Classes of Class A and Class A-IO Certificates;

                    (E) FIFTH, if the Subordinated Amount for Group II has never equaled the Specified Subordinated Amount for Group II, any portion of the Total Monthly Excess Cashflow with respect to Group I remaining after the allocation described in clauses (ii) (A), (B), (C) and
                         (D) above shall be used to reduce to zero, through the payment to the Certificateholders of the Class A and Class B Component Certificates of Group II of a Subordination Increase Amount included in the Group II Principal Distribution Amount which shall be paid pursuant to clause (iii) (D) below and pursuant to the priorities in Section 7.03(g), an amount, if any, equal to the Subordination Deficiency Amount for Group II as of such Distribution Date;

                    (F) SIXTH, any Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses (ii) (A), (B), (C),
                         (D) and (E) above shall be allocated to the unrelated Class B Component Certificates and paid pursuant to clause (iii)(E) below, to the extent of any unreimbursed Unrelated Principal Carryover Shortfalls;

                    (G) SEVENTH, any Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses (ii) (A), (B), (C),
                         (D), (E) and (F) above shall be allocated to the related Class B Component Certificates and paid pursuant to clause (iii)(F) below, to the extent of any unreimbursed Related Principal Carryover Shortfalls;

                    (H) EIGHTH, any portion of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clauses (b)(ii)(A),
                         (B), (C), (D), (E), (F), and (G) above shall be allocated to the Owners of the related Class X Certificates and paid to the applicable LIBOR Carryover Fund pursuant to clause (b)(iii)(G) below, to the extent of any related LIBOR Carryover Fund Deposit;

                    (I) NINTH, any Total Monthly Excess Cashflow remaining after the application described in clauses (b)(ii)(A),
                         (B), (C), (D), (E), (F), (G) and (H) above shall be allocated to the Servicer and paid pursuant to clause
                         (b)(iii)(I) below to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and any amounts owing to the Servicer pursuant to
                         Section 8.05(c); and

                    (J) TENTH, any Total Monthly Excess Cashflow remaining after the application described in clauses (b)(ii)(A),
                         (B), (C), (D), (E), (F), (G), (H) and (I) above shall
                         be allocated to the related Class B Component Certificates to the extent of any related Class B Component Reallocated Amount;

          (iii) THIRD, following the making by the Trustee of all allocations, transfers and disbursements described in clause
                    (b)(ii) above from amounts (including any related Insured Payment which shall be used only to make the payments set forth in clauses (iii)(A) and (D) to the Owners of the Class A Certificates and Class A-IO Certificates then on deposit in the Certificate Account for the related Home Equity Loan Group, (the Trustee shall distribute based on and after giving effect to the allocations provided in clause (ii) above):

                    (A) to the Owners of each Class of related Class A and Class A-IO Component Certificates, the related Current Interest for each Class (including the proceeds of any related Insured Payments made by the Certificate Insurer in respect of such related Current Interest);

                    (B) to the Owners of each Class of related Class B Component Certificates and the Class B-IOA or Class B-IOF Certificates, the related Current Interest for each Class;

                    (C) to the Certificate Insurer the amounts described in clauses (b)(ii)(B) and (D) above;

                    (D) the Group Principal Distribution Amount applicable to each of the Group I and Group II Certificates shall be distributed as described under clause (g) below;

                    (E) to the unrelated Class B Component Certificate the amounts described in clause (ii)(F) above until its Unrelated Principal Carryover Shortfall is reduced to zero;

                    (F) to the related Class B Component Certificate the amounts described in clause (ii)(G) above until its Related Principal Carryover Shortfall is reduced to zero;

                    (G) from the amounts described in clause (ii) (H) above the related LIBOR Carryover Fund Deposit to the related Class X Certificates for concurrent deposit in the related LIBOR Carryover Fund;

                    (H) from amounts on deposit in the LIBOR Carryover Fund, the lesser of the related Certificateholders' Interest Index Carryover and the Available LIBOR Carryover Amount (1) first, pro rata based on Certificateholders' Interest Index Carryover, an amount up to the related outstanding Certificateholders' Interest Index Carryover to the related Class A Certificates, and (2) second, to the related Class B Component Certificates, an amount up to the related outstanding Certificateholders' Interest Index Carryover to the related Class B Component Certificates;

                    (I)   to the Servicer the amounts described in clause
                          (ii)(I) above;

                    (J) to the related Class B Component Certificates the amounts described in clause (ii)(J) above;

          (iv) FOURTH, from remaining amounts on deposit in the Certificate Account following the making by the Trust of all allocations, transfers and disbursements described above, the Trustee shall distribute (A) with respect to Group I (1) first to the Trustee any unreimbursed Trustee Reimbursable Expenses, and to any successor Servicer, amounts owed pursuant to Section 8.20 and (2) second to the Owners of the Class X-F Certificates, the Class X-F Distribution Amount, if any, for such Distribution Date and (B) with respect to Group II (1) first to the Owners of the Class X-A Certificates, the Class X-A Distribution Amount, if any, for such Distribution Date and (2) second to the Trustee any unreimbursed Trustee Reimbursable Expenses, and to any successor Servicer, amounts owed pursuant to Section 8.20;

          (v) FIFTH, from remaining amount on deposit in the Certificate Account following the making by the Trustee of all allocations, transfers and disbursements described above, the Trustee shall distribute to the Owners of the Class R Certificates, the related Residual Net Monthly Excess Cashflow, if any, for such Distribution Date.

          (c)       Reserved.


          (d) Notwithstanding any of the foregoing provisions, the aggregate amounts distributed on all Distribution Dates to the Owners of the related Certificates on account of principal pursuant to clause (b)(iii), (C), (D) and
(E) shall not exceed the original Certificate Principal Balance of the related Certificates.

          (e) Upon receipt of Insured Payments from the Certificate Insurer on behalf of Owners of the Class A or Class A-IO Certificates, the Trustee shall deposit such Insured Payments in the Policy Payments Account. On each Distribution Date, pursuant to Section 12.02(b) hereof, such amounts will be transferred from the Policy Payments Account to the Certificate Account and the Trustee shall distribute such Insured Payments, or the proceeds thereof in accordance with Section 7.03(b), to the Owners of such Class A or Class A-IO Certificates.

          (f) The Trustee or Paying Agent shall (i) receive for each Owner of the Class A or Class A-IO Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Class A or Class A-IO Certificates as set forth in Section 7.03(b). Insured Payments disbursed by the Trustee or Paying Agent from proceeds of the related Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Class A or Class A-IO Certificates and the Certificate Insurer shall be entitled to receive the Reimbursement Amount pursuant to Section 7.03(b)(iii)(C) hereof. Nothing contained in this paragraph shall be construed so as to impose duties or obligations on the Trustee that are different from or in addition to those expressly set forth in this Agreement.

          The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class X, Class B-IOA, Class B-IOF and Class R Certificates to receive distributions in respect of their Certificates shall be subject and subordinate to the preferential rights of the holders of the Class A and Class A-IO Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the related Class X and the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the related Class X and Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, and the Owners of the related Class X and the Class R Certificates shall not be required to refund any amount properly distributed on the related Class X and the Class R Certificates pursuant to this
Section 7.03.

          (g) (i) On each Distribution Date, the Trustee shall distribute the Group I Principal Distribution Amount in the following order of priority, to the extent of the funds remaining therefor:

                    (A) to the Class AI Certificateholders, the related Class A Principal Distribution Amount for Group I concurrently, as follows:

                    (i) an amount equal to the Class A-1F Principal Distribution Amount to the Class A-1F Certificates until the principal balance of such Class is reduced to zero; and

                    (ii) an amount equal to the Class A-2F Principal Distribution Amount to the Class A-2F Certificates until the principal balance of such Class is reduced to zero;

                    (B) to the Class B-1F Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of such Class is reduced to zero;

                    (C) to the Class P-F Certificates, until the principal balance of such Class is reduced to zero; and

                    (D) to the Class X-F Certificates, any remaining amounts.

         (ii) on each Distribution Date, the Trustee will distribute the Group II Principal Distribution Amount in the following order of priority, to the extent of the funds remaining therefor:

                    (A) to the Class AII Certificateholders, the related Class A Principal Distribution Amount for Group II, concurrently, as follows:

                    (i) an amount equal to the Class A-3A Principal Distribution Amount to the Class A-3A Certificates until the principal balance of such Class is reduced to zero;

                    (ii) an amount equal to the Class A-4A Principal Distribution Amount to the Class A-4A Certificates until the principal balance of such Class is reduced to zero; and

                    (iii) an amount equal to the Class A-5A Principal Distribution Amount to the Class A-5A Certificates until the principal balance of such Class is reduced to zero;

                    (B) to the Class B-1A Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of such Class is reduced to zero; and

                    (C) to the Class P-A Certificates, until the principal balance of such Class is reduced to zero; and

                    (D) to the Class X-A Certificates, any remaining amounts.

          To the extent that the Trustee receives an Insured Payment with respect to any Distribution Date, the Trustee will distribute any portion of such Insured Payment with respect to the related Guaranteed Principal Amount to the related Class A Certificates in the same manner as the Class A Principal Distribution Amount for the related Group is allocated to the related Class A Certificates.

          (h) With respect to each Distribution Date, all of the funds to be distributed on the Class A-IOA and Class A-IOF Component Certificates shall together be distributed on the Class A-IO Certificates. With respect to each Distribution Date, all of the funds to be distributed on the Class B-1A and Class B-1F Component Certificates shall together be distributed on the Class B-1 Certificates.

          (i) On each Distribution Date, the Trustee shall make distributions to the Class P-A and Class P-F Certificates of all Prepayment Penalties on deposit in the Certificate Account with respect to the Home Equity Loans in the related Group with respect to the related Due Period. Such Prepayment Penalties will not be available for distributions to the other Classes of Certificates and shall not reduce the Certificate Principal Balance of the Class P Certificates.

          Section 7.04. PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT.

          (a) On the Startup Day, the Trustee will deposit, on behalf of the Owners of the Certificates and the Certificate Insurer, (i) in the Pre-Funding Account (A) the Original Group I Pre-Funded Amount and (B) the Original Group II Pre-Funded Amount and (ii) in the Capitalized Interest Account, (A) the Original Group I Capitalized Interest Deposit and (B) the Original Group II Capitalized Interest Deposit.

          (b) on any Subsequent Transfer Date, the Depositor shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Home Equity Loans to be purchased by the Trust from funds on deposit in the Pre-Funding Account on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Sections 3.05 and 3.07 hereof with respect to such transfer; in connection with such instructions, the Depositor shall additionally inform the Trustee and the Certificate Insurer whether such Subsequent Home Equity Loans are being transferred to Group Ia, Group Ib, Group IIa or Group IIb. In no event shall the Depositor be permitted to instruct the Trustee to release from the Pre-Funding Account with respect to the aggregate Subsequent Home Equity Loans to be transferred to Group I an aggregate amount in excess of the Original Group I Pre-Funded Amount or to release from the Pre-Funding Account with respect to the aggregate Subsequent Home Equity Loans to be transferred to Group II an aggregate amount in excess of the Original Group II Pre-Funded Amount.

          (c) After giving effect to any reductions in the Pre-Funded Amount with respect to a Group on or before the Monthly Remittance Date relating to the final Pre-Funding Distribution Date, the Trustee shall withdraw from the Pre-Funding Account the amount (exclusive of any related Pre-Funding Account Earnings still on deposit therein) remaining in the Pre-Funding Account with respect to such Group on such Monthly Remittance Date relating to the final Pre-Funding Distribution Date and deposit such amount to the Certificate Account on such Monthly Remittance Date.

          (d) RESERVED.

          (e) On each Pre-Funding Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account, the Group I Capitalized Interest Requirement and the Group II Capitalized Interest Requirement for such Pre-Funding Distribution Date.

          (f) The Capitalized Interest Account shall be closed on the final Pre-Funding Distribution Date after any transfers to the Certificate Account required on such Distribution Date. All amounts, if any, remaining in the Capitalized Interest Account on such day after giving effect to all transfers pursuant to Section 7.04(e) shall be transferred to the holder of the Class R Certificate.

          (g) On each Pre-Funding Distribution Date, the Trustee shall transfer from the Pre-Funding Account to the Certificate Account all Pre-Funding Account Earnings for the related Due Period.

          (h) The Pre-Funding Account and the Capitalized Interest Account shall not be assets of the REMIC Estate.

          Section 7.05. INVESTMENT OF ACCOUNTS.

          (a) Consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners may (i) remain uninvested or (ii) be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Certificate Insurer in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date or, with respect to the Principal and Interest Account, no later than the Business Day immediately preceding the Monthly Remittance Date. Amounts held in the Certificate Account shall be invested in Eligible Investments described in clause (h) of Section 7.07, which Eligible Investments shall mature no later than the Business Day preceding the immediately following Distribution Date or, if such Eligible Investments are an obligation of the Trustee or are money market funds for which the Trustee or any affiliate is the manager or the adviser, such Eligible Investments shall mature no later than the following Distribution Date.

          (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

          (c) All income or other gain from investment in the Certificate Account held by the Trustee shall be treated as Available Funds and Total Available Funds, pro rata, among the Groups.

          Section 7.06. PAYMENT OF TRUST EXPENSES.

          (a) The Trustee shall make demand on the Depositor and the Seller to pay and the Depositor or the Seller shall pay the amount of the expenses of the Trust referred to in Section 2.05 (other than payments of premiums to the Certificate Insurer) (including Trustee's fees and expenses not covered by Sections 7.03(b)(i)(A) and 7.03(b)(iv), respectively), and the Depositor shall promptly pay such expenses directly to the Persons to whom such amounts are due.

          (b) The Depositor shall pay directly on the Startup Day the reasonable fees and expenses of counsel to the Trustee.

          Section 7.07. ELIGIBLE INVESTMENTS.

          The following are Eligible Investments:

          (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (b) Federal Housing Administration debentures;

          (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

          (d) Consolidated senior debt obligations of any Federal Home Loan
Banks;

          (e) FNMA mortgage-backed securities (other than stripped mortgage securities) and senior debt obligations;

          (f) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-l by Standard & Poor's and P-l by Moody's; provided that any such certificates of deposit must be secured at all times by collateral described in clause (a) or
(b) above, such collateral must be held by a third party and the Trustee must have a perfected first priority security interest in such collateral;

          (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by Standard & Poor's) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

          (h) Any money market fund rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's which funds are registered under the Investment Company Act of 1940 and whose shares are registered under the Securities Act of 1933, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser; and

          (i) Any other investment permitted by each of the Rating Agencies and the Certificate Insurer;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          Section 7.08. ACCOUNTING AND DIRECTIONS BY TRUSTEE.

          By 12:00 noon New York time, on each Distribution Date (or such earlier period as shall be agreed by the Depositor and the Trustee), the Trustee shall notify (subject to the terms of Section 10.03(j) hereof, based solely on information provided to the Trustee by the Servicer and upon which the Trustee may rely) the Depositor, each Owner and the Certificate Insurer, of the following information with respect to such Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

          (1) The aggregate amount on deposit in the Certificate Account as of the related Determination Date;

          (2) The Class A Distribution Amount, with respect to each Class individually, and all Classes in the aggregate for each Group on the next Distribution Date;

          (3) The Class P-F Distribution Amount and the Class P-F Distribution Amount on the next Distribution Date;

          (4)       The Class B Distribution Amount on the next Distribution
                    Date;

          (5) The amount of any Subordination Increase Amount and Class A Subordination Increase Amount for each Group and each Class of Class A Certificates;

          (6) The amount of any Insured Payment to be made by the Certificate Insurer on such Distribution Date;

          (7) The application of the amounts described in clauses (1), (4) and (5) above in respect of the distribution of the Class A Distribution Amount and Class B Distribution Amount on such Distribution Date in accordance with Section 7.03 hereof;

          (8) The Aggregate Principal Balance, the aggregate amount of the principal of each Class of the Class A and Class B-1 Certificates to be paid on such Distribution Date and the remaining Certificate Principal Balance of each Class of Class A and Class B-1 Certificates following any such payment;

          (9) The amount, if any, of any Realized Losses for each Group for the related Due Period;

          (10) The amount of any Subordination Deficit, any Subordination Reduction Amount and the Specified Subordination Amount for each Group;

          (11) For the Distribution Dates during the Funding Period, (A) the Pre-Funded Amount previously used to purchase Subsequent Home Equity Loans, (B) the Pre-Funded Amount distributed as either a Group I Principal Distribution Amount or a Group II Principal Distribution Amount, (C) the Group I Pre-Funding Account Earnings and Group II Pre-Funding Account Earnings transferred to the Certificate Account, (D) the amounts transferred from the Capitalized Interest Account to the Certificate Account and the amount transferred to the holder of the Class R Certificate, each Class X Certificate, each Class P Certificate, the Class B-IOA Certificate and the Class B-IOF Certificate, if any and (E) the remaining Pre-Funded Amount; and

          (12) For the first three Distribution the amounts from the Prepaid Home Equity Loan Account used to purchase Subsequent Home Equity Loans.

          Section   7.09. REPORTS BY TRUSTEE TO OWNERS AND CERTIFICATE INSURER.

          (a) On each Distribution Date the Trustee shall transmit a report in writing to each Owner, the Depositor, the Certificate Insurer, and the Rating Agencies setting forth:

                    (i) the amount of the distribution with respect to such Owners' Certificates included therein with respect to Group Ia, Group Ib, Group IIa and Group IIb (based on a Certificate in the original principal amount of $1,000);

                    (ii) the amount of such Owner's distributions allocable to principal, separately identifying the aggregate amount of any Prepayments in Full or other Prepayments or other recoveries of principal included therein with respect to Group Ia, Group Ib, Group IIa and Group IIb and any Pre-Funded Amounts distributed as a prepayment (based on a Certificate in the original principal amount of $1,000) and any related Subordination Increase Amount;

                    (iii) the amount of such Owner's distributions allocable to interest (based on a Certificate in the original principal amount of $1,000);

                    (iv) if the distribution to the Owners of any Class of the Class A, Class A-IO or Class B-1 Certificates on such Distribution Date was less than the related Class A Distribution Amount on such Distribution Date, the related Carry Forward Amount and the allocation thereof to the related Classes of Certificates resulting therefrom;

                    (v) the amount of any Insured Payment included in the amounts distributed to the Owners of Class A or Class A-IO Certificates on such Distribution Date;

                    (vi) the principal amount of each Class of Class A and Class B-1 Certificate which will be Outstanding and the aggregate Loan Balance of each Group with respect to such Distribution Date;

                    (vii) the Subordinated Amount, Specified Subordinated Amount and Subordination Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

                    (viii) based upon information furnished by the Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                    (ix) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Group;

                    (x) the weighted average Coupon Rate of the Home Equity Loans in each Group;

                    (xi) the amount of any Carry-Forward Amounts;

                    (xii) during the Funding Period, the Loan Balance of the Subsequent Home Equity Loans purchased by the Trust from funds on deposit in a Pre-Funding Account in aggregate and by Group during the related Due Period and any amounts with respect to each Group remaining in the Pre-Funding Account and with respect to the first three Distribution Dates, the Loan Balance of the Subsequent Home Equity Loans added to the Trust from funds on deposit in the Prepaid Home Equity Loan Account in aggregate and by Group during the related Due Period;

                    (xiii) such other information as the Certificate Insurer or any Owner may reasonably request with respect to Delinquent Home Equity Loans;

                    (xiv) the weighted average gross margin of the Home Equity Loans in Group II;

                    (xv) the Loan Balances for the three largest Home Equity Loans outstanding in each Group;

                    (xvi) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount for each Group;

                    (xvii) the Class A-3A Pass-Through Rate, the Class A-4A Pass-Through Rate, the Class A-5A Pass-Through Rate, the Class B-1F Pass-Through Rate and the Class B-1A Pass-Through Rate for the related Distribution Date;

                    (xviii) the Certificateholders' Interest Index Carryover for each Class of Certificates for the related Distribution Date; and

                    (xix) the Loan Balance of the Home Equity Loans in each of Group IIa and Group IIb for which to Coupon Rates are fixed for two years or three years.

          The Servicer shall provide to the Trustee the information described in
Section 8.08(d)(ii) and in clause (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii) (solely with respect to the principal received), (ix) and (x) above shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section 8.08 hereof.

          (b) In addition, on each Distribution Date the Trustee will distribute to each Owner, the Certificate Insurer, the Underwriter and the Rating Agencies, together with the information described in Subsection (a) preceding, the following information with respect to each Home Equity Loan Group and for all Groups in the aggregate which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Monthly Remittance Date:

                    (i) the number and aggregate principal balances of Home Equity Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and
          (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date, (d) related to REO Mortgaged Properties, (e) the number and aggregate Loan Balances of all Home Equity Loans as of the last day of the Due Period immediately preceding the Distribution Date and (f) the percentage that each of the amounts represented by clauses
          (a), (b), (c) and (d) represent as a percentage of the respective amounts in clause (e);

                    (ii) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date, separately stating, for this purpose, all Home Equity Loans with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

                    (iii) the number of Mortgagors and the Loan Balances of (a) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date and (b) Home Equity Loans that are "balloon" loans;

                    (iv) the existence and status of any REO Mortgaged Properties, as of the close of business of the last Business Day of the month immediately preceding the Distribution Date;

                    (v) the book value of any REO Mortgaged Property as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

                    (vi) cumulative Realized Losses, incurred on the Home Equity Loans from the Startup Day to and including the Prepayment Period immediately preceding the Distribution Date;

                    (vii) the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Prepayment Period immediately preceding the Distribution Date;

                    (viii) the Annual Loss Percentage (Rolling Twelve Month) with respect to such Distribution Date;

                    (ix) the 90+ Delinquency Percentage (Rolling Three Month) with respect to such Distribution Date; and

                    (x) the Cumulative Loss Percentage with respect to such Distribution Date.

          (c) The Trustee shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed on behalf of the Trust under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Upon the request of the Trustee, each of the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as is in the possession of such Person and that the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

          The Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied. Following the filing of such Form 15, the Trustee will submit a certificate addressed to an officer of the Depositor certifying that all filings under the Exchange Act have been made and shall attach a copy of acceptance slips for such filings. On the Startup Day, the Depositor shall provide the Trustee with a letter at Closing, substantially in the form attached hereto as Exhibit O, instructing the Trustee, as filing agent, to comply with the reporting obligations for the Trust under the Exchange Act.

          Section 7.10. REPORTS BY TRUSTEE.

          (a) The Trustee shall report to the Depositor, the Certificate Insurer and each Owner, with respect to the amount on deposit in the Certificate Account (including the amount therein relating to each Group) and the identity of the investments included therein, as the Depositor, any Owner or the Certificate Insurer may from time to time reasonably request. Without limiting the generality of the foregoing, the Trustee shall, at the reasonable request of the Depositor, any Owner or the Certificate Insurer transmit promptly to the Depositor, any Owner and the Certificate Insurer copies of all accountings of receipts in respect of the Home Equity Loans furnished to it by the Servicer and shall notify the Certificate Insurer if any Monthly Remittance Amount has not been received by the Trustee when due.

          (b) The Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 5 or Section 6 of the Mortgage Loan Purchase Agreement are inaccurate or the occurrence of a First Payment Default with respect to a Home Equity Loan.

          Section 7.11. ALLOCATION OF LOSSES. On each Distribution Date, the Servicer shall determine the total of the Applied Realized Loss Amounts for each Group and such Distribution Date. The Applied Realized Loss Amount for each Group and for any Distribution Date shall be applied by (i) first, reducing the Certificate Principal Balance of the related Class B Component Certificates until the Certificate Principal Balance of the related Class B Component Certificates has been reduced to zero and (ii) second, if the Certificate Principal Balance of the related Class B Component Certificates has been reduced to zero, reducing the Certificate Principal Balance of the unrelated Class B Component Certificates until the Certificate Principal Balance of the unrelated Class B Component Certificates has been reduced to zero. Any Applied Realized Loss Amount allocated to a Class of Class B Component Certificates shall be allocated among such Class in proportion to their respective Percentage Interests.

          Section 7.12. LIBOR CARRYOVER FUND. (a) On the Startup Day, the Trustee shall establish and maintain in its name, in trust for the benefit of the related Certificateholders, one LIBOR Carryover Fund with respect to Group I and one LIBOR Carryover Fund with respect to Group II and deposit in each the amount of $10,000 paid to the Trustee by the Depositor therefor. Each LIBOR Carryover Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. Each LIBOR Carryover Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on any LIBOR Carryover Fund will be treated as owned by the Class R Certificateholder and will be taxable to the Class R Certificateholder. Distributions made to any outside reserve fund under this document shall be treated as made to the owner of such fund.

          (b) On each Distribution Date, the Trustee shall deposit amounts from the Certificate Account to each LIBOR Carryover Fund pursuant to Section 7.03(b)(iii)(G). The amount required to be deposited into each LIBOR Carryover Fund on any Distribution Date shall equal the LIBOR Carryover Fund Deposit. The Trustee shall make withdrawals from the LIBOR Carryover Fund to make distributions pursuant to Section 7.03(b)(iii)(H).

          (c) Funds in the LIBOR Carryover Funds may be invested in Eligible Investments. Any earnings on such amounts shall be payable to the Class X-A Certificates. The Class R Certificates shall evidence ownership of the LIBOR Carryover Funds for federal tax purposes and shall direct the Trustee in writing as to the investment of amounts therein.

          (d) Upon termination of the Trust, any amounts remaining in the LIBOR Carryover Fund shall be distributed to the Certificateholders of the Class X-A Certificates in the same manner as if distributed pursuant to Section 7.03(b)(iv).

          Section 7.13. CAP RESERVE FUND. (a) On the Startup Day, the Trustee shall enter into the Cap Agreement, on behalf of the Trust, with the Cap Provider and establish and maintain in its name, in trust for the benefit of the Certificateholders and the Certificate Insurer, the Cap Reserve Fund. The Cap Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. The Cap Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. For tax purposes, any investment earnings on the Cap Reserve Fund will be treated as owned by the Class R Certificateholder and will be taxable to the Class R Certificateholder. For tax purposes, distributions made to any outside reserve fund under this document shall be treated as made to the owner of such fund.

          (b) Funds in the Cap Reserve Fund may be invested in Eligible Investments. Any earnings on such amounts shall be treated as any other amounts deposited to the Cap Reserve Fund. The Class R Certificates shall evidence ownership of the Cap Reserve Fund for federal tax purposes only and shall direct the Trustee in writing as to the investment of amounts therein.

          (c) Upon receipt of a notice from the Certificate Insurer that a Reimbursement Amount is owed to the Certificate Insurer, the Trustee shall withdraw from the Cap Reserve Fund and immediately pay to the Certificate Insurer an amount equal to the lesser of (x) the amount then on deposit in the Cap Reserve Fund and (y) the outstanding Reimbursement Amount.

          (d) The Trustee shall deposit all amount received with respect to the Cap Agreement in the Cap Reserve Fund.

          (e) Upon the deposit to the Cap Reserve Fund of amounts paid under the Cap Agreement following the occurrence of an early termination date under the Cap Agreement and the receipt of written notice from the Certificate Insurer, the Trustee shall withdraw from the Cap Reserve Fund and immediately pay to the successor cap provider indicated by the Certificate Insurer an amount equal to the fee for entering into a replacement interest rate cap agreement. Any amounts paid by a successor cap provider shall be deposited into the Cap Reserve Fund in accordance with this Agreement, and all references to "Cap Agreement" herein shall be deemed to refer to any related interest rate cap agreement.

          (f) With respect to any Distribution Date upon which a Deficiency Claim Amount will occur, the Trustee shall withdraw from the Cap Reserve Fund and deposit into the Certificate Account on the fourth Business Day preceding a Distribution Date, an amount equal to the lesser of (x) the amount then on deposit in the Cap Reserve Fund and (y) the Deficiency Claim Amounts with respect to such Distribution Date. The Trustee shall immediately notify the Certificate Insurer of the amount of any Cap Reserve Fund Transfer Amount.

          (g) On the Cap Reserve Fund Release Date, the amounts in the Cap Reserve Fund shall be first used to pay any Cap Reserve Fund Transfer Amounts and second, the Trustee shall pay any amounts remaining in the Cap Reserve Fund to the Certificateholders of the Class X-A Certificates; provided, however, that, if any insolvency event occurs with respect to the Cap Provider prior to such date (the "Potential Preference Parties"), then all funds shall remain on deposit in the Cap Reserve Fund until the date that all applicable limitation periods with respect to all applicable preferential transfer or other payment avoidance statutes relating to any of the Potential Preference Parties have expired and if no proceeding at law or in equity is commenced during any such period based upon any such statute, all such amounts remaining on deposit in the Cap Reserve Fund shall be released at the end of all such periods as provided above; provided, further, however, that if any such proceeding is commenced during any applicable limitation period, all funds on deposit in the Cap Reserve Fund shall remain on deposit therein until the date on which there is a final determination by a court of competent jurisdiction as to whether any payment or payments made pursuant to this Agreement, the Certificate Insurance Policies or the Insurance Agreement is recoverable from either the Certificate Insurer or the Certificateholders. If such a court determines that a payment is so recoverable, all funds on deposit in the Cap Reserve Fund shall remain on deposit in the Cap Reserve Fund and shall be applied to the payment of amounts payable as provided in clauses (c) and (f) above. If such a court determines that such payment is not recoverable, all funds on deposit in the Cap Reserve Fund shall be released as provided above. The foregoing notwithstanding, if (i) amounts payable with respect to the Class A and Class A-IO Certificates have been fully paid to the holders of the Class A and Class A-IO Certificates and
(ii) the Reimbursement Amount payable to the Certificate Insurer and all other amounts payable to the Certificate Insurer under the Insurance Agreement have been paid in full, and (iii) no insolvency event has occurred with respect to the Potential Preference Parties, and (iv) (A) the Certificate Insurer shall have received a favorable opinion or opinions, satisfactory in form and substance to the Certificate Insurer, from counsel to the Cap Provider, to the effect that in the event that an insolvency event were to occur with respect to the Potential Preference Parties, no payment pursuant to this Agreement, the Certificate Insurance Policies or the Insurance Agreement would be recoverable from either the Certificate Insurer or the holders of the Class A or Class A-IO Certificates, and such other matters as the Certificate Insurer may reasonably request; or (B) the Certificate Insurer, in its sole discretion, elects to release the Cap Reserve Fund to then, and in any such event, upon the written direction of the Certificate Insurer, the Trustee shall pay all remaining amounts in the Cap Reserve Fund as provided above.

          (h) On or before each Monthly Remittance Date, the Trustee shall deliver to the Certificate Insurer and the Certificateholders of the Class X-A Certificates a statement setting forth, as of such date, (i) the amount on deposit in the Cap Reserve Fund, (ii) deposits into and withdrawals from the Cap Reserve Fund since the preceding Monthly Remittance Date (or since the Startup Day in the case of the first Monthly Remittance Date), (iii) the amount of any income or gain (or loss) on amounts held in the Cap Reserve Fund and (iv) the Cap Reserve Fund Transfer Amount for the related Distribution Date.

          (i) Each Class X Certificateholder, by its acceptance of the related Class X Certificate, acknowledges and agrees that it has no present interest in the Cap Reserve Fund and the amounts on deposit or to be deposited therein, but shall have only a contingent interest in related amounts distributable on the Class X Certificates as provided in this Agreement. The Depositor, the Seller and each Class R Certificateholder, by its acceptance of the Class R Certificate, acknowledges and agrees that it has no interest in the Cap Reserve Fund and the amounts on deposit or to be deposited therein.

          Section 7.14. PREPAID HOME EQUITY LOAN ACCOUNT.

          (a) On each of the first three Monthly Remittance Dates, the Servicer shall deposit all Prepayments in Full in the Prepaid Home Equity Loan Account; provided that the Servicer shall not deposit any Prepayments in Full into the Prepaid Home Equity Loan Account to the extent that the Servicer has deposited into the Prepaid Home Equity Loan Account a cumulative amount on such Monthly Remittance Date and on prior Monthly Remittance Dates equal to 1% of the Original Aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.

          (b) On each Monthly Remittance Date, the Depositor shall instruct the Trustee in writing to withdraw from the Prepaid Home Equity Loan Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Home Equity Loans to be purchased by the Trust from funds on deposit in the Prepaid Home Equity Loan Account on such Monthly Remittance Date, which shall be the Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Sections 3.05 and
3.07 hereof with respect to such transfer; in connection with such instructions, the Depositor shall additionally inform the Trustee and the Certificate Insurer in writing whether such Subsequent Home Equity Loans are being transferred to Group Ia, Group Ib, Group IIa or Group IIb. In no event shall the Depositor be permitted to instruct the Trustee to release from the Prepaid Home Equity Loan Account with respect to the aggregate Subsequent Home Equity Loans to be purchased by the Trust from funds on deposit in the Prepaid Home Equity Loan Account to be transferred to Group Ia in an aggregate amount in excess of the Prepayments in Full deposited to the Prepaid Home Equity Loan Account from Home Equity Loans in Group Ia, to be transferred to Group Ib in an aggregate amount in excess of the Prepayments in Full deposited to the Prepaid Home Equity Loan Account from Home Equity Loans in Group Ib, to be transferred to Group IIa in an aggregate amount in excess of the Prepayments in Full deposited to the Prepaid Home Equity Loan Account from Home Equity Loans in Group IIa or to be transferred to Group IIb in an aggregate amount in excess of the Prepayments in Full deposited to the Prepaid Home Equity Loan Account from Home Equity Loans in Group IIb.

          (c) At the close of business on each Monthly Remittance Date, the Trustee shall withdraw all amounts on deposit in the Prepaid Home Equity Loan Account and deposit such amount to the Certificate Account.

          (d) The Prepaid Home Equity Loan Account shall not be an asset of any REMIC.

                               END OF ARTICLE VII

                                  ARTICLE VIII

                SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS

          Section 8.01. SERVICER AND SUB-SERVICERS.

          Acting directly or through one or more Sub-Servicers as provided in
Section 8.03, the Servicer shall service and administer the Home Equity Loans on behalf of the Trustee and in the best interests of and for the benefit of the holders of Certificates and the Certificate Insurer in accordance with this Agreement and the terms of the respective Home Equity Loans, and Accepted Servicing Practices and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable but without regard to:
(i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor; (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;
(iii) the Servicer's obligation to make Delinquency Advances or Servicing Advances; or (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

          Subject to Section 8.03 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Home Equity Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have the rights and powers of the Servicer which have been delegated to such Sub-Servicer with respect to such Home Equity Loans under this Agreement; provided, however, the Servicer shall remain primarily liable for all duties and obligations of the Servicer hereunder.

          Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; PROVIDED, HOWEVER, that to the extent any instrument described in clause (i) preceding would be delivered by the Servicer outside of its usual procedures for home equity loans held in its own portfolio the Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer. The Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to execute all documents on its behalf under this Agreement as may be necessary or desirable to effectuate the provisions of this paragraph; provided however, that instruments of satisfaction, cancellation, release or discharge shall only be executed with respect to Home Equity Loans paid in full or foreclosed (or with respect to which payment in full has been escrowed). Revocation of the power of attorney created by the final proviso of the preceding sentence shall take effect upon (i) the receipt by the Servicer of written notice thereof from the Trustee, (ii) a Servicer Termination Event or
(iii) the termination of the Trust. The Trustee shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall, if necessary, execute a power of attorney to the Servicer or any Sub-Servicer and furnish them with any other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

          Upon the request of the Trustee, the Servicer shall send to the Trustee and, if requested by the Certificate Insurer, the Certificate Insurer, the details concerning the servicing of the Home Equity Loans on computer generated tape, diskette or other machine readable format which is mutually agreeable.

          The Servicer shall give prompt written notice to the Trustee and the Certificate Insurer of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

          Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Home Equity Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

          Section 8.02. COLLECTION OF CERTAIN HOME EQUITY LOAN PAYMENTS.

          (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow Accepted Servicing Practices.

          (b) Consistent with the foregoing, the Servicer may in its discretion
(i) waive or permit to be waived any late payment charge, assumption fee or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation, (ii) extend the due dates for the Monthly Payments due on a Note for a period of not greater than 90 days or (iii) if the Servicer provides prior written notice to the Certificate Insurer to which the Certificate Insurer does not object within two Business Days, extend the due dates for Monthly Payments due on a Home Equity Loan for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) or clause
(iii) above shall not affect the amortization schedule of any Home Equity Loan for purposes of any computation hereunder; provided further that the Certificate Insurer's and R.V.I. Guaranty Co. Ltd.'s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Home Equity Loans which have been modified, waived or amended exceeds 5% of the number of Home Equity Loans as of the Cut-Off Date. Notwithstanding the foregoing, the Servicer may not waive any Prepayment Penalties unless required to do so by law or unless such waiver would maximize recovery of total proceeds, taking into account the value of such Prepayment Penalty and the related Home Equity Loan and doing so is standard and customary in servicing similar Home Equity Loans, including any waiver of any Prepayment Penalty in connection with a refinancing of a Home Equity Loan that is related to a default or reasonably foreseeable default.

          Section 8.03. SUB-SERVICING AGREEMENTS BETWEEN SERVICER AND SUB-SERVICERS.

          The Servicer may, with the prior written consent of the Certificate Insurer, enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which is acceptable to the Certificate Insurer and which, (v) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution, the deposit accounts of which are insured by the FDIC, (w) a FHLMC or FNMA approved mortgage servicer, (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles). The Servicer shall give written notice to the Trustee, the Owners, the Certificate Insurer and the Rating Agencies of the appointment of any Sub-Servicer (and shall receive the confirmation of the Rating Agencies that such Sub-Servicer shall not result in a withdrawal or downgrading by any Rating Agency of the rating or the shadow rating of the Class A, Class A-IO, Class B-1, Class B-IOA or Class B-IOF Certificates). For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Home Equity Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall not amend any such Sub-Servicing Agreement without the Certificate Insurer's prior written consent. Each Sub-Servicing Agreement shall provide that the Trustee (if acting as successor Servicer) or any other successor Servicer shall have the option to terminate such agreement without payment of any fees if the original Servicer is terminated or resigns. The Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof promptly upon the Servicer's execution and delivery of such instrument.

          Section 8.04. SUCCESSOR SUB-SERVICERS.

          The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 8.03.

          As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of Long Beach and the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Home Equity Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section
3.04 hereof and Section 7 of the Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Equity Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Equity Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against Long Beach shall be affected by the Servicer to the extent it is not Long Beach, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

          Section 8.05. LIABILITY OF SERVICER; INDEMNIFICATION.

          (a) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

          (b) The Servicer agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Owner if a claim is made by a third party arising out of or based upon the alleged actions of the Servicer or alleged failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement, and the Servicer shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the Certificate Insurer and/or Owner in respect of such claim. Notwithstanding the foregoing, the Servicer shall not be obligated to indemnify the Trust or assume the defense for any claim by a third party that does not arise out of and is not based upon the alleged actions of the Servicer or alleged failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement.

          (c) The Trustee shall, in accordance with instructions received from the Servicer, reimburse the Servicer only from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to Section 8.05(b), except when evidence has been delivered to the Trustee that a final nonappealable adjudication determines that the claim relates directly to actions of the Servicer or the failure of the Servicer to perform its duties in compliance with the terms of this Agreement. To the extent the Servicer has been reimbursed for amounts in connection with a claim for which such a final nonappealable adjudication determines that the claim relates directly to actions of the Servicer or the failure of the Servicer to perform its duties in compliance with the terms of this Agreement, the Servicer shall, on the immediately succeeding Distribution Date pay such amounts to the holder of the Class R Certificates. The provisions of this Section 8.05(c) shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          Section 8.06. NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICER, TRUSTEE OR THE OWNERS.

          Any Sub-Servicing Agreement and any other transactions or services relating to the Home Equity Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07. The Servicer shall be solely liable for all fees and expenses owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and expenses.

          Section 8.07. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENT BY TRUSTEE.

          In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20 or another successor Servicer, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee or another successor Servicer without act or deed on part of the Trustee except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer; PROVIDED, HOWEVER, that the Trustee (if acting as successor Servicer) or any other successor Servicer may, with the consent of the Certificate Insurer, and shall, at the direction of the Certificate Insurer, terminate the Sub-Servicer as provided in Section 8.03.

          The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

          Section 8.08. PRINCIPAL AND INTEREST ACCOUNT.

          (a) The Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account to be held as a trust account. The Principal and Interest Account shall be an Eligible Account. Each Principal and Interest Account shall be identified on the records of the Designated Depository Institution as follows: The Chase Manhattan Bank, as Trustee on behalf of MBIA Insurance Corporation and the Owners of the Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates. If the institution at any time holding the Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall immediately be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If the Servicer fails to name such a successor institution, then the Principal and Interest Account shall thenceforth be held as a trust account with a qualifying Designated Depository Institution selected by the Trustee. The Servicer shall notify the Trustee, the Certificate Insurer and the Owners if there is a change in the name, account number or institution holding the Principal and Interest Account.

          (b) All funds in the Principal and Interest Account shall be held (i) uninvested up to the amount insured by the FDIC or (ii) invested in Eligible Investments. Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the Business Day prior to the immediately succeeding Monthly Remittance Date. The Principal and Interest Account shall be held in trust in the name of the Trust for the benefit of the Owners and the Certificate Insurer. The Trust shall be divided into two separate sub-trusts; one for Group I and any Trust assets allocable to such Group I and one for Group II and any Trust assets allocable to such Group II. Any net investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amount and the Prepayment Penalties with respect to the related Prepayment Period (and the Total Monthly Excess Spread included therein) by the Servicer in accordance with the terms hereof. Any investment losses on amounts held in the Principal and Interest Account shall be for the account of the Servicer and promptly upon the realization of such net loss shall be contributed by the Servicer to the Principal and Interest Account. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

          (c) The Servicer (or, with respect to collections in June and July previously remitted to the Depositor, the Depositor) shall deposit to the Principal and Interest Account on the third Business Day after receipt by it or a Sub-Servicer, all principal and interest collected on the Home Equity Loans after the Cut-Off Date, the related Subsequent Cut-Off Date and the Replacement Cut-Off Date, as applicable, including any Prepayments received during the related Prepayment Period, Prepayment Penalties and Net Liquidation Proceeds, other recoveries, Net Insurance Proceeds or amounts related to the Home Equity Loans received by the Servicer and any income from REO Mortgaged Properties, but net of (i) principal (including Prepayments) and due on the Home Equity Loans on or prior to the Cut-Off Date and interest due on the Home Equity Loans on or prior to the July 1, 1999, the related Subsequent Cut-Off Date or the related Replacement Cut-Off Date, as the case may be, (ii) reimbursements for unreimbursed Delinquency Advances and Servicing Advances (but solely from amounts received on the related Home Equity Loan) and (iii) reimbursements for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts herein referred to as "Daily Collections").

          (d) The Servicer may make withdrawals from the Principal and Interest Account, with respect to each Home Equity Loan Group, only for the following purposes:

                    (A) to remit to the Trustee amounts to be deposited in the Certificate Account;

                    (B) to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

                    (C) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

                    (D) to reimburse itself pursuant to Section 8.09(a) for non-retained and unrecovered Delinquency Advances and unrecovered Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan and to the extent deposited in the Principal and Interest Account);

                    (E)  to reimburse itself for Nonrecoverable Advances; and

                    (F) to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX;

          In addition, if (a) there has been a draw on any Certificate Insurance Policy for which Long Beach or the Servicer is required to reimburse the Certificate Insurer pursuant to the Insurance Agreement; (b) Long Beach or the Servicer has reimbursed the Certificate Insurer for all such amounts required by the Insurance Agreement, (c) the Certificate Insurer has paid the draw amount to the Trustee for the benefit of the Certificateholders and (d) the Servicer has received late payments on the related Home Equity Loans in respect of which such draw was made, then the Servicer may, upon notice to the Trustee and the Certificate Insurer, reimburse itself or Long Beach, as applicable, from such late payments for the draw amount.


               (i) The Servicer shall (a) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Monthly Remittance Amount allocable to a Due Period not later than the related Monthly Remittance Date, and (b) on each Monthly Remittance Date, deliver to the Trustee, the Depositor and the Certificate Insurer, a monthly servicing report, with respect to each Home Equity Loan Group, containing (without limitation) the following information: principal and interest collected in respect of the Home Equity Loans, scheduled principal and interest that was due on the Home Equity Loans, relevant information with respect to Liquidated Loans, if any, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Home Equity Loans and any other information requested by the Certificate Insurer (including, without limitation, a liquidation report with respect to each Liquidated Loan). In addition, the Servicer shall inform the Trustee and the Certificate Insurer on each Monthly Remittance Date, with respect to each Home Equity Loan Group, of the amounts of any Loan Purchase Prices or Substitution Amounts so remitted during the related Due Period, and of the Loan Balance of the Home Equity Loan having the largest Loan Balance as of such date. The Servicer shall report to the Trustee and the Certificate Insurer on each Monthly Remittance Date (commencing in August 1999) all amounts netted against collections during the preceding Prepayment Period (or in the case of the first report, two Prepayment Periods), including, without limitation, the Servicing Fees retained, the amounts described in
          Section 8.08(c)(ii) and the expenses (including unreimbursed Servicing Advances and unreimbursed Delinquency Advances) retained from Liquidation Proceeds.

               (ii) The Servicer shall provide on or before each Monthly Remittance Date to the Trustee the information described in Section 8.08(d)(i)(b) and in Section 7.09(b) to enable the Trustee to perform its reporting requirements under Sections 7.08 and 7.09 and to make the allocations and disbursements set forth in Sections 7.02 and 7.03.

          Section 8.09. DELINQUENCY ADVANCES AND SERVICING ADVANCES.

          (a) On or before each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which such reimbursement is made (all or any portion of such amount to be replaced on future Monthly Remittance Dates) any Delinquent payment of interest (net of the Servicing Fee) and principal with respect to each Delinquent Home Equity Loan other than with respect to the last payment due on a Balloon Loan, which payment was not received on or prior to the last day of the related Due Period. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances".

          The Servicer shall be permitted to reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from late collections on the related Home Equity Loan or as provided in Section 7.03(b)(iii)(I).

          Notwithstanding the foregoing, in the event that the Servicer determines in accordance with Accepted Servicing Practices that any proposed Delinquency Advance would be a Nonrecoverable Advance, the Servicer shall not be required to make Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made a Delinquency Advance with respect to a Home Equity Loan that the Servicer subsequently determines is a Nonrecoverable Advance, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Home Equity Loan on deposit in the Principal and Interest Account. The Servicer shall give written notice of such determination as to why such amount would not be recoverable to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; PROVIDED, FURTHER, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances in accordance with Section 8.08(d)(D).

          (b) The Servicer will pay all "out-of-pocket" costs and expenses relating to a Mortgagor delinquency, or default or other unanticipated event incurred in the performance of its servicing obligations, including, but not limited to, (i) Preservation Expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of REO Mortgaged Property, and (iv) advances required by Section 8.13(a), except to the extent that such amounts are determined by the Servicer in its reasonable business judgment not to be recoverable. Such costs will constitute "Servicing Advances" and will be recoverable by the Servicer. If the Servicer determines that a Servicing Advance, if made, would be a Nonrecoverable Advance, the Servicer shall make such a Servicing Advance only if, in the good faith business judgment of the Servicer, the making of such Servicing Advance is in the best interests of the Certificateholders and the Certificate Insurer. To the extent that the Servicer previously has made a Servicing Advance with respect to a Home Equity Loan that the Servicer subsequently determines is a Nonrecoverable Advance, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Home Equity Loan on deposit in the Principal and Interest Account. The Servicer shall give written notice of such determination as to why such amount would not be recoverable to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; PROVIDED, FURTHER, that the Servicer shall be entitled to recover any unreimbursed Servicing Advances from the related Liquidated Loan in accordance with Section 8.08(d) (D) and 7.03(b).

          (c) In accordance with the standards of the preceding clauses (a) and
(b), the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to clause (b) of this Section 8.09, and further as provided in Section 8.08(d). Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Home Equity Loan, notwithstanding that the terms of such Home Equity Loan so permit.

          Section 8.10. COMPENSATING INTEREST; REPURCHASE OF HOME EQUITY LOANS.
(a) If a Prepayment in full of a Home Equity Loan occurs during any calendar month, any shortfall between (x) the interest collected from the Mortgagor in connection with such payoff, and (y) the full months interest at the Coupon Rate (net of the Servicing Fee) that would be due on the related Due Date for such Home Equity Loan ("Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Due Period) shall be deposited by the Servicer from its own funds to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date and shall be included in the Monthly Remittance Amount to be made available to the Trustee on such Monthly Remittance Date.

          (b) Subject to the clause (c) below, each of the Servicer and the majority holder of the related Class X Certificates has the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes a 90-Day Delinquent Loan, in whole or in part, as to at least three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer pursuant to Section 8.13; PROVIDED, HOWEVER, that neither the Servicer nor the majority holder of the related Class X Certificates may purchase any such Home Equity Loan unless the Servicer or the majority holder of the related Class X Certificates has delivered to the Trustee and the Certificate Insurer at the Servicer's expense, an Opinion of Counsel acceptable to the Certificate Insurer and to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of any REMIC created hereunder as a REMIC; PROVIDED, FURTHER, that the majority holder of the related Class X Certificates may not purchase any such Home Equity Loan unless the majority holder of the related Class X Certificates has delivered to the Trustee and the Certificate Insurer a certificate to the effect that the fair market value of the Home Equity Loan to be purchased is less than the applicable Loan Purchase Price. Any such Home Equity Loan so purchased shall be purchased by the Servicer or the majority holder of the related Class X Certificates on or prior to a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

          (c) If a Home Equity Loan to be purchased by the Servicer or the majority holder of the related Class X Certificates pursuant to clause (b) above is the greatest number of days Delinquent of all then Delinquent Home Equity Loans (including Home Equity Loans relating to REO Mortgaged Property), the Servicer or the majority holder of the related Class X Certificates may purchase such Home Equity Loan without having first notified the Certificate Insurer of such purchase. In all other cases, the Servicer or the majority holder of the related Class X Certificates must notify the Certificate Insurer and the Trustee, in writing, of its intent to purchase a Home Equity Loan and neither the Servicer nor the majority holder of the related Class X Certificates may purchase such Home Equity Loan without the written consent of the Certificate Insurer.

          (d) The Net Liquidation Proceeds from the disposition of any REO Mortgaged Property shall be deposited in the Principal and Interest Account and remitted to the Trustee as part of the Monthly Remittance Amount remitted by the Servicer to the Trustee.

          Section 8.11. MAINTENANCE OF INSURANCE.

          (a) The Servicer shall cause to be maintained with respect to each Home Equity Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Home Equity Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Mortgaged Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Home Equity Loan at the time it became an REO Mortgaged Property, plus accrued interest at the Coupon Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, and shall be named as loss payee. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders and the Certificate Insurer, be added to the unpaid principal balance of the related Home Equity Loan, notwithstanding that the terms of such Home Equity Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Mortgaged Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Home Equity Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Insurance Policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law.

         (b) In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Home Equity Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 8.11, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Mortgaged Property a policy complying with the first two sentences of this Section 8.11, and there shall have been one or more losses which would have been covered by such policy, deposit to the Principal and Interest Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Home Equity Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, Certificateholders and the Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such Insurance Policy.

          (c) Amounts collected by the Servicer under any Insurance Policies net of amounts remitted to the Mortgagor for repairs shall be deposited into the Principal and Interest Account, subject to withdrawal pursuant to Section 8.08.

          Section 8.12. DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS.

          When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Note; PROVIDED, HOWEVER, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, no material term of the Home Equity Loan (including, without limitation, the required monthly payment on the related Home Equity Loan, the stated maturity, the outstanding principal amount or the Coupon
Rate) shall be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 8.13. REALIZATION UPON DEFAULTED HOME EQUITY LOANS; WORKOUT OF HOME EQUITY LOANS.

          (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Trust of Mortgaged Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer shall use Accepted Servicing Practices. Any amounts so advanced including any amounts described below regarding environmental inspections shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Servicer shall sell any REO Mortgaged Property within 35 months from the close of the taxable year of its acquisition by the Trust, at such price as the Servicer in good faith deems necessary to comply with this covenant unless the Servicer obtains for the Certificate Insurer and the Trustee, an Opinion of Counsel (the expense of which opinion shall be a Servicing Advance) experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee, addressed to the Certificate Insurer, the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Mortgaged Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC created hereunder as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are Outstanding. Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Mortgaged Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Mortgaged Property to fail to qualify as "foreclosure property within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Mortgaged Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Mortgaged Property in the same manner and to such extent as is customary in the locality where such REO Mortgaged Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Mortgaged Property. If the Servicer has actual knowledge of any environmental or hazardous waste risk with respect to the Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or deed in lieu of foreclosure, the Servicer will cause an environmental inspection of the Mortgaged Property in accordance with Accepted Servicing Practices. If such environmental audit or report reveals or if the Servicer has knowledge or notice that such Mortgage Property contains such wastes or substances or are within one mile of the site of such wastes or substances, the Servicer shall not foreclose or accept deed in lieu of foreclosure without the prior written consent of the Certificate Insurer.

          (b) The Servicer shall determine, with respect to each defaulted Home Equity Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan shall become a "Liquidated Loan" and the Servicer shall promptly submit a liquidation report to the Certificate Insurer in form acceptable to the Certificate Insurer, in the form attached hereto as Exhibit Q.

          (c) The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and the Servicer shall not: (i) permit (unless the Mortgagor is in default with respect to the Home Equity Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) any modification with respect to any Home Equity Loan that would change the Coupon Rate, reduce or increase the Loan Balance (except for reductions resulting from actual payments of principal) or extend the maturity date of such Home Equity Loan or (ii) permit any modification, waiver or amendment of any term of any Home Equity Loan that would both (A) effect an exchange or reissuance of such Home Equity Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the Startup Day" under the REMIC Provisions; provided that the Certificate Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of Home Equity Loans outstanding which have been modified, waived or amended exceeds 5% of the number of Home Equity Loans as of the Cut-Off Date. Notwithstanding anything set out in this Section 8.13(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

          (d) The Servicer has no intent to foreclose on any Mortgage based on the delinquency characteristics as of the Startup Day; provided, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage including delinquency characteristics in the Servicer's discretion so warrant such action.

          Section 8.14. TRUSTEE TO COOPERATE; RELEASE OF FILES.

          (a) Upon the payment in full of any Home Equity Loan (including any liquidation of such Home Equity Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee a written request and certification of the Servicer in the form attached hereto as Exhibit P signed by an Authorized Officer which states the purpose of the release of a File. Upon receipt of such written request and certification, the Trustee shall promptly release the related File, in trust, to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account or to the Trustee. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

          (b) Reserved.

          (c) From time to time and as appropriate in the servicing of any Home Equity Loan, including, without limitation, foreclosure or other comparable conversion of a Home Equity Loan or collection under any applicable Insurance Policy, the Trustee shall release the related File to the Servicer, promptly upon a written request and certification of the Servicer in form attached hereto as Exhibit P signed by an Authorized Officer, which states the purpose of the release of a File; provided, however, that no more than 10% of the outstanding Home Equity Loans (by number) shall be released to the Servicer at any time. Such receipt shall obligate the Servicer to return the File to the Trustee when the need therefore by the Servicer no longer exists.

          (d) In all cases where the Servicer needs the Trustee to sign any document or to release a File within a particular period of time, the Servicer shall notify an Authorized Officer of the Trustee by telephone of such need and the Trustee shall thereon use its best efforts to comply with the Servicer's needs, but in any event will comply within two Business Days of such request.

          (e) No costs associated with the procedures described in this Section
8.14 shall be an expense of the Trust.

          (f) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, with copies to the Certificate Insurer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required.

          Section 8.15. SERVICING COMPENSATION.

         As compensation for its activities hereunder, each of the Servicer and any Special Servicer shall be entitled to retain the amount of the related Servicing Fee with respect to each Home Equity Loan it services. Additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees (other than Prepayment Penalties), and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 8.20 hereof, in which case the successor Servicer shall be entitled to such fees as are agreed upon by the Trustee, the Certificate Insurer and the successor Servicer. In addition, the Servicer will be entitled to retain, as additional servicing compensation, investment earnings, net of losses, on amounts on deposit in the Principal and Interest Account.

          The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations with respect to a Home Equity Loan under this Agreement.

          Section 8.16. ANNUAL STATEMENT AS TO COMPLIANCE.

         The Servicer, at its own expense, will deliver to the Trustee, the Certificate Insurer, the Depositor, and the Rating Agencies, on or before April 15 of each year, commencing in 2000, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

          The Servicer shall deliver to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies, promptly after having obtained knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become a Servicer Termination Event.

          Section 8.17. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'
REPORTS.

          On or before April 15 of each year, commencing in 2000, the Servicer, at its own expense, shall cause to be delivered to the Trustee, the Certificate Insurer, the Depositor, and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

          Section 8.18. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE HOME EQUITY LOANS. The Servicer shall provide to the Trustee, the Depositor and the Certificate Insurer access to the documentation regarding the Home Equity Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          Upon any change in the format of the computer tape maintained by the Servicer in respect of the Home Equity Loans, the Servicer shall deliver a copy of such computer tape to the Trustee and in addition shall provide a copy of such computer tape to the Trustee, and the Certificate Insurer at such other times as the Trustee or the Certificate Insurer may reasonably request.

          The Servicer shall deliver to the Depositor, the Seller and the Certificate Insurer, monthly, on or before each Monthly Remittance Date, a report containing the following information: (1) loan number, (2) scheduled Loan Balance at the first day of the related Due Period and at the last day of the related Due Period, (3) the Servicing Fee, (4) the Coupon Rate, (5) the Adjusted Coupon Rate, (6) scheduled monthly payment (separately specifying principal due), (7) principal curtailments, curtail adjustments, payoff amount and payoff date, (8) Prepayment Penalty due, (9) net remittance amount, and (10) unpaid Loan Balance at foreclosure, Servicing Advances incurred, unpaid Delinquency Advances, Liquidation Proceeds and Realized Losses. Upon the request of the Depositor or the Seller, the Servicer shall deliver copies of any Mortgages or Notes.

          Section 8.19. ASSIGNMENT OF AGREEMENT.

          Other than with respect to entering into Sub-Servicing Agreements pursuant to Section 8.03 hereof, the Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer; PROVIDED, HOWEVER, that any assignee must meet the eligibility requirements set forth in
Section 8.20(h) hereof for a successor servicer.

          Section 8.20. REMOVAL OF SERVICER; RETENTION OF SERVICER; RESIGNATION OF SERVICER.

          (a) The Certificate Insurer or the Trustee (with the prior written consent of the Certificate Insurer) may remove the Servicer upon the occurrence of any of the following events (each a "Servicer Termination Event"):

                    (i) any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment or deposit (other than a Delinquency Advance required to be made from its own funds on any Monthly Remittance Date) required to be made by the Servicer under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Certificate Insurer or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Certificate Insurer and the Trustee by the holders of Certificates entitled to at least 25% of the Percentage Interest of the Class A Certificates or failure of the Servicer to provide the reports and information to the Trustee as provided in Section 8.08(d)(ii) which results in a draw on any of the Certificate Insurance Policies; or

                    (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement (or, if the Servicer is Long Beach, the failure of Long Beach to repurchase a Home Equity Loan as to which a breach has been established that requires a repurchase pursuant to the terms of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Certificate Insurer or the Trustee, or to the Servicer, the Depositor, the Certificate Insurer and the Trustee by the holders of Certificates entitled to at least 25% of the Percentage Interest of the Class A Certificates and (ii) actual knowledge of such failure by an Authorized Officer of the Servicer; provided, however, that if, prior to a Certificate Insurer Default, the Servicer shall have given notice to the Certificate Insurer of corrective action it proposes to take, which corrective action is agreed in writing by the Certificate Insurer to be satisfactory, such period may be extended by the Certificate Insurer; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and, if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                    (iv) the Servicer shall consent to the appointment of a
               conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                    (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                    (vi) the Servicer Termination Test is not satisfied, or the
               Tangible Net Worth of the Servicer shall fall below the Tangible Net Worth Requirement and remain below the Tangible Net Worth Requirement for a period of 30 days;

                    (vii) any failure of the Servicer to make any Delinquency
               Advance on any Monthly Remittance Date required to be made which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Monthly Remittance Date; or

                    (viii) the Certificate Insurer notifies the Trustee of an
               Event of Default with respect to the Servicer under the Insurance Agreement, or

                    (ix) The Servicer shall fail to have (a) at any time from
               the Startup Day through January 31, 2000, committed warehouse facilities in a total amount of at least $300 million, (b) as of the first Business Day of each calendar month beginning on February 1, 2000, committed warehouse facilities in a total amount of at least 125% of the Servicer's average monthly loan originations funded during the three calendar months immediately preceding such Business Day, and the Servicer does not cure such failure during such month of determination by increasing the amount of its committed warehouse facilities, or (c) as of the first Business Day of each calendar month beginning February 1, 2000, committed warehouse facilities in a total amount equal to at least 80% of the amount of borrowings under its warehouse facilities (committed and uncommitted), and the Servicer does not cure such failure during such month of determination by increasing the amount of its committed warehouse facilities or by reducing the amount of its borrowings; or

                    (x) The Servicer or Long Beach Financial Corporation (or any
               successor in interest) shall fail to have positive net income, calculated in accordance with generally accepted accounting principals, in any two consecutive quarters; or

                    (xi) The Servicer shall incur unsecured indebtedness in an aggregate amount in excess of $2,000,000, as such amount may be increased from time to time by the Certificate Insurer in its reasonable discretion upon Servicer's request; provided, however, that the foregoing restriction on unsecured debt shall not apply to the following debt:

                         (A) debt for taxes (including payroll taxes),
               assessments, governmental charges and levies to the extent that payment is not due at the time, including debt for deferred taxes arising from capitalized excess servicing fees;

                         (B) unsecured accounts payable, not the result of
               borrowing of money, to vendors, suppliers and persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; and

                         (C) unsecured debt that is:

                              1. to the Servicer's or its Affiliate's officers
               and employees for salary, bonuses or other compensation;

                              2. wholly nonrecourse to the Servicer or any of
               its subsidiaries (whether under repurchase agreements or otherwise), and

                              3. incurred in the ordinary course of business
               pursuant to servicing agreements, information service contracts or other contractual agreements between the Servicer and any subservicer, information services provider or other vendor or provider of goods or services; or

                    (xii) The Servicer shall default in any payment on
               indebtedness, which indebtedness is in excess of $100,000.00 (after giving effect to all applicable cure periods in any agreements governing such indebtedness).

          (b) Upon the occurrence of a Servicer Termination Event, the Servicer shall continue to act as servicer under this Agreement until removed as set forth in this Section 8.20 and a successor Servicer has assumed the servicing obligations. After the occurrence of a Servicer Termination Event, the Certificate Insurer or the Trustee (with the prior written consent of the Certificate Insurer) may remove the Servicer by written notice to the Servicer. Such termination shall be effective on the date specified in such notice, provided that a successor Servicer or the Trustee has assumed the servicing obligations. Upon the effective date of termination of the Servicer, the Trustee (or another successor Servicer appointed by the Certificate Insurer) shall assume the servicing obligations hereunder. The Certificate Insurer may appoint a successor Servicer other than the Trustee. Until a successor Servicer has been appointed by the Certificate Insurer, the Trustee shall be the successor Servicer in all respects without further action, and all authority and power of the Servicer under this agreement shall pass to and be vested in the Trustee on and after the effective date of termination.

          (c) Between the Startup Day and September 30, 1999, the Certificate Insurer may cause a review of the operations of the Servicer. The Certificate Insurer shall bear all costs and expenses of the Certificate Insurer in connection with such review, including (without limitation) fees and expenses of accountants of the Certificate Insurer. On or before September 30, 1999, the Certificate Insurer may, in its sole discretion, remove the Servicer, without cause, by providing written notice to the Servicer.

          (d) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon (i) determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement or (ii) prior written consent of the Certificate Insurer and the Trustee. Any such determination under clause (i) shall be evidenced by an Opinion of Counsel acceptable to the Trustee and the Certificate Insurer at the expense of the Servicer to such effect which shall be delivered to the Trustee and the Certificate Insurer.

          (e) No removal or resignation of the Servicer shall become effective until the Trustee, a successor Servicer or a Special Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

          (f) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer, the Special Servicer or the Trustee, as applicable, all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Home Equity Loans (or with respect to the Special Servicer, the applicable Home Equity Loans), including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

          (g) Any collections due to the Trust then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

          (h) Upon removal or resignation of the Servicer other than in the case of clause (o) below, the Trustee shall (A) solicit bids for a successor servicer as described in clause (i) below and (B) until such time as another successor Servicer is appointed by the Certificate Insurer, assume the duties and obligations of the Servicer hereunder. The Trustee agrees to act as Servicer during the solicitation process and shall assume all duties and obligations of the Servicer. The Certificate Insurer may appoint a successor Servicer other than the Trustee. If the Certificate Insurer fails to appoint a successor Servicer, the Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second home equity loans and having equity of not less than $5,000,000 (or such lower level as may be acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Certificate Insurer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Trustee in its capacity as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer, the Certificate Insurer and the Trustee (up to a maximum of 0.50% per annum on the outstanding principal balance of each Home Equity Loan), together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15; PROVIDED, HOWEVER, that if the Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation. The successor Servicer shall be entitled to set-up expenses, if any, in connection with becoming Servicer pursuant to Section 7.03(b)(iv) hereof. The Trustee shall be obligated to serve as successor Servicer whether or not the fee described in this section is paid by the predecessor Servicer, but shall in any event be entitled to receive, and to enforce payment of, such fee from the predecessor Servicer.

          (i) Notwithstanding anything to the contrary contained in this Article VIII, upon removal or resignation of the Servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions from a list of one or more institutions (provided that the Certificate Insurer shall use its best efforts to provide a list of three institutions) acceptable to the Certificate Insurer which acceptance shall not be unreasonably withheld or delayed. Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with clause (h) above, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after the Certificate Insurer has provided the list of eligible institutions as provided above, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price it will pay to obtain servicing provided that the Certificate Insurer has given its prior written consent. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the predecessor Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

          (j) The Trustee, such successor Servicer and any Special Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The predecessor Servicer agrees to cooperate with the Trustee, any successor Servicer and any Special Servicer in effecting the termination of the predecessor Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee, such successor Servicer or Special Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder with respect to the Home Equity Loans for which servicing is transferred and shall promptly also transfer to the Trustee, such successor Servicer or any Special Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer with respect to the Home Equity Loans for which servicing is transferred or which are thereafter received with respect to the Home Equity Loans for which servicing is transferred. Any amounts and documents which are property of the Trust held by the predecessor Servicer shall be held in trust on behalf of the Trustee until transferred to the successor Servicer, Special Servicer or Trustee. Neither the Trustee, any other successor Servicer or any Special Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the costs and expenses of the successor Servicer and any Special Servicer relating to the transfer of servicing rights and responsibilities remaining after deduction from the sale price as described in clause (i) above, if any, shall be payable to the successor Servicer and any Special Servicer pursuant to Section 7.03(b)(iv) hereof.

          (k) The Trustee, any other successor Servicer and any Special Servicer, upon assuming the duties of Servicer hereunder, shall immediately (i) record all assignments of Home Equity Loans for which servicing is transferred not previously recorded in the name of the Trustee pursuant to Section 3.05(b)(ii) as a result of an Opinion of Counsel and (ii) make all Delinquency Advances and Compensating Interest payments and deposit them to the Principal and Interest Account which the Servicer has theretofore failed to remit with respect to the Home Equity Loans for which servicing is transferred.

          (l) The Servicer that is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor.

          (m) The Trustee shall give notice to the Certificate Insurer, the Depositor, the Owners, the Trustee and the Rating Agencies of the occurrence of any event described in paragraphs (a) above of which the Trustee is aware.

          (n) Upon appointment, the successor Servicer or any Special Servicer shall be the successor in all respects to the predecessor Servicer with respect to the Home Equity Loans for which servicing is transferred and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer including, but not limited to, the maintenance of the hazard insurance policies, the fidelity bond and an errors and omissions policy pursuant to Section 8.21(b) and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. The appointment of a successor Servicer or any Special Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy) nor shall any successor Servicer or any Special Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such predecessor Servicer or predecessor Special Servicer of any of its representations or warranties contained herein or in any related document or agreement.

          (o) The majority holder of the related Class X Certificates (with the prior written consent of the Certificate Insurer) may remove the Servicer, as servicer of any Home Equity Loan that is a 90-Day Delinquent Loan and appoint a special servicer acceptable to the Certificate Insurer (a "Special Servicer") to service such Home Equity Loans by giving written notice to the Servicer. Upon the appointment of a Special Servicer, the Servicer shall continue to act as servicer for such Home Equity Loans under this Agreement until the Special Servicer has assumed the servicing obligations and paid to the Servicer the amounts set forth below pursuant to a written agreement reasonably acceptable to the Certificate Insurer. Such transfer of servicing shall be effective on the date specified in such notice, provided that a Special Servicer has assumed the servicing obligations with respect to such Home Equity Loan pursuant to a written agreement reasonably acceptable to the Certificate Insurer. The majority holder of the related Class X Certificates shall pay to the Servicer a one time fee of $250 for each Home Equity Loan transferred to a Special Servicer. The Special Servicer shall pay to the Servicer an amount equal to the unreimbursed Servicing Fees, Servicing Advances and Delinquency Advances with respect to each Home Equity Loan being transferred to the Special Servicer and the Special Servicer shall be entitled to reimbursement of such amounts in the same manner that the Servicer was entitled to be reimbursed. Any expenses of the Special Servicer and the Certificate Insurer (including, without limitation, any legal fees of the Certificate Insurer) associated with the transfer of servicing of any Home Equity Loan to a Special Servicer or a successor Special Servicer shall be paid by the majority holder of the related Class X Certificates. Any compensation payable to a Special Servicer in excess of the Servicing Fee payable to such Special Servicer shall be paid by the majority holder of the related Class X Certificates. Upon the effective date of the transfer of servicing with respect to such Home Equity Loan, the Special Servicer shall assume the servicing obligations with respect to such Home Equity Loan and shall comply with all the terms and provisions of this Agreement. The majority holder of the related Class X Certificates (with the prior written consent of the Certificate Insurer) may remove any Special Servicer, as servicer of any Home Equity Loan and appoint a different Special Servicer to service a Home Equity Loan. The Special Servicer shall, with respect to all Home Equity Loans that it is servicing, be deemed to be, for all purposes of this Agreement and the Insurance Agreement, the "Servicer" with respect to such Home Equity Loans and shall be obligated to perform all of the duties of the Servicer with respect to such Home Equity Loans and shall be subject to the same terms as is set forth in this Agreement and the Insurance Agreement, except such additional terms (including, without limitation, termination tests) as may be agreed to by the Certificate Insurer; the Servicer shall be released from any and all liability, responsibility, duties and rights with respect to each Home Equity Loan under this Agreement and the Insurance Agreement that the Special Servicer is servicing, other than those arising or accruing prior to the transfer of servicing to the Special Servicer. In addition to the Certificate Insurer's rights to terminate the Special Servicer following a Servicer Termination Event with respect to the Special Servicer, upon termination of the Servicer pursuant to this Agreement, the Certificate Insurer may terminate the Special Servicer and appoint another Servicer or Special Servicer to service the Home Equity Loans. Notwithstanding the appointment of any Special Servicer, for all purposes of this Agreement, the 90+ Delinquency Percentage (Rolling Three Month), the Cumulative Loss Percentage, the Servicer Loss Test, the Annual Loss Percentage (Rolling Twelve Month) and the Servicer Termination Test shall be calculated on an aggregate basis for all applicable Home Equity Loans regardless of whether such Home Equity Loans are serviced by the Servicer or a Special Servicer, and if the Servicer Termination Test is not satisfied, the Certificate Insurer or the Trustee (with the prior written consent of the Certificate Insurer) may remove the Servicer and/or any Special Servicer. If the Servicer Termination Test is not satisfied, prior to terminating either the Servicer or any Special Servicer, the Certificate Insurer shall consider each of the Servicer's and any Special Servicer's role in the failure of the Servicer Termination Test.

          Section 8.21. INSPECTIONS BY CERTIFICATE INSURER; ERRORS AND OMISSIONS INSURANCE.

          (a) At any reasonable time and from time to time upon reasonable notice, the Trustee, the Certificate Insurer, any Owner of a Class R Certificate, or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers or directors; PROVIDED, HOWEVER, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

          (b) The Servicer (including the Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of FNMA Guide or any successor provision thereof; PROVIDED, HOWEVER, that in any event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Servicer shall notify the Trustee and the Trustee shall promptly give such notice to the Certificate Insurer and the Owners and shall secure replacement coverage in conformity with this Section.

          Section 8.22. VOTING RIGHTS. The Certificate Insurer or the Holders representing at least 66% of the Percentage Interests evidenced by all Classes of Class A-IO and Class A Certificates affected by any default or Servicer Termination Event hereunder, with the written consent of the Certificate Insurer, may waive such default or Servicer Termination Event; PROVIDED, HOWEVER, that a default or Servicer Termination Event under clause (i) or (vi) of Section 8.20(a) may be waived only by the Certificate Insurer or all of the Holders of the Class A Certificates and Class A-IO Certificates with the written consent of the Certificate Insurer or, if there are no longer any Class A Certificates or Class A-IO Certificates then outstanding, by such majority of the Percentage Interests represented by the Class B-1 Certificates, or, if there are no longer any Class B-1 Certificates then outstanding, by such majority of the Percentage Interests represented by the related Class X Certificates and the Class R Certificates. Upon any such waiver of a default or Servicer Termination Event, such default or Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder or as specified in such waiver. No such waiver shall extend to any subsequent or other default or Servicer Termination Event or impair any right consequent thereon except to the extent expressly so waived.

          Section 8.23. THE GROUP II HOME EQUITY LOANS.

          The Servicer shall enforce each adjustable rate Home Equity Loan in Group II in accordance with its terms and shall timely calculate, record, report and apply all interest rate adjustments in accordance with the related Note. The Servicer's records shall, at all times, reflect the then Coupon Rate and monthly payment and the Servicer shall timely notify the Mortgagor of any changes to the Coupon Rate or the Mortgagor's monthly payment. If the Servicer fails to make either a timely or accurate adjustment to the Coupon Rate or monthly payment or to notify the Mortgagor of such adjustments, upon the Servicer's discovery of such error and such continued failure, the Servicer shall pay from its own funds any shortage. If the Servicer's continued failure after notice thereof to make a scheduled change affects the Trust's rights to make future adjustments under the terms of such Home Equity Loan, the Servicer shall repurchase such Home Equity Loan in accordance with the provisions hereof by depositing the Loan Purchase Price in the Principal and Interest Account. Any amounts paid by the Servicer pursuant to this Section shall not be an advance and shall not be reimbursable from the proceeds of any Home Equity Loan.

          Section 8.24. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF SERVICER. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party or any corporation succeeding to all or substantially all of the business or assets of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.20(h) (including, without limitation, such entity is acceptable to the Certificate Insurer) and the resulting corporation has a Tangible Net Worth of at least the Tangible Net Worth Requirement.

          Section 8.25. NOTICES OF MATERIAL EVENTS. The Servicer shall give prompt written notice to the Certificate Insurer, the Trustee and the Rating Agencies of the occurrence of any of the following events:

          (a) Any default or any fact or event of which the Servicer has knowledge which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document;

          (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Servicer to which the Servicer has knowledge in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon the Servicer's ability to perform its obligations under any Operative Document;

          (c) The commencement of any proceedings by or against the Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Servicer; and

          (d) The receipt of notice from any agency or governmental body having authority over the conduct of the Servicer's business that the Servicer is to cease or desist, or to undertake any practice, program, procedure or policy employed by the Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of the Servicer's business or its ability to perform under the Operative Documents or materially and adversely affect the financial affairs of the Servicer.

          Section 8.26. RESERVED.

          Section 8.27. PURCHASE OF RECEIVABLES UPON BREACH. The Depositor, the Servicer, the Trustee and the Certificate Insurer shall inform the Servicer promptly, in writing, upon the discovery of any breach pursuant to Section 8.02(b) or 8.13(c). Unless the breach shall have been cured within 60 days following such discovery thereof by the Servicer or the receipt by the Servicer of written notice of such breach, the Servicer shall be obligated to purchase any Home Equity Loan in which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected by such breach as of the first day succeeding the end of such 60 day period that is the last day of a Due Period. In the event of any such repurchase pursuant to this Section, a REMIC Opinion shall be required to be delivered by the Servicer. Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Home Equity Loan or (ii) the delivery of such opinion.. In the event that any such repurchase results in a Prohibited Transaction, the Trustee shall immediately notify the Servicer in writing thereof and the Servicer shall, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In consideration of the purchase of any such Home Equity Loan pursuant to the preceding sentence, the Servicer shall remit the Loan Purchase Price to the Principal and Interest Account. The sole remedy of the Trustee or the Certificateholders with respect to such a breach shall be to require the Servicer to purchase Home Equity Loans pursuant to this Section and the provisions of Section 11.16(g). The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Home Equity Loan pursuant to this Section.

                               END OF ARTICLE VIII

                                   ARTICLE IX

                              TERMINATION OF TRUST

          Section 9.01. TERMINATION OF TRUST.

          The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement and payment in full of all amounts owed to the Certificate Insurer upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time if a Qualified Liquidation of all Home Equity Loan Groups within the Trust is effected as described in Section 9.02. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.

          Section 9.02. TERMINATION UPON OPTION OF THE HOLDER OF THE CLASS X-F CERTIFICATE.

          (a) On any Monthly Remittance Date after the Clean-Up Call Date, the majority holder of the Class X-F Certificate may determine to purchase, in whole only, and may cause the purchase from the Trust of all (but not fewer than all) Home Equity Loans and all property theretofore acquired in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the Termination Price and upon payment of the applicable Clean-up Call Premium to the Class X-A and Class X-F Certificates. If the Class X-F Certificateholder (or the Certificate Insurer pursuant to Section 9.02(f) makes such a purchase, the Servicer shall continue to be the servicer of the Home Equity Loans after such purchase, unless otherwise agreed between the Servicer and the holder of the Class X-F Certificates (or the Certificate Insurer if it purchases the Home Equity Loans pursuant to Section 9.02(f)). In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          (b) In the event that the majority holder of the Class X-F Certificate purchases all Home Equity Loans and each REO Mortgaged Property remaining in the Trust Estate pursuant to Section 9.02(a), the Trust Estate shall be terminated in accordance with the following additional requirements:

               (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of the REMICs created hereunder pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

               (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Estate to the majority holder of the Class X-F Certificate for cash; and

               (iii) At the time of the making of the final payment on the Certificates and payment of all amounts owed to the Certificate Insurer, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Owners of the Class X-F Certificates all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust Estate shall terminate at that time.

          (c) By their acceptance of the Certificates, the Owners thereof hereby agree to authorize the Trustee to specify the first day in the 90-day liquidation period in a statement attached to the Trust Estate's final Tax Return, which shall be binding upon all successor Owners.

          (d) In connection with any such purchase, the majority holder of the Class X-F Certificate shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel at the expense of the majority holder of the Class X-F Certificate experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such purchase and liquidation constitutes a Qualified Liquidation of REMIC IV.

          (e) If the majority holder of the Class X-F Certificate does not exercise its option pursuant to this Section 9.02 with respect to the Trust Estate within 90 days following the Clean-up Call Date, then the Servicer may purchase the Trust Estate pursuant to and under all of the terms of this Section 9.02.

          (f) If neither the majority holder of the Class X-F Certificate nor the Servicer exercises their option pursuant to this Section 9.02, within 120 days following the Clean-up Call Date, then the Certificate Insurer may purchase the Trust Estate pursuant to and under all of the terms of this Section 9.02.

          (g) Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the majority holder of the Class X-F Certificate, the Servicer, or the Certificate Insurer, as the case may be, or otherwise upon their order, in a manner similar to that described in Section
8.14 hereof.

          Section 9.03. TERMINATION UPON LOSS OF REMIC STATUS.

          (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that each REMIC created hereunder does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee, in writing, on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a price equal to the Termination Price.

          Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the written direction described in clause (a)(i) above, the Trustee shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) preceding the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          (b) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an Opinion of Counsel experienced in federal income tax matters, acceptable to the Certificate Insurer and selected by the Owners of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt by the Certificate Insurer of such opinion.

          Section 9.04. DISPOSITION OF PROCEEDS.

          The Trustee shall, upon receipt thereof, deposit the proceeds of any Termination Price or other liquidation of the Trust Estate pursuant to this
Article IX to the Certificate Account for distribution in accordance with the priorities set forth in Section 7.03(b) hereof; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate. Notwithstanding the foregoing, no distribution of the proceeds of any Termination Price shall be made to the Owners of the Class R Certificates until all such amounts have been applied in reduction of any amounts owed to the Certificate Insurer, any outstanding Certificates and any Certificateholders Interest Index Carryover.

          Section 9.05. NETTING OF AMOUNTS.

          If any Person paying the Termination Price would receive a portion of the amount to be paid, such Person may net any such amount against the Termination Price otherwise payable.

                               END OF ARTICLE IX

                                   ARTICLE X

                                  THE TRUSTEE

          Section 10.01. CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, Certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Certificate Insurer, or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer of such instrument in the event that the Trustee, after so requesting does not receive a satisfactorily corrected instrument. Notwithstanding the foregoing, if a Servicer Termination Event of which a responsible officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee (unless the Servicer shall have resigned or been terminated and a successor Servicer shall not have been appointed pursuant to the terms of this Agreement), and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer, and pending the appointment of any other Person as successor Servicer have the power and duty during its performance as successor Servicer:

          (i)       to collect Mortgagor payments;

          (ii)      to foreclose on defaulted Home Equity Loans;

          (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

          (iv)      to deliver instruments of satisfaction pursuant to Section
                    8.14;

          (v)       to enforce the Home Equity Loans; and

          (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) This subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) The Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer shall have actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default; and

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 10.01, the Trustee shall have no duty (A) except as provided in Section 10.16, to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein (other than recording assignments of Mortgage) or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or
                    (C) other than as provided herein, to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate from funds available in the Certificate Account.

          (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

          (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

          (h) The Trustee hereby undertakes to provide the Servicer with notice of any correspondence relating to any Mortgaged Property.

          Section 10.02. REMOVAL OF TRUSTEE FOR CAUSE.

          (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Distribution Date any amounts available for distribution that it has received in accordance with the terms hereof; (PROVIDED, HOWEVER, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

               (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Certificate Insurer, or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Class B-1 Certificates then Outstanding, or, if there are no Class B-1 Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

               (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

               (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

               (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing; or

               (6) the Trustee shall fail to meet the eligibility requirements set forth in Section 10.08.

          The Depositor shall give to the Certificate Insurer, Moody's and Standard & Poor's notice of the occurrence of any such event of which the Depositor is aware.

          (b) If any event described an Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding or any Reimbursement Amounts owed to the Certificate Insurer, of a majority of the Percentage Interests represented by the Class B-1 Certificates then Outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section l0.09(b) hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section l0.09 hereof.

          Section 10.03. CERTAIN RIGHTS OF THE TRUSTEE.

          Except as otherwise provided in Section 10.01 hereof:

          (a) the Trustee (acting as Trustee or Tax Matters Person) may request and may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Depositor, the Certificate Insurer, or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

          (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Owners; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder; PROVIDED, HOWEVER, that any agreement with an agent or attorney shall provide for the exercise of due care by such agent or attorney in respect of the Trust;

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person and within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

          (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (j) pursuant to the terms of this Agreement, the Servicer is required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties under the Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner or the Certificate Insurer (either in writing or orally with prompt written or telecopy confirmations), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information;

          (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder; and

          (l) the Trustee shall have no obligation or responsibility for the accuracy of the records of the Depository and shall have no liability for the acts or omissions of the Depository; provided, that neither the Trustee nor the Paying Agents shall be relieved from liability if any such act or omission of the Depository or the Clearing System was caused by its own negligent action, its own negligent failure to act, or its own willful misconduct.

          Section 10.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
CERTIFICATES.

          The recitals and representations contained herein and in the Certificates, except the execution and authentication of the Certificates, shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness (other than with respect to such execution and authentication). The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Home Equity Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, or the Servicer in respect of the Home Equity Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor or the Servicer and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement.

          Section 10.05. MAY HOLD CERTIFICATES.

          The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledged of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

          Section 10.06. MONEY HELD IN TRUST.

          The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

          Section 10.07. COMPENSATION AND REIMBURSEMENT.

          The Trustee shall receive compensation for fees pursuant to Section 7.03(b)(i)(A) and reimbursement for expenses pursuant to Section 2.05, Section 7.03(b)(iv), Section 7.06 and Section 10.13 hereof. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability, or "unanticipated out-of-pocket" expense incurred or paid to third parties (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee) in connection with or any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its trusts hereunder or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. All such amounts described in the preceding sentence shall be payable as provided in Section 7.03(b)(iv) or Section 2.05. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or reasonable expenses incurred by the Trustee in performing its duties as Tax Matters Person for each REMIC created under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties as Tax Matters Person for each REMIC created hereunder. The provisions of this Section 10.07 shall survive the termination of this Agreement.

          Section 10.08. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, or any state, acceptable to the Certificate Insurer and having a deposit rating of at least A- from Standard & Poor's and A2 by Moody's. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

          Section 10.09. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor Trustee.

          (c) If at any time the Trustee shall cease to be eligible under
Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor or by the Certificate Insurer, the Certificate Insurer or the Depositor with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor Trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

          (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer, or, if there are no Class A Certificates then Outstanding or any Reimbursement Amounts owed to the Certificate Insurer, by the Owners of a majority of the Percentage Interests represented by the Class B-1 Certificates, or, if there are no Class B-1 Certificates then Outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor Trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor Trustee so appointed, to the Depositor, to the Servicer and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in
Section 11.03 hereof.

          (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor shall promptly appoint a successor Trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Depositor. If no successor Trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

          (g) The Servicer shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, to the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

          Section 10.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust to the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor, the Certificate Insurer or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register and to the Certificate Insurer. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

          Section 10.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF THE TRUSTEE.

          Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the pan of any of the parties hereto; PROVIDED, HOWEVER, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

          Section 10.12. REPORTING; WITHHOLDING.

          (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

          (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in (a) preceding, the Trustee shall timely file all reports prepared by the Servicer and required to be filed by the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q. The Trustee shall, upon request of the Servicer, collect any forms or reports from the Owners determined by the Servicer to be required under applicable federal, state and local tax laws.

          (c) Except as otherwise provided, the Trustee shall have the responsibility for preparation and execution of those returns, forms, reports and other documents referred to in this Section.

          (d) The Servicer covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a), (b) and (c) above.

          Section 10.13. LIABILITY OF THE TRUSTEE.

          The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investment of amounts in the Certificate Account (except for any losses on obligations on which the Person serving as the Trustee is the obligor). In addition, the Depositor covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid or reimbursed pursuant to Sections 2.05, 7.06 and 10.07 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any Certificate, notice or other document of any kind PRIMA FACIE properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          Section 10.14. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners and the Certificate Insurer, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this
Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a) shall have occurred and be continuing, the Trustee subject to reasonable approval of the Certificate Insurer alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.09.

          Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

               (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

               (iii) The Servicer and the Certificate Insurer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Certificate Insurer.

          Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          Section 10.15. APPOINTMENT OF CUSTODIANS.

          The Trustee may, with the consent of the Certificate Insurer, appoint one or more Custodians to hold all or a portion of the Files as agent for the Trustee. The Trustee shall pay any and all fees and expenses of any Custodian in accordance with each custodial agreement. The Trustee initially appoints [Chase Bank of Texas, N.A.] as Custodian, and the Depositor, the Servicer and the Certificate Insurer consent to such appointment. Subject to the terms of this Agreement, the Trustee agrees to comply with the terms of each custodial agreement, if any, and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificate Insurer and the Certificateholders having an interest in any File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any File. Each custodial agreement may be amended only as provided in Section 11.14. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

          Section 10.16. MAINTENANCE OF TRUST. Not less than ninety days prior to the date on which continuation statements relating to the UCC financing statements filed in connection with the Closing (i) naming Long Beach as debtor and the Depositor as secured party and (ii) naming the Depositor as debtor and the Trustee as secured party, are required to be filed under the applicable Uniform Commercial Code, the Trustee shall notify the Depositor, Long Beach and the Certificate Insurer of the date by which such continuation statements are required to be filed. Upon receipt of the continuation statements required to be filed, prepared and executed by the Depositor or Long Beach, as applicable, the Trustee shall cause such continuation statements to be filed as instructed by the Depositor. The Depositor agrees to prepare, execute (with respect to continuation statements that it is required to execute) and deliver to the Trustee the continuation statements. The Trustee shall deliver to the Certificate Insurer copies of the continuation statements as filed and stamped by the appropriate filing office.

                                END OF ARTICLE X

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01. COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Depositor, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

          Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 11.02. FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any Opinion of Counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, or the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 11.03. ACTS OF OWNERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The ownership of Certificates shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

          Section 11.04. NOTICES, ETC. TO TRUSTEE.

          Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer, or the Depositor, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office as set forth in Section 2.02 hereof.

          Section 11.05. NOTICES AND REPORTS TO OWNERS; WAIVER OF NOTICES.

          Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

          Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Agreement provides for notice to any Rating Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

          Section 11.06. RULES BY TRUSTEE.

         The Trustee may make reasonable rules for any meeting of Owners.

          Section 11.07. SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

          Section 11.08. SEVERABILITY.

          In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 11.09. BENEFITS OF AGREEMENT.

          Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 11.10. LEGAL HOLIDAYS.

          In any case where the date of any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement (with the exception of any Determination Date or any Monthly Remittance Date) shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day. In any case where the date of any Determination Date or any Monthly Remittance Date shall not be a Business Day, then payment or mailing need not be made on such date, but must be made on the preceding Business Day.

          Section 11.11. GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

          (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

          (c) Each of the Depositor, and the Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. Each of the Depositor and the Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

          (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Servicer or the Certificate Insurer or third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Home Equity Loans against any Mortgagor in the courts of any jurisdiction.

          Section 11.12. COUNTERPARTS.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 11.13. USURY.

          The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

          Section 11.14. AMENDMENT.

          (a) The Trustee, the Depositor and the Servicer, may at any time and from time to time, with the prior written approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to the amendment for the purposes of (i) if accompanied by an approving Opinion of Counsel which shall not be at the expense of the Trustee experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status of each REMIC created hereunder, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions of this Agreement which are inconsistent with any other provisions of this Agreement or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if such Owner shall have consented thereto in writing or if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any of the Certificates without regard to the Certificate Insurance Policies. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding. Notwithstanding the foregoing, the Trustee will not be required to enter into any amendment which it determines in good faith would adversely affect its interests hereunder.

          (b) The Certificate Insurer and the Rating Agencies shall be provided by the Depositor with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

          (c) Notwithstanding any contrary provisions of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

          Section 11.15. PAYING AGENT; APPOINTMENT AND ACCEPTANCE OF DUTIES.

          The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in Section
10.08 hereof, including, without limitation, the prior written consent of the Certificate Insurer, appoint one or more other Paying Agents or successor Paying Agents.

          Each Paying Agent, immediately upon such appointments shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

          Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

               (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Distribution Date among such Owners in the proportion specified by the Trustee; and

               (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

          Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

          In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

          Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.

          Section 11.16. REMIC STATUS.

          (a) The parties hereto intend that each REMIC created hereunder shall constitute, and that the affairs of each REMIC created hereunder shall be conducted so as to qualify as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, The Chase Manhattan Bank or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall: (i) prepare or cause to be prepared and filed, at its own expense, in a timely manner, annual tax returns and any other tax return required to be filed by each REMIC created hereunder using a calendar year as the taxable year for such REMIC; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of each REMIC created hereunder, for it to be treated as a REMIC; (iii) at the Tax Matters Person's expense, prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to each REMIC created hereunder, including Schedule Q to Form 1066, as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; PROVIDED that the tax return filed on Schedule Q to Form 1066 shall be prepared and forwarded to the Owners of the Class R Certificates no later than 50 days after the end of the period to which such tax return was due; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder, except as provided under this Agreement; (v) represent, the Trust or each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or each REMIC created hereunder, and otherwise act on behalf of the Trust or each REMIC created hereunder in relation to any tax matter involving the Trust or each REMIC created hereunder (the legal expenses and costs of any such action described in this subsection (v) and any liability resulting therefrom shall constitute expenses of the Trust and the Trustee shall be entitled to reimbursement therefor as provided in Section 7.03(b)(iv) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence); (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferor of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of the Trustee or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

          (b) The Depositor, the Trustee and the Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer (i) to take no action which would result in the termination of REMIC status for each REMIC created hereunder, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and (iv) to cause the Servicer not to take or engage in any such action.

          (c) Each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

          (d) Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

          (e) None of the Depositor or the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

          (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for each REMIC created hereunder; PROVIDED, HOWEVER, that such transaction is otherwise permitted under this Agreement.

          (g) In the event that any tax is imposed on "prohibited transactions" of the Trust created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust as defined in Section 860G(c) of the Code, on any contributions to the Trust after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee if such tax arises out of or results from the willful misfeasance, bad faith or negligence in performance by the Trustee of any of its obligations under Article X, (ii) to the Servicer if such tax arises out of or results from a breach by the Servicer of any of its obligations under
Article VIII or otherwise.

          Section 11.17. ADDITIONAL LIMITATION ON ACTION AND IMPOSITION OF TAX.

          Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer at the expense of the party seeking to take such action but in no event at the expense of the Trust to the effect that such transaction does not result in a tax imposed on the Trust or any REMIC created hereunder or cause a termination of REMIC status for each REMIC created hereunder, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day (other than Subsequent Home Equity Loans), (iii) allow the Servicer to foreclose upon any Home Equity Loan if such foreclosure would result in a tax on the Trust or each REMIC created hereunder or cause termination of each REMIC status for each REMIC created hereunder or (iv) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of each REMIC created hereunder and use such income, to the extent necessary, to pay such tax; PROVIDED THAT, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Certificates other than the Class R Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a PRO RATA basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

          Section 11.18. APPOINTMENT OF TAX MATTERS PERSON.

          A Tax Matters Person will be appointed for each REMIC created hereunder for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for each REMIC created hereunder shall be the Trustee as long as it owns a Class R Certificate. If the Trustee does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of Exhibit I.

          Section 11.19. THE CERTIFICATE INSURER.

          Any right conferred to the Certificate Insurer hereunder (except for the Certificate Insurer's right of prior approval of amendments to this Agreement pursuant to Section 11.14 hereof), including but not limited to consent rights, shall be suspended and shall run to the benefit of the Owners and shall be exercisable by a vote of Owners holding certificates representing at least a 51% Percentage Interest of all Class A Certificates during any period in which there exists a Certificate Insurer Default; PROVIDED, that the right of the Certificate Insurer to receive the Premium Amount shall not be suspended if such Certificate Insurer Default was a default other than a default under clause
(a) of the definition thereof. If a Certificate Insurer Default shall cease to exist, the rights of the Certificate Issuer shall be immediately restored. At such time as the Class A and Class A-IO Certificates are no longer Outstanding hereunder and the Certificate Insurer has received all Reimbursement Amounts, the Certificate Insurer's rights hereunder shall terminate.

          Section 11.20. RESERVED.

          Section 11.21. THIRD PARTY RIGHTS.

          The Trustee, the Servicer, the Depositor and the Owners agree that each of the Certificate Insurer and R.V.I. Guaranty Co., Ltd. shall be deemed a third-party beneficiary of this Agreement as if it were a party hereto and that the Seller shall be deemed a third-party beneficiary of Section 8.18 of this Agreement as if it were a party hereto. This provision shall not limit waiver, enforcement and consent powers that the Certificate Insurer has except as specifically agreed in a separate letter agreement between such parties or as otherwise agreed between the Certificate Insurer and R.V.I. Guaranty Co., Ltd. and the parties may perform in accordance with such powers.

          Section 11.22. NOTICES.

          All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

THE TRUSTEE:                        The Chase Manhattan Bank
                                    450 West 33rd Street
                                    14th Floor
                                    New York, New York
                                    10001-2697
                                    Attention:  Structured Finance Services
                                    Tel.  (212) 946-3246
                                    Fax:  (212) 946-8191

THE DEPOSITOR:                      Asset Backed Securities Corporation
                                    11 Madison Avenue
                                    New York, New York 10010
                                    Attention:  Rhonda Matty
                                    Tel.  (212) 325-2822
                                    Fax:  (212) 325-6424


THE SERVICER:                       Long Beach Mortgage Company
                                    1100 Town and Country Rd., Suite 160
                                    Orange, CA  92868
                                    Attention:  James R. Guerin
                                    Telecopy No.:  714-541-4586,
                                    Telephone: 714-514-4586
                                    Confirmation:  James J. Sullivan
                                    Tel:  (714) 541-5378
                                    Fax: (714) 835-4927

THE CERTIFICATE INSURER:            MBIA Insurance Corporation
                                    113 King Street
                                    Armonk, New York, 10504
                                    Attention:  Insured Portfolio Management-
                                    Structured Finance (IPM-SF)
                                    Re:  Asset Backed Securities Corporation
                                    Home Equity Loan Trust 1999-LB1
                                    Tel:  (914) 765-3808
                                    Fax:  (914) 765-3810

MOODY'S:                            Moody's Investors Service, Inc.
                                    99 Church Street
                                    New York, New York 10007
                                    Attention: The Residential Mortgage
                                               Monitoring Department
                                    Tel: (212) 553-0300
                                    Fax: (212) 553-0355

STANDARD & POOR'S:                  Standard & Poor's Ratings Services,  a
                                     division of The McGraw-Hill Companies, Inc.
                                    26 Broadway
                                    15th Floor
                                    New York, New York 10004
                                    Attention:  Residential Mortgage Group
                                    Tel: (212) 208-8000
                                    Fax: (212) 208-8365

          Section 11.23. RULE 144A INFORMATION. For so long as any of the Class R, Class P, Class B-IOA, Class B-IOF or Class X Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Servicer agrees to provide to any Owner of such Certificates and to any prospective purchaser of such Certificates designated by such an Owner, upon the request of such Owner or prospective purchaser, the information necessary to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act; PROVIDED that this Section 11.23 shall require, as to the Trustee or the Servicer, only that the Servicer provide publicly available information regarding it or the Trustee in response to any such request. Any recipient of information provided pursuant to this Section 11.23 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of such Certificates by the prospective purchaser. The Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Servicer to any Owner or prospective purchaser of such Certificates.

          Section 11.24. NO PETITION. The Trustee and the Servicer, by entering into this Agreement and each Certificateholder, by accepting a Certificate hereby covenants and agrees that they will not at any time institute against the Depositor, or join in any institution against the holder of the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any related agreement.

                                END OF ARTICLE XI

                                   ARTICLE XII

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

          Section 12.01. TRUST ESTATE AND ACCOUNTS HELD FOR BENEFIT OF THE CERTIFICATE INSURER.

          The Trustee shall hold the Trust Estate for the benefit of the related Owners and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Owners of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

          The Servicer hereby acknowledges and agrees that it shall service and administer the Home Equity Loans and any REO Mortgaged Properties, and shall maintain the Principal and Interest Account, for the benefit of the Owners and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Owners shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Servicer shall not terminate any Sub-Servicing Agreements without the prior consent of the Certificate Insurer. Any such action shall not be an expense of the Trustee.

          Section 12.02. CLAIMS UPON THE POLICY; POLICY PAYMENTS ACCOUNT.

          (a) If, by 10:00 a.m. New York time on the third Business Day prior to a Distribution Date, the Trustee determines, based on the information furnished pursuant to Section 7.08 and as a result of Section 12.05 that the related Total Available Funds (net of the Premium Amount with respect to the related Class of Class A and Class A-IO Certificates and the Trustee Fee for the related Group) will not be sufficient to pay the Class A and Class A-IO Certificateholders the related Current Interest and Guaranteed Principal Amount for such Distribution Date, the Trustee shall give notice to the Certificate Insurer, the Servicer and the Fiscal Agent (if any) (separately for each Class A and Class A-IO Certificate) in the form set forth as Exhibit A to the Certificate Insurance Policies. Following Receipt (as defined in the Certificate Insurance Policies) by the Certificate Insurer of such notice in such form, the Certificate Insurer or the Fiscal Agent will pay any amount payable under the Certificate Insurance Policies on the later to occur of (i) 12:00 noon New York time on the third Business Day following such Receipt and (ii) 12:00 noon New York time on the Distribution Date to which such deficiency relates.

          (b) The Trustee shall establish and maintain a separate special purpose trust account for the benefit of the Owners of the Class A and Class A-IO Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policies into the Policy Payments Account and distribute such amount only for purposes of payment to the Owners of the related Class A and Class A-IO Certificates of the Insured Payments for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Depositor, the Trustee or the Trust. Amounts paid under the related Certificate Insurance Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Owners of the related Class A and Class A-IO Certificates in accordance with Section 7.03. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payments with other funds available to make such payment. However, the amount of any payment of principal of or interest on the related Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Register and in the statement to be furnished to Owners of the Class A and Class A-IO Certificates pursuant to Section 7.08. Funds held in the Policy Payments Account shall not be invested by the Trustee.

          On any Distribution Date with respect to which a claim has been made under the related Certificate Insurance Policy, the amount of funds received by the Trustee as a result of any claim under the related Certificate Insurance Policy, to the extent required to make the Insured Payment on such Distribution Date shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trustee, together with the other funds to be withdrawn from the Certificate Account, directly to the payment in full of the Insured Payment due on the related Class of Class A and Class A-IO Certificates. Funds received by the Trustee as a result of any claim under any Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Owners of the Class A and Class A-IO Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Depositor, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

          (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A or Class A-IO Certificate from moneys received under the Certificate Insurance Policies. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

          (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent (as defined in the Certificate Insurance Policies) of any proceeding or the institution of any action, of which an Authorized Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A or Class A-IO Certificates. Each Owner of a Class A or Class A-IO Certificate by its purchase of such Certificate, the Servicer and the Trustee hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersede as or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Owner of a Class A or Class A-IO Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

          Section 12.03. EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION.

          Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A or Class A-IO Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policies shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 7.03. The Depositor, the Servicer and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A or Class A-IO Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such holders to receive such principal and interest from the Trust and
(b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

          The Trustee, the Depositor and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Owners as otherwise set forth therein.

          Section 12.04. NOTICES TO THE CERTIFICATE INSURER.

          All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Owners shall also be sent to the Certificate Insurer.

          Section 12.05. DEFICIENCY CLAIM AMOUNTS.

          (a) Reserved.

          (b) If, by 10:00 a.m. on the fifth Business Day prior to a Distribution Date, the Trustee determines that the related Total Available Funds (excluding any Cap Reserve Fund Transfer Amounts and net of the Premium Amount with respect to the related Class of Class A and Class A-IO Certificates and the Trustee Fee with respect to the related Group) will be less than the related Current Interest and the Guaranteed Principal Amount with respect to the related Class of Class A and Class A-IO Certificates (such deficiency being a "Deficiency Claim Amount", then on or before 12:00 p.m. on such date, the Trustee shall deliver to the Certificate Insurer, by hand delivery or facsimile transmission, a written notice (a "Deficiency Claim Notice") specifying the Deficiency Claim Amount for such Distribution Date.

          (c) Reserved.

          (d) If Cap Reserve Fund Transfer Amounts for a Distribution Date are sufficient to satisfy in full the Deficiency Claim Amounts for such Distribution Date, such amounts shall be allocated among the Groups based on the Deficiency Claim Amount for each Group. Otherwise, the Certificate Insurer shall direct the Trustee as to which Group or Groups should be allocated any such amounts and the amounts to be allocated to each Group.

          Section 12.06. RIGHTS TO THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF OWNERS.

          By accepting its Certificate, each Owner of a Class A or Class A-IO Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Owners of the Class A and Class A-IO Certificates as specified under this Agreement without any further consent of the Owners of the Class A and Class A-IO Certificates and that the Owners of Class A and Class A-IO Certificates may not exercise such rights except with the written consent of the Certificate Insurer.

          Section 12.07. TRUSTEE TO HOLD THE CERTIFICATE INSURANCE POLICIES. The Trustee will hold the Certificate Insurance Policies in trust as agent for the Owners of the Class A and Class A-IO Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Insurance Policies nor the amounts paid on the Certificate Insurance Policies will constitute part of the Trust created by this Agreement. Each Owner of Class A or Class A-IO Certificates, by accepting its Class A or Class A-IO Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policies.

          Section 12.08. TRUSTEE TO ACT SOLELY WITH CONSENT OF THE CERTIFICATE INSURER. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate
Insurer:

          (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 8.20 hereof;

          (b)  agree to any amendment pursuant to Section 11.14 hereof; or

          (c)  undertake any litigation.

                               END OF ARTICLE XII

          IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  ASSET BACKED SECURITIES CORPORATION,
                                  as Depositor

                                  By: /s/  Fiachra O'Driscoll
                                      ---------------------------
                                  Title: Vice President


                                  LONG BEACH MORTGAGE COMPANY,
                                  as Servicer

                                  By: /s/ Jeffrey A. Sorensen
                                      ---------------------------
                                  Title: Vice President


                                  THE CHASE MANHATTAN BANK,
                                  as Trustee

                                  By:  /s/ Thomas J. Provenzano
                                       --------------------------
                                  Title: Vice Presient

STATE OF NEW YORK         )
                          :  ss.:
COUNTY OF NEW YORK        )

          On the 21st day of July 1999, before me personally came Fiachra O'Driscoll, to me known that he is a Vice President of Asset Backed Securities Corporation, a Delaware corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                                     ------------------------
                                                     Notary Public

STATE OF NEW YORK         )
                          :  ss.:
COUNTY OF NEW YORK        )


          On the 21st day of July 1999, before me personally came Jeffrey A. Sorrensen to me known that he is Vice President of Long Beach Mortgage Company, a Delaware corporation and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


NOTARIAL SEAL


                                                     ------------------------
                                                     Notary Public

STATE OF NEW YORK         )
                          :  ss.:
COUNTY OF NEW YORK        )

          On the 21st day of July 1999, before me personally came Thomas J. Provenzano to me, known that he is a Trust Officer of The Chase Manhattan Bank described in and that executed the above instrument as Trustee; and that he signed his name thereto by order of the Board of Directors of said national banking association.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


NOTARIAL SEAL

                                                     -----------------
                                                     Notary Public

                                  SCHEDULE I-A

                          SCHEDULE OF HOME EQUITY LOANS

          A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                  SCHEDULE I-B

                          SCHEDULE OF HOME EQUITY LOANS

          A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                  SCHEDULE I-C

                          SCHEDULE OF HOME EQUITY LOANS

          A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                  SCHEDULE I-D

                          SCHEDULE OF HOME EQUITY LOANS

          A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                                                 EXHIBIT A-1

                                              FORM OF CLASS A-1F CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-1F

                            (7.11% PASS-THROUGH RATE)
            Representing Certain Interests in a Pool of Group I Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-1F-__                                                  04541G  ________
                                                             ------
                                                             CUSIP
                                     JULY 21, 1999           JUNE 21, 2029
-------------------------------      -------------           --------------
Original Class A-1F Certificate         Date                 Final Scheduled
Principal Balance                                            Distribution Date


                                   CEDE & CO.
                          ----------------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group Ia (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-A to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group Ia (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-A to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Class A-1F Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class A-1F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to August 21, 1999 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO AUGUST 21, 1999 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class A-1F Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A-1F Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class A-1F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-1F Certificates. The Percentage Interest of each Class A-1F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-1F Certificate on the Startup Day by the aggregate Class A-lF Certificate Principal Balance on the Startup Day.

          The Certificate Insurer is required, subject to the terms of the related Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the related Certificate Insurance Policy.

         Upon receipt of amounts under the related Certificate Insurance Policy on behalf of the Owners of the Class A and Class A-IO Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class A-IO Certificates.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the related Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-lF Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-lF Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-1F Certificates and shall receive all future distributions of the Class A-lF Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A-1F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1F Certificates are exchangeable for new Class A-1F Certificates of authorized denominations evidencing the same aggregate principal amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                  THE CHASE MANHATTAN BANK, as Trustee


                                   By:
                                          ------------------------
                                   Title:
                                          ------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By:
     ---------------------------
Title:
       -------------------------

                                                                EXHIBIT A-2


                                             FORM OF CLASS A-2F CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-2F
                            (7.14% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Group I Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-2F-___                                                 04541G  ___
                                                             ------
                                                             CUSIP
                                    JULY 21, 1999            JUNE 21, 2029
-------------------------------     -------------            --------------
Original Class A-2F Certificate       Date                   Final Scheduled
Principal Balance                                            Distribution Date


                                   CEDE & CO.
                        --------------------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group Ia (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-B to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-B to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Class A-2F Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class A-2F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to August 21, 1999 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO AUGUST 21, 1999 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class A-2F (the "Class A-2F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class A-2F Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A-2F Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class A-2F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-2F Certificates. The Percentage Interest of each Class A-2F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2F Certificate on the Startup Day by the aggregate Class A-2F Certificate Principal Balance on the Startup Day.

          The Certificate Insurer is required, subject to the terms of the related Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the related Certificate Insurance Policy.

          Upon receipt of amounts under the related Certificate Insurance Policy on behalf of the Owners of the Class A and Class A-IO Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class A-IO Certificates.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the related Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-2F Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-2F Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-2F Certificates and shall receive all future distributions of the Class A-2F Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A-2F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2F Certificates are exchangeable for new Class A-2F Certificates of authorized denominations evidencing the same aggregate principal amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                   THE CHASE MANHATTAN BANK, as Trustee


                                   By:
                                       ----------------------------
                                   Title:
                                         ---------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
      ------------------------------
Title:
      ------------------------------

                                                                EXHIBIT A-3


                                             FORM OF CLASS A-3A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-3A

                          (VARIABLE PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Group II Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-3A-___                                                  04541G  ___
                                                              ------
                                                              CUSIP

                                    JULY 21, 1999             JUNE 21, 2029
-------------------------------     -------------             --------------
Original Class A-3A Certificate         Date                  Final Scheduled
Principal Balance                                             Distribution Date


                                   CEDE & CO.
                            -------------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group IIa (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-C to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group II (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-C to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group II as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Class A-3A Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class A-3A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to August 21, 1999 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO AUGUST 21, 1999 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class A-3A (the "Class A-3A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class A-3A Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A-3A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class A-3A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-3A Certificates. The Percentage Interest of each Class A-3A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-3A Certificate on the Startup Day by the aggregate Class A-3A Certificate Principal Balance on the Startup Day.

          The Certificate Insurer is required, subject to the terms of the related Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the related Certificate Insurance Policy.

          Upon receipt of amounts under the related Certificate Insurance Policy on behalf of the Owners of the Class A and Class A-IO Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class A-IO Certificates.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the related Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-3A Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-3A Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-3A Certificates and shall receive all future distributions of the Class A-3A Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A-3A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3A Certificates are exchangeable for new Class A-3A Certificates of authorized denominations evidencing the same aggregate principal amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                THE CHASE MANHATTAN BANK, as Trustee


                                 By:
                                       ----------------------------
                                 Title:
                                       ----------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
    -------------------------------
Title:
      -----------------------------

                                                               EXHIBIT A-4

                                            FORM OF CLASS A-4A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-4A

                          (VARIABLE PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Group II Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-4A-___                                                04541G  ___
                                                            ------
                                                            CUSIP
                                    JULY 21, 1999           JUNE 21, 2029
--------------------------------    -------------           --------------
Original Class A-4A Certificate       Date                  Final Scheduled
Principal Balance                                           Distribution Date


                                   CEDE & CO.
                            -------------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group IIb (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group IIb (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-D to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group II as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Class A-4A Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class A-4A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to August 21, 1999 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO AUGUST 21, 1999 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class A-4A (the "Class A-4A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class A-4A Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A-4A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class A-4A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-4A Certificates. The Percentage Interest of each Class A-4A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-4A Certificate on the Startup Day by the aggregate Class A-4A Certificate Principal Balance on the Startup Day.

          The Certificate Insurer is required, subject to the terms of the related Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the related Certificate Insurance Policy.

          Upon receipt of amounts under the related Certificate Insurance Policy on behalf of the Owners of the Class A and Class A-IO Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class A-IO Certificates.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the related Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-4A Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-4A Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-4A Certificates and shall receive all future distributions of the Class A-4A Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A-4A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4A Certificates are exchangeable for new Class A-4A Certificates of authorized denominations evidencing the same aggregate principal amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                 THE CHASE MANHATTAN BANK, as Trustee


                                 By:
                                       -----------------------------
                                 Title:
                                       -----------------------------


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
       -------------------------
Title:
       -------------------------

                                                             EXHIBIT A-5

                                          FORM OF CLASS A-5A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-5A

                          (VARIABLE PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Group II Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-5A-____                                              04541G  ___
                                                           ------
                                                           CUSIP
                                   JULY 21, 1999           JUNE 21, 2029
-------------------------------    -------------           --------------
Original Class A-5A Certificate     Date                   Final Scheduled
Principal Balance                                          Distribution Date


                                   CEDE & CO.
                             ---------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group IIa and Group IIb (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-C and
SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group II and Group IIb (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-C and SCHEDULE I-D to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group II as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Class A-5A Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class A-5A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to August 21, 1999 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO AUGUST 21, 1999 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class A-5A (the "Class A-5A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class A-5A Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A-5A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class A-5A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-5A Certificates. The Percentage Interest of each Class A-5A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-5A Certificate on the Startup Day by the aggregate Class A-5A Certificate Principal Balance on the Startup Day.

          The Certificate Insurer is required, subject to the terms of the related Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the related Certificate Insurance Policy.

          Upon receipt of amounts under the related Certificate Insurance Policy on behalf of the Owners of the Class A and Class A-IO Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class A-IO Certificates.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the related Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-5A Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-5A Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-5A Certificates and shall receive all future distributions of the Class A-5A Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A-5A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5A Certificates are exchangeable for new Class A-5A Certificates of authorized denominations evidencing the same aggregate principal amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                 THE CHASE MANHATTAN BANK, as Trustee


                                  By:
                                       ------------------------------
                                  Title:
                                        -----------------------------


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
      ---------------------------
Title:
      ---------------------------

                                                              EXHIBIT A-6

                                           FORM OF CLASS A-IO CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

 THIS CLASS A-IO CERTIFICATE HAS NO PRINCIPAL BALANCE.

THIS CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE (INCLUSIVE OF
ACCRUED INTEREST AT CLOSING) EQUAL TO ____ % OF ITS INITIAL NOTIONAL AMOUNT. UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), ALL INTEREST PAYMENTS TO BE RECEIVED ON THIS CERTIFICATE ARE TREATED AS PART OF THE CERTIFICATE'S STATED REDEMPTION PRICE AT MATURITY. ACCORDINGLY, THE CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $_____ PER $1,000 OF ITS INITIAL NOTIONAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY ____ %, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JULY 21, 1999 THROUGH AUGUST 21, 1999) IS APPROXIMATELY $____ PER $1,000 OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF ____ % PPC FOR THE GROUP I MORTGAGE LOANS AND ___% CPR FOR THE GROUP II MORTGAGE LOANS AND (III) A 30 DAYS PER MONTH/360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY, PREPAYMENT EXPERIENCE, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE. CERTIFICATEHOLDERS SHOULD BE AWARE THAT THE METHODOLOGY FOR ACCRUING OID ON THIS CLASS OF CERTIFICATES IS NOT ENTIRELY CLEAR UNDER CURRENT LAW.


       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-IO

                            (5.50% PASS-THROUGH RATE)

                Representing Certain Interests in a Pool of Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: A-IO-___                                                04541G  _____
                                                            ------
                                                            CUSIP
                                   JULY 21, 1999
-----------------------------      -------------
Original Class A-IO Component        Date                   FEBRUARY 21, 2002
Certificate Combined Notional                               -----------------
Amounts                                                     Final Scheduled
                                                            Distribution Date

                                   CEDE & CO.
                              --------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group Ia, Group Ib, Group IIa and Group IIb (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in
SCHEDULE I-A, SCHEDULE I-B, SCHEDULE I-C and SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group Ia, Group Ib, Group IIa and Group IIb (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-A, SCHEDULE I-B, SCHEDULE I-C and SCHEDULE I-D to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I and Group II as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (the Cap Agreement and
(e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class A-IO (the "Class A-IO Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-IF (the "Class A-IF Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class A-IO Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class A-IO Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-IO Certificates. The Percentage Interest of each Class A-IO Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Notional Amount of the Class A-IO Component Certificates represented by such Class A-IO Certificate on the Startup Day by the aggregate original Notional Amount of the Class A-IO Component Certificates represented by such Class A-IO Certificate on the Startup Day.

          The Certificate Insurer is required, subject to the terms of the related Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Distribution Date for distribution to the Owners provided that timely notice has been given to the Certificate Insurer by the Trustee. "Insured Payments" shall have the meaning as provided therefor in the related Certificate Insurance Policy.

          Upon receipt of amounts under the related Certificate Insurance Policy on behalf of the Owners of the Class A and Class A-IO Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class A-IO Certificates.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the related Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-IO Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-IO Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-IO Certificates and shall receive all future distributions of the Class A Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A-IO Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Notional Amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-IO Certificates are exchangeable for new Class A-IO Certificates of authorized denominations evidencing the same aggregate notional amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                              THE CHASE MANHATTAN BANK, as Trustee


                              By:
                                    ----------------------------
                              Title:
                                    ----------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By:
       ------------------------------
Title:
       ------------------------------

                                                            EXHIBIT B-1

                                          FORM OF CLASS B-1 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

EACH PURCHASER OF THIS CERTIFICATE IS DEEMED TO HAVE REPRESENTED THAT EITHER (1) IT IS NOT A PLAN, AND IS NOT A PERSON OR ENTITY ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO EFFECT SUCH PURCHASE (INCLUDING THE ASSETS OF ANY PLAN HELD IN AN INSURANCE COMPANY SEPARATE OR GENERAL ACCOUNT),OR (2) THAT THE SOURCE OF FUNDS USED TO ACQUIRE THIS CERTIFICATE IS AN INSURANCE COMPANY GENERAL ACCOUNT WITHIN THE MEANING OF SECTION V(E) OF PROHIBITED TRANSACTION EXEMPTION 95-60.


       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS B-1

                          (VARIABLE PASS-THROUGH RATE)

                Representing Certain Interests in a Pool of Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO: B-1-___                                                 04541G  ___
                                                            ------
                                                            CUSIP
                                  JULY 21, 1999             JUNE 21, 2029
------------------------------    -------------             --------------
Original Class B-1 Certificate      Date                    Final Scheduled
Principal Balance                                           Distribution Date


                                   CEDE & CO.
                            ------------------------
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group Ia, Group Ib, Group IIa and Group IIb (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in
SCHEDULE I-A, SCHEDULE I-B, SCHEDULE I-C and SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group Ia, Group Ib, Group IIa and Group IIb(other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-A, SCHEDULE I-B, SCHEDULE I-C and SCHEDULE I-D to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Class B-1 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Distribution Date for the Class B-1 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to August 21, 1999 (the first Distribution Date) be less than the original Certificate Principal Balance set forth above.

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO AUGUST 21, 1999 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class B-1 (the "Class B-1 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class B-1 Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class B Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class B-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class B-1 Certificates. The Percentage Interest of each Class B-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-1 Certificate on the Startup Day by the aggregate Class B-1 Certificate Principal Balance on the Startup Day.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class B-1 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-1 Certificates are exchangeable for new Class B-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                  THE CHASE MANHATTAN BANK, as Trustee


                                   By:
                                        -------------------------
                                   Title:
                                         ------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
     -------------------------
Title:
      ------------------------

                                                                EXHIBIT B-2

                                            FORM OF CLASS B-IOA CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CLASS B-IOA CERTIFICATE HAS NO PRINCIPAL BALANCE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE (INCLUSIVE OF ACCRUED INTEREST AT CLOSING) EQUAL TO ____ % OF ITS INITIAL NOTIONAL AMOUNT. UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), ALL INTEREST PAYMENTS TO BE RECEIVED ON THIS CERTIFICATE ARE TREATED AS PART OF THE CERTIFICATE'S STATED REDEMPTION PRICE AT MATURITY. ACCORDINGLY, THE CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $______ PER $1,000 OF ITS INITIAL NOTIONAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY ____ %, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JULY 21, 1999 THROUGH AUGUST 21, 1999) IS APPROXIMATELY $___ PER $1,000 OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF ____ % CPR AND (III) A 30 DAYS PER MONTH/360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY, PREPAYMENT EXPERIENCE, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE. CERTIFICATEHOLDERS SHOULD BE AWARE THAT THE METHODOLOGY FOR ACCRUING OID ON THIS CLASS OF CERTIFICATES IS NOT ENTIRELY CLEAR UNDER CURRENT LAW.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS B-IOA

                            (7.00% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Group II Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

NO: B-IOA-___                                              ----------------
                                                           Percentage Interest

                                   JULY 21, 1999
------------------------------     -------------
Original Class B-IOA Notional        Date                  AUGUST 21, 2002
Amount                                                     ---------------
                                                           Final Scheduled
                                                           Distribution Date

The Chase Manhattan Bank, as Indenture Trustee under the Indenture, dated as of July 21, 1999, relating TO ABSC NIMS TRUST 1999-3, ABSC NIMS CLASS A-LGIIG
                              NOTES, SERIES 1999-3
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group IIa and Group IIb (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-C and
SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group IIa and Group IIb (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-C and SCHEDULE I-D to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group II as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class B-IOA (the "Class B-IOA Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-IF (the "Class A-IF Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates") Class A-IO (the "Class A-IO Certificates"),, Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class B-IOA Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class B-IOA Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class B-IOA Certificates. The Percentage Interest of each Class B-IOA Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Notional Amount of the Class B-IOA Certificates represented by such Class B-IOA Certificate on the Startup Day by the aggregate original Notional Amount of the Class B-IOA Certificates on the Startup Day.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class B-IOA Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Notional Amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-IOA Certificates are exchangeable for new Class B-IOA Certificates of authorized denominations evidencing the same aggregate notional amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                  THE CHASE MANHATTAN BANK, as Trustee


                                  By:
                                        -------------------------
                                  Title:
                                        -------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
    ------------------------------
Title:
    ------------------------------

                                                          EXHIBIT B-3

                                      FORM OF CLASS B-IOF CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CLASS B-IOF CERTIFICATE HAS NO PRINCIPAL BALANCE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE (INCLUSIVE OF ACCRUED INTEREST AT CLOSING) EQUAL TO ____ % OF ITS INITIAL NOTIONAL AMOUNT. UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), ALL INTEREST PAYMENTS TO BE RECEIVED ON THIS CERTIFICATE ARE TREATED AS PART OF THE CERTIFICATE'S STATED REDEMPTION PRICE AT MATURITY. ACCORDINGLY, THE CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $____ PER $1,000 OF ITS INITIAL NOTIONAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY ____ %, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JULY 21, 1999 THROUGH AUGUST 21, 1999) IS APPROXIMATELY $____ PER $1,000 OF THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF ____ % PPC AND (III) A 30 DAYS PER MONTH/360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY, PREPAYMENT EXPERIENCE, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE. CERTIFICATEHOLDERS SHOULD BE AWARE THAT THE METHODOLOGY FOR ACCRUING OID ON THIS CLASS OF CERTIFICATES IS NOT ENTIRELY CLEAR UNDER CURRENT LAW.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS B-IOF

                            (7.00% PASS-THROUGH RATE)

            Representing Certain Interests in a Pool of Group I Home
                            Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation (the "Depositor") or Long Beach Mortgage Company (the "Servicer"). This Certificate represents a fractional ownership interest in the Group Ia Home Equity Loans and certain other property held by the Trust.)

NO: B-IOF-___                                             --------------
                                                          Percentage Interest

                                   JULY 21, 1999
------------------------------     -------------
Original Class B-IOF Notional          Date               AUGUST 21, 2002
Amount                                                    ---------------
                                                          Final Scheduled
                                                          Distribution Date

The Chase Manhattan Bank, as Indenture Trustee under the Indenture, dated as of
       July 21, 1999, relating TO ABSC NIMS TRUST 1999-1, ABSC NIMS CLASS
                           A-LGI NOTES, SERIES 1999-1
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group Ia and Group Ib (other than any principal due thereon on or prior to the Cut-Off Date and interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-A and
SCHEDULE I-B to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group IIa and Group IIb (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-A and SCHEDULE I-B to any Subsequent Transfer Agreement which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class B-IOF (the "Class B-IOF Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as and as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor (the "Depositor") and The Chase Manhattan Bank in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-IF (the "Class A-IF Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates") Class A-IO (the "Class A-IO Certificates"),, Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") certain Class X Certificates (the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates." All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 21, 1999 the Owners of the Class B-IOF Certificates as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          Each Owner of record of a Class B-IOF Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class B-IOF Certificates. The Percentage Interest of each Class B-IOF Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Notional Amount of the Class B-IOF Certificates represented by such Class B-IOF Certificate on the Startup Day by the aggregate original Notional Amount of the Class B-IOF Certificates on the Startup Day.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account, the Principal and Interest Account and certain other accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement and payment in full of all amounts owed to the Certificate Insurer upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the affect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class B-IOF Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Notional Amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-IOF Certificates are exchangeable for new Class B-IOF Certificates of authorized denominations evidencing the same aggregate notional amount.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                             THE CHASE MANHATTAN BANK, as Trustee


                             By:
                                  ----------------------------
                             Title:
                                   ---------------------------


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By:
      -----------------------------
Title:
      -----------------------------

                                                              EXHIBIT C-1

                                            FORM OF CLASS X-A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE (INCLUSIVE OF ACCRUED INTEREST AT CLOSING) EQUAL TO _____ % OF THE PRESENT VALUE OF THE EXPECTED CASH FLOWS FROM THIS CERTIFICATE DISCOUNTED AT ____ %. UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), ALL INTEREST PAYMENTS TO BE RECEIVED ON THIS CERTIFICATE ARE TREATED AS PART OF THE CERTIFICATE'S STATED REDEMPTION PRICE AT MATURITY. ACCORDINGLY, THE CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $____ PER $1000 OF SUCH PRESENT VALUE AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY ___ %. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED
ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF ___ % CPR AND (III) A 30 DAYS PER MONTH / 360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY, PREPAYMENT EXPERIENCE AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE. CERTIFICATEHOLDERS SHOULD BE AWARE THAT THE METHODOLOGY FOR ACCRUING OID ON THIS CLASS OF CERTIFICATES IS NOT ENTIRELY CLEAR UNDER CURRENT LAW.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS X-A

                               (REGULAR INTEREST)

          Representing Certain Interests Relating to a Pool of Group II
                  Home Equity Loans Originated and Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

NO: X-A-__
                                                       Date:  July 21, 1999
Percentage Interest:  ____%

The Chase Manhattan Bank, as Indenture Trustee under the Indenture, dated as of July 21, 1999, RELATING TO ABSC NIMS TRUST 1999-3, ABSC NIMS
                       CLASS A-LGIIG NOTES, SERIES 1999-3
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group IIa and Group IIb (other than any principal due thereon on or prior to the Cut-Off Date and any interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-C and SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group IIa and Group IIb (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-C and SCHEDULE I-D to any Subsequent Transfer Date which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group II as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class X-A (the "Class X-A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor, (the "Depositor") and The Chase Manhattan Bank, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") Class X-F Certificates (the "Class X-F Certificates" and together with the Class X-A Certificates, the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 1999, each owner of a Class X-A Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class X-A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class X-A Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if the majority Owner of the Class X-F Certificates does not do so. In addition, under certain circumstances relating to the qualification of the REMICs as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class X-A Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class X-A Certificates are exchangeable for new Class X-A Certificates evidencing the same Percentage Interest as the Class X-A Certificates exchanged.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                            THE CHASE MANHATTAN BANK, as Trustee


                            By:
                                 ------------------------
                            Title:
                                  -----------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
      ------------------------------
Title:
      ------------------------------

                                                          EXHIBIT C-2

                                        FORM OF CLASS X-F CERTIFICATE



SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE (INCLUSIVE OF ACCRUED INTEREST AT CLOSING) EQUAL TO ___% OF THE PRESENT VALUE OF THE EXPECTED CASH FLOWS FROM THIS CERTIFICATE DISCOUNTED AT __%. UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), ALL INTEREST PAYMENTS TO BE RECEIVED ON THIS CERTIFICATE ARE TREATED AS PART OF THE CERTIFICATE'S STATED REDEMPTION PRICE AT MATURITY. ACCORDINGLY, THE CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $____ PER $1000 OF SUCH PRESENT VALUE AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY __%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED
ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF __% PPC AND (III) A 30 DAYS PER MONTH/360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY, PREPAYMENT EXPERIENCE AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE. CERTIFICATEHOLDERS SHOULD BE AWARE THAT THE METHODOLOGY FOR ACCRUING OID ON THIS CLASS OF CERTIFICATES IS NOT ENTIRELY CLEAR UNDER CURRENT LAW.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS X-F
                               (REGULAR INTEREST)

          Representing Certain Interests Relating to a Pool of Group I
                  Home Equity Loans Originated and Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

NO: X-F-__
                                                       Date:  July 21, 1999
Percentage Interest:  ____%

The Chase Manhattan Bank, as Indenture Trustee under the Indenture, dated as of
          July 21, 1999, relating TO ABSC NIMS TRUST 1999-1, ABSC NIMS
                        CLASS A-LGI NOTES, SERIES 1999-1
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group Ia and Group Ib (other than any principal due thereon on or prior to the Cut-Off Date and any interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-A and
SCHEDULE I-B to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group Ia and Group Ib (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-A and SCHEDULE I-B to any Subsequent Transfer Date which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts allocable to Group I as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class X-F (the "Class X-F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor, (the "Depositor") and The Chase Manhattan Bank, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates") Class X-F Certificates (the "Class X-F Certificates" and together with the Class X-A Certificates, the "Class X Certificates"), certain Class P Certificates (the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 1999, each owner of a Class X-F Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class X-F Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class X-F Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if the majority Owner of the Class X-F Certificates does not do so. In addition, under certain circumstances relating to the qualification of the REMICs as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class X-F Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class X-F Certificates are exchangeable for new Class X-F Certificates evidencing the same Percentage Interest as the Class X-F Certificates exchanged.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                 THE CHASE MANHATTAN BANK, as Trustee


                                 By:
                                      -------------------------
                                 Title:
                                       ------------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By:
      ----------------------------
Title:
      ----------------------------

                                                              EXHIBIT C-3

                                            FORM OF CLASS P-A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE EQUAL TO __% OF THE PRESENT VALUE OF THE EXPECTED CASH FLOWS FROM THIS CERTIFICATE, DISCOUNTED AT __%. BASED ON THAT ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $____ PER $1000 OF SUCH PRESENT VALUE AMOUNT. THE MONTHLY YIELD TO MATURITY ON THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY __%. NO INTEREST IS PAYABLE ON THIS CERTIFICATE. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF __% CPR AND (III) A 30 DAYS PER MONTH/360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY AND PREPAYMENT EXPERIENCE MAY DIFFER FROM THOSE SET FORTH ABOVE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS P-A

              Representing Certain Interests Relating to a Pool of
                    Group II Home Equity Loans Originated by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

NO: P-A-__
                                                        Date: July 21, 1999
Percentage Interest _____%

Certificate Principal Balance: $100


The Chase Manhattan Bank, as Indenture Trustee under the Indenture, dated as of July 21, 1999, relating TO ABSC NIMS TRUST 1999-3, ABSC NIMS
                       CLASS A-LGIIG NOTES, SERIES 1999-3
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in Prepayment Penalties with respect to the Initial Home Equity Loans listed in SCHEDULE I-C and SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans listed on SCHEDULE I-C and SCHEDULE I-D to each Subsequent Transfer Agreement.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Pooling and Servicing Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at The Corporate Trust Office or agency maintained by the Trustee in New York, New York.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class P-A (the "Class P-A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor, (the "Depositor") and The Chase Manhattan Bank, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates"), certain Class X Certificates (the "Class X Certificates"), Class P-F Certificates (the "Class P-F Certificates," and together with the Class P-A Certificates, the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates". All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates". Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 1999, each owner of a Class P-A Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class P-A Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class P-A Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMICs as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class P-A Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class P-A Certificates are exchangeable for new Class P-A Certificates evidencing the same Percentage Interest as the Class P-A Certificates exchanged.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                 THE CHASE MANHATTAN BANK, as Trustee


                                 By:
                                       ---------------------
                                 Title:
                                       ---------------------

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By:
     ---------------------------
Title:
     ---------------------------

                                                               EXHIBIT C-4

                                             FORM OF CLASS P-F CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE WAS ISSUED ON JULY 21, 1999 AT A PRICE EQUAL TO __% OF THE PRESENT VALUE OF THE EXPECTED CASH FLOWS FROM THIS CERTIFICATE, DISCOUNTED AT __%. BASED ON THE ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO APPROXIMATELY $____ PER $1000 OF SUCH PRESENT VALUE AMOUNT. THE MONTHLY YIELD TO MATURITY ON THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY __%. NO INTEREST IS PAYABLE ON THIS CERTIFICATE. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS SPECIFIED ABOVE WAS BASED ON: (I) A METHOD EMBODYING AN ECONOMIC ACCRUAL OF INCOME, (II) A PREPAYMENT ASSUMPTION OF __% PPC AND (III) A 30 DAYS PER MONTH/360 DAYS PER YEAR ACCOUNTING CONVENTION. THE ACTUAL YIELD TO MATURITY AND PREPAYMENT EXPERIENCE MAY DIFFER FROM THOSE SET FORTH ABOVE.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS P-F

              Representing Certain Interests Relating to a Pool of
                     Group I Home Equity Loans Originated by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

NO: P-F-__
                                                        Date: July 21, 1999
Percentage Interest _____%

Certificate Principal Balance: $100


  The Chase Manhattan Bank, as Indenture Trustee under the Indenture, dated as of July 21, 1999, relating TO ABSC NIMS TRUST 1999-1, ABSC NIMS
                        CLASS A-LGI NOTES, SERIES 1999-1
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in Prepayment Penalties with respect to the Initial Home Equity Loans listed in SCHEDULE I-A and SCHEDULE I-B to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans listed on SCHEDULE I-A and SCHEDULE I-B to each Subsequent Transfer Agreement.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Pooling and Servicing Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at The Corporate Trust Office or agency maintained by the Trustee in New York, New York.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class P-F (the "Class P-F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor, (the "Depositor") and The Chase Manhattan Bank, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates"), certain Class X Certificates (the "Class X Certificates"), Class P-A Certificates (the "Class P-A Certificates," and together with the Class P-F Certificates, the "Class P Certificates") and certain Class R Certificates (the "Class R Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates". All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates". Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 1999, each owner of a Class P-F Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Class P-F Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class P-F Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if such Owner does not do so. In addition, under certain circumstances relating to the qualification of the REMICs as REMICs under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class P-F Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class P-F Certificates are exchangeable for new Class P-F Certificates evidencing the same Percentage Interest as the Class P-F Certificates exchanged.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                 THE CHASE MANHATTAN BANK, as Trustee


                                  By:
                                       ----------------------
                                  Title:
                                        ---------------------
Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
      ---------------------
Title:
      ---------------------


                                                               EXHIBIT C-5

                                               FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

NEITHER THIS CERTIFICATE NOR THE HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS CERTIFICATE REPRESENTS A RESIDUAL INTEREST IN EACH OF REMIC II, REMIC III AND REMIC IV FOR FEDERAL INCOME TAX PURPOSES.

       ASSET BACKED SECURITIES CORPORATION HOME EQUITY LOAN TRUST 1999-LB1
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                     CLASS R
                               (RESIDUAL INTEREST)

              Representing Certain Interests Relating to a Pool of
               Group I and Group II Home Equity Loans Serviced by

                           LONG BEACH MORTGAGE COMPANY

          (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

NO: R-A-__
                                                      Date:  July 21, 1999
Percentage Interest _____%

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                                Registered Owner

          The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans (other than any principal due thereon on or prior to the Cut-Off Date and any interest due thereon on or prior to July 1, 1999) listed in SCHEDULE I-A, SCHEDULE I-B,
Schedule I-C and SCHEDULE I-D to the Pooling and Servicing Agreement which the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date) listed in SCHEDULE I-A, SCHEDULE I-B, SCHEDULE I-C and SCHEDULE I-D to any Subsequent Transfer Date which the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Mortgaged Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the LIBOR Carryover Fund, the Cap Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer), (c) the Depositor's rights, but none of its obligations under the Mortgage Loan Purchase Agreement (except with respect to Section 17), (d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the "Trust Estate").

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          This Certificate is one of a Class of duly-authorized Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1, Home Equity Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") by and among Long Beach Mortgage Company, in its capacity as the Servicer (the "Servicer"), Asset Backed Securities Corporation, in its capacity as Depositor, (the "Depositor") and The Chase Manhattan Bank, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates"), Class B-IOA (the "Class B-IOA Certificates"), Class B-IOF (the "Class B-IOF Certificates"), certain Class X Certificates (the "Class X Certificates") and certain Class P Certificates (the "Class P Certificates"). The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3A Certificates, the Class A-4A Certificates and the Class A-5A Certificates shall be together referred to as the "Class A Certificates". All of the certificates issued by Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 are together referred to herein as the "Certificates". Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          On the 21st day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing August 1999, each owner of a Class R Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Residual Net Monthly Excess Cashflow relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Class R Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

          The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

          The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by Asset Backed Securities Corporation or Long Beach Mortgage Company or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

          The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee and the Certificate Insurer, at such Owners' expense, an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

          The Pooling and Servicing Agreement additionally provides that the majority Owner of the Class X-F Certificate may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date. Under certain circumstances, the Certificate Insurer or the Servicer may also exercise such purchase rights if the majority Owner of the Class X Certificates does not do so. In addition, under certain circumstances relating to the qualification of the REMICs as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

          The registered Owner of a Class R Certificate will be entitled to separate such Certificate into its component parts. The Trustee shall, upon delivery to it of this Class R Certificate and a written request of the registered Owner thereof to separate such Certificate into its component parts, issued to such registered Owner in exchange for such Class R Certificate (i) a separately transferable, certified and fully registered security (a "Class R-1 Certificate") that will, from the date of its issuance, represent the Owner's Percentage Interest in the residual interest in the related REMIC, (ii) a separately transferable, certified and fully registered security (a "Class R-2 Certificate") that will, from the date of its issuance, represent the Owner's Percentage Interest in the residual interest in the related REMIC, (iii) a separately transferable, certified and fully registered security (a "Class R-3 Certificate") that will, from the date of its issuance, represent the Owner's Percentage Interest in the residual interest in the related REMIC and (iv) a separately transferable, certified and fully registered security (a "Class R-4 Certificate") that will, from the date of its issuance, represent the Owner's Percentage Interest in the residual interest in the related REMIC. The Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such exchange of this Class R Certificate.

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

          The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

          The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

          No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                 THE CHASE MANHATTAN BANK, as Trustee


                                  By:
                                         ----------------------
                                  Title:
                                         ----------------------


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:
      -----------------------
Title:
      -----------------------

                                                               EXHIBIT D

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

          Asset Backed Securities Corporation (the "Depositor") and The Chase Manhattan Bank (the "Trustee"), as trustee, pursuant to the Pooling and Servicing Agreement dated as of June 1, 1999 among the Depositor, Long Beach Mortgage Company (the "Servicer") and the Trustee (the "Pooling and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust of those Home Equity Loans (the "Subsequent Home Equity Loans") listed on the attached Schedule of Home Equity Loans.

          The Depositor does hereby irrevocably transfer, assign, set over and otherwise convey to the Trustee, without recourse (except as otherwise explicitly provided for herein) all right, title and interest in and to any and all benefits accruing from each Subsequent Home Equity Loan (other than any principal received and interest due thereon prior to the later of (x) the date of origination of such Subsequent Home Equity Loan and (y) ______ 1, 199_ (the "Subsequent Cut-Off Date")) which are delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Subsequent Home Equity Loan documents and the interest in any Mortgaged Property which secured a Subsequent Home Equity Loan, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Subsequent Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). The Depositor shall deliver or cause to be delivered the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Sections 3.05 and 3.07 of the Pooling and Servicing Agreement.

          The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Pooling and Servicing Agreement shall be borne by the Depositor.

          Additional terms of the sale, if any, are attached hereto as Attachment A.

          The Depositor hereby delivers notice and confirms that each of the conditions set forth in Sections 3.07(b), 3.07(c), 3.07(d) and 3.07(e) to the Pooling and Servicing Agreement are satisfied as of the date hereof.

          All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein, PROVIDED that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

          This Subsequent Transfer Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          This Subsequent Transfer Agreement may be signed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

          The Certificate Insurer shall be a third-party beneficiary of this Agreement.

          Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.


                                 ASSET BACKED SECURITIES CORPORATION,
                                 as Depositor


                                  By:
                                      ------------------------
                                      Name:
                                      Title:


                                  THE CHASE MANHATTAN BANK, as Trustee for
                                  Asset Backed Securities Corporation Home
                                  Equity Loan Trust 1999-LB1


                                  By:
                                      --------------------------
                                      Name:
                                      Title:


Dated:  ________________ (the "Subsequent Transfer Date")

                                                            EXHIBIT E

                    FORM OF CERTIFICATE RE: HOME EQUITY LOANS
                       PREPAID IN FULL AFTER CUT-OFF DATE

                          CERTIFICATE RE: PREPAID LOANS

          I, __________________________, ______________________ of Asset Backed
Securities Corporation (the "Depositor"), hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of June 1, 1999 among Asset Backed Securities Corporation, as Depositor, Long Beach Mortgage Company, as Servicer, and The Chase Manhattan Bank, as Trustee) and the "Startup Day," the following schedule of "Home Equity Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.

      Account                     Original          Current          Date
      Number        Name          Amount            Balance        Paid Off



Dated:  July 21, 1999

                                    ASSET BACKED SECURITIES CORPORATION


                                    By:
                                          ---------------------------

                                    Title:
                                          ---------------------------

                                                                 EXHIBIT F
                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT

          The Chase Manhattan Bank, in its capacity as Trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") among Asset Backed Securities Corporation, as Depositor (the "Depositor"), Long Beach Mortgage Company, a Delaware corporation, as servicer, and the Trustee, hereby acknowledges receipt (subject to review as required by Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by or on behalf of the Depositor with respect to the Home Equity Loans pursuant to Section 3.05(b)(i) of the Pooling and Servicing Agreement.

          The Schedule of Home Equity Loans is attached to this Receipt.

          The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) and 3.06(c) of the Pooling and Servicing Agreement as required thereby.


                                      THE CHASE MANHATTAN BANK,
                                      as Trustee


                                       By:
                                             -----------------------
                                       Name:
                                             -----------------------
                                       Title:
                                             -----------------------

Dated:  July 21, 1999

                                                               EXHIBIT G

                           FORM OF POOL CERTIFICATION

                               POOL CERTIFICATION

          WHEREAS, the undersigned is an Authorized Officer of The Chase Manhattan Bank acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") among Asset Backed Securities Corporation, as Depositor (the "Depositor"), Long Beach Mortgage Company, as servicer ("LBMC"), and the Trustee; and

          WHEREAS, the Trustee is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Files relating to the Home Equity Loans within a specified period following the Startup Day and to notify the Depositor and LBMC promptly of any defects with respect to the Home Equity Loans, and LBMC is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

          WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

          NOW, THEREFORE, the Trustee hereby certifies that, subject to the exceptions listed on Schedule A attached hereto. (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of the Agreement have been executed and are in its possession and that the Notes have been endorsed as set forth in Section 3.05(b)(i) of the Agreement, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File with respect to the Servicer's loan number, maturity date, original principal balance, first payment date and original term to maturity.


                                     THE CHASE MANHATTAN BANK, as Trustee

                                     By:
                                            -------------------------
                                     Title:
                                            -------------------------

Dated:  July 21, 1999

                                                                  EXHIBIT H

                                                     FORM OF DELIVERY ORDER

                                 DELIVERY ORDER

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
15th Floor
New York, NY 10001-2697
Dear Sirs:

          Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement") among Asset Backed Securities Corporation, as Depositor (the "Depositor"), Long Beach Mortgage Company, a Delaware corporation, as Servicer, and The Chase Manhattan Bank, as Trustee (the "Trustee"), the Depositor HEREBY CERTIFIES that all conditions precedent to the issuance of the Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3 and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order. Instructions regarding the registration of the Certificates are attached hereto.


                                          Very truly yours,

                                          ASSET BACKED SECURITIES CORPORATION


                                          By:
                                                ------------------------
                                          Title:
                                                ------------------------


Dated:  July 21, 1999

                                                                 EXHIBIT I

                          FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                          AFFIDAVIT PURSUANT TO SECTION
                         860E(e) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF             )
                     ) ss:
COUNTY OF            )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _________] [the United States], on behalf of which he makes this affidavit.

          2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.);
(ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, ____.


                                     [NAME OF INVESTOR]

                                     By:
                                         --------------------------
                                     [Name of Officer]
                                     [Title of Officer]

[Corporate Seal]

Attest:

------------------
[Assistant] Secretary


          Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this __ day of ____________, ____.


-----------------
NOTARY PUBLIC

COUNTY OF __________________

STATE OF ____________________


          My commission expires the _ day of _______________, ____.

                                                             EXHIBIT J-1
                                  FORM OF CERTIFICATE REGARDING TRANSFER
                                                   (ACCREDITED INVESTOR)

                                  [DATE]

The Chase Manhattan Bank as Trustee
450 West 33rd Street
15th Floor
New York, NY 10001-2697

Attention: ___________________

      Re: Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates
           ("Certificates")

Gentlemen:

          In connection with our purchase on the date hereof of the above-referenced Certificates from ___________________ ("Seller"), [PURCHASER] (the "Purchaser") hereby certifies that:

          1. The Purchaser is acquiring the Certificates for [investment purposes only for]1 the Purchaser's own account and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate Section 5 of the Securities Act of 1933, as amended (the "Act"), provided that the disposition of its property shall at all times be and remain within its control;

          2. The Purchaser understands that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

          3. The Purchaser has received a copy of the Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which it has requested;

          4. The Purchaser believes it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that it is able to bear the economic risks of such an investment;

          5. [The Purchaser is not an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(1) of the Internal Revenue Code of 1986] OR [The source of funds to be used by the Purchaser to purchase the Certificates is a general account and either (i) no part of such assets constitutes assets of an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(1) of the Internal Revenue Code of 1986, or (ii) to the extent that such assets constitute assets of an "employee benefits plan" within the meaning of Section 3(3) of ERISA, or a "plan" within the meaning of
Section 4975(e)(1) of the Code, it acknowledges that in the discharge of its duty as a plan fiduciary in connection with the purchase of the Certificates it has concluded that such purchase will not constitute a violation of Section 404(a) of ERISA];


--------
1   Not required if the Purchaser is a broker/dealer.

          6. If the Purchaser sells any of the Certificates at its option, it will (i) obtain from any investor that purchases any Certificate from it a letter substantially in the form of Exhibit J-1 or J-2 to the Pooling and Servicing Agreement and (ii) to the extent required by the Pooling and Servicing Agreement, cause an Opinion of Counsel to be delivered, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws; and

          7. The Purchaser certifies that for purposes of the Certificate Register, its address, including telecopier number and telephone number, is as follows:

                  telecopier:
                  telephone:

          8. The purchase of the Certificates by the Purchaser does not violate the provisions of the first sentence of Section 5.08(d) of the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Purchaser has caused this letter to be executed by its signatory, duly authorized, as of the date first above written.

                                       [PURCHASER]


                                        By:
                                              ---------------------
                                        Name:
                                              ---------------------
                                        Title:
                                              ---------------------

                                                             EXHIBIT J-2
                                  FORM OF CERTIFICATE REGARDING TRANSFER
                                                       (Rule 144A)
                                  [Date]

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY 10001-2697

Attention: _________________

      Re: Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Pass-Through Certificates,
            Class __-______ ("Certificates")

Dear Gentlemen or Ladies:

          In connection with our purchase on the date hereof of the above-referenced Certificates from ______________________ ("Seller") hereby certify that:

          1. We are acquiring the Certificates for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the "Act"), provided that the disposition of our property shall at all times be and remain within our control;

          2. We understand that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are
(a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

          3. We have received a copy of the Pooling and Servicing Agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which we have requested;

          4. We believe we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that we are able to bear the economic risks of such an investment;

          5. If we sell any of the Certificates at our option, we will either
(i) obtain from any institutional investor that purchases any Certificate from us a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1, 2 through 4 and this paragraph 5 or
(ii) deliver an Opinion of Counsel to such institutional investor, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws;

          6. We are acquiring the Certificates for our own account and the source of funds to be used by us to purchase the Certificates is a general account and either (i) no part of such assets constitutes assets of an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(1) of the Internal Revenue Code of 1986, or (ii) to the extent that such assets constitute assets of an "employee benefits plan" within the meaning of Section 3(3) of ERISA, or a "plan" within the meaning of Section 4975(e)(1) of the Code, we acknowledge that in the discharge of our duty as a plan fiduciary in connection with the purchase of the Certificates we have concluded that such purchase will not constitute a violation of Section 404(a) of ERISA;

          7. We certify that for purposes of the Certificate Register, our address, including telecopier number and telephone number, is as follows:

                           -----------------------------------------

                           -----------------------------------------

                           -----------------------------------------

                           telecopier: ________________________________

                           telephone: _________________________________

          8. If we sell any of the Certificates, we will obtain from any purchaser from us the same representations contained in the foregoing paragraph 6 and this paragraph 7; and

          9. Our purchase of the Certificates does not violate the provisions of the first sentence of Section 5.08(d) of the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, we have signed this certificate as of the date first written above.

                                        By:
                                             -------------------------

                                        Name:
                                             -------------------------

                                        Title:
                                              ------------------------

                EXHIBIT K TO THE POOLING AND SERVICING AGREEMENT

                   HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS

LOAN NUMBER       BORROWER NAME       ORIGINAL LOAN AMOUNT       EXCEPTION

                              [NOT INCLUDED HEREIN]

                                                                    EXHIBIT L
                          DEFINITION OF GROUP I SPECIFIED SUBORDINATED AMOUNT
                                                    (AND RELATED DEFINITIONS)

                    The "Group I Specified Subordinated Amount" means:

                    (a) for any Distribution Date prior to the Stepdown Date, the sum of (x) the product of (i) 8.75% and (ii) the Original Group I Pool Balance and (y) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B-1F Component Certificates;

                    (b) for any Distribution Date occurring on or after the Stepdown Date, the greater of (i) the lesser of (x) the amount specified in clause (a) above and (y) the sum of (A) the product of the 17.50% and the Group I Pool Balance and
                    (B) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B-1F Component Certificates, (ii) the sum of $1,161,751 and the 270-Day Delinquency Amount for Group I and (iii) the sum of the Loan Balances of the Home Equity Loans with the three largest Loan Balances of the Home Equity Loans in Group I;

                    provided that during the continuation of a Trigger Event, the Group I Specified Subordinated Amount shall equal the greater of (1) the amount specified pursuant to clause (a) or (b), as applicable, above and (2) 125% of the Group I Delinquency Amount

                    "Original Group I Pool Balance" means the sum of the aggregate Loan Balance of the Initial Home Equity Loans in Group I as of the Cut-Off Date plus the Original Group I Pre-Funded Amount.

                    "Group I Pool Balance" means the sum of the aggregate Loan Balance of the Home Equity Loans in Group I as of the end of the related Due Period plus the Pre-Funded Amount with respect to Group I as of the end of the related Due Period.

                    "Group I Delinquency Amount" means the product of the Group I Delinquency Percentage and the sum of the Group I Pool Balance.

                    "Group I Delinquency Percentage" means with respect to the Group I, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (x) the sum (without duplication) of (i) the aggregate Loan Balances of all Home Equity Loans in Group I which are 90 or more days delinquent, (ii) the aggregate Loan Balance of all Home Equity Loans in Group I in foreclosure and (iii) the aggregate Loan Balance of all Home Equity Loans in Group I relating to REO Mortgaged Properties (in each case, including, without limitation, Home Equity Loans for which the related Mortgagor is in bankruptcy) and the denominator of which is (y) the aggregate Loan Balance of the Home Equity Loans in Group I as of the end of the related Due Period.

                                                                  EXHIBIT M
                       DEFINITION OF GROUP II SPECIFIED SUBORDINATED AMOUNT
                                                  (AND RELATED DEFINITIONS)

         The "Group II Specified Subordinated Amount" means:

                    (a) for any Distribution Date prior to the Stepdown Date, the sum of (x) the product of (i) 9.00% and (ii) the Original Group II Pool Balance and (y) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B-1A Component Certificates;

                    (b) for any Distribution Date on or after the Stepdown Date, the greater of (i) the lesser of (x) the amount specified in clause (a) above and (y) the sum of (A) the product of the 18.00% and the Group II Pool Balance and (B) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B-1A Component Certificates, (ii) the sum of $3,541,987 and the 270-Day Delinquency Amount for Group II and (iii) the sum of the Loan Balances of the Home Equity Loans with the three largest Loan Balances of the Home Equity Loans in Group II;

                    provided that during the continuation of a Trigger Event, the Group II Specified Subordinated Amount shall equal the greater of (1) the amount specified pursuant to clause (a) or (b), as applicable, above and (2) 125% of the Group II Delinquency Amount

                    "Original Group II Pool Balance" means the sum of the aggregate Loan Balance of the Initial Home Equity Loans in Group II as of the Cut-Off Date plus the Original Group II Pre-Funded Amount.

                    "Group II Pool Balance" means the sum of the aggregate Loan Balance of the Home Equity Loans in Group II as of the end of the related Due Period plus the Pre-Funded Amount with respect to Group II as of the end of the related Due Period.

                    "Group II Delinquency Amount" means the product of the Group II Delinquency Percentage and the sum of the Group II Pool Balance.

                    "Group II Delinquency Percentage" means with respect to the Group II, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (x) the sum (without duplication) of (i) the aggregate Loan Balances of all Home Equity Loans in Group II which are 90 or more days delinquent, (ii) the aggregate Loan Balance of all Home Equity Loans in Group II in foreclosure and (iii) the aggregate Loan Balance of all Home Equity Loans in Group II relating to REO Mortgaged Properties (in each case, including, without limitation, Home Equity Loans for which the related Mortgagor is in bankruptcy) and the denominator of which is (y) the aggregate Loan Balance of the Home Equity Loans in Group II as of the end of the related Due Period.

                                                                 EXHIBIT N

                                    RESERVED

                                    EXHIBIT O

       FORM OF LETTER REGARDING REPORTING OBLIGATIONS UNDER THE SECURITIES
                              EXCHANGE ACT OF 1934

                                                              July 21, 1999

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, NY 10001-2697

       Re: Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 Home Equity Loan Asset-Backed Certificates,
            Series 1999-LB1

Ladies and Gentlemen:

          Pursuant to and in reference to Section 7.09(c) of the Pooling and Servicing Agreement dated as of June 1, 1999 relating to the above referenced Certificates, please note the following:

          (a) CIK Number for Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 (the "Trust"): ______________ .

         (b)   CCC for the Trust: _____________.

          In order to comply with the reporting obligations for the Trust under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Trustee must file within 15 days following each Distribution Date a copy of the report distributed by the Trustee to the Certificateholders in a current report on Form 8-K. Such reports provide all current information ordinarily of interest to the Certificateholders. The Trustee must also report on a current report on Form 8-K any significant occurrences during the reporting period that would be reportable under Item 1, Item 2, Item 4 and Item 5. In addition, the Trustee should cause the filing of an annual report on Form 10-K within 90 days following the end of the Trust's fiscal year containing the following information:


    Part I, Item 3.    A description of any material pending litigation;
    Part I, Item 4.    A description of any submission matters to vote of
                       Certificateholders;
    Part II, Item 5.   A statement of the number of Certificateholders and the
                       principal market, if any, in which the Certificates
                       trade;
    Part II, Item 9.   A statement as to any changes in or disagreements with
                       the independent public accounts for the Trust;
    Part IV, Item 14.  A copy of the annual certificate of compliance by an officer of the Servicer, and any Subservicer and the audit of the servicing by the independent accounting firm.

Promptly after filing the Form 10-K, the Trustee should file a Form 15 in accordance with Section 7.09(c) of the Pooling and Servicing Agreement, deregistering the Trust and terminating the reporting obligations under the Exchange Act. All filings must be made through the Edgar System and all acceptance slips from the filings should be saved as they will be needed for the annual certificate.


                               ASSET BACKED SECURITIES CORPORATION

                               By:
                                   ---------------------------
                               Name:
                               Title:

                                                                     EXHIBIT P
                                     FORM FOR REQUEST FOR RELEASE OF DOCUMENTS

To:      The Chase Manhattan Bank
         450 West 33rd Street
         15th Floor
         New York, NY 10001-2697


           Re: Pooling and Servicing Agreement, dated as of June 1, 1999 among Long Beach Mortgage Company, The Chase Manhattan Bank and Asset Backed Securities Corporation


          In connection with the administration of the pool of Home Equity Loans held by you, we request the release, and acknowledge receipt, of the (File/[specify documents]) for the Home Equity Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:


HOME EQUITY LOAN NUMBER:


HOME EQUITY LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)

______1.          Home Equity Loan Paid in Full
                  (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Certificate Account as provided in the Pooling and Servicing Agreement.)

______2.          Home Equity Loan Repurchased or Substituted
                  Pursuant to the [Mortgage Loan Purchase Agreement][Pooling and Servicing Agreement] (Servicer hereby certifies that any applicable Loan Purchase Price and any Substitution Amounts have been finally received and credited to the Certificate Account as provided in the Pooling and Servicing Agreement.)

______3.          Home Equity Loan Liquidated By
                  (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Certificate Account pursuant to the Pooling and Servicing.)

______4.          Home Equity Loan in Foreclosure

______5.          Other (explain)
                                 ------------------------------
                                 -----------------------------

          If box 1 or 2 above is checked, and if all or part of the File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Home Equity Loan.

          If box 3, 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                            [SPECIAL SERVICER]


                                            By:
                                                 ---------------------------
                                            Date:
                                                 ---------------------------


                                            LONG BEACH MORTGAGE COMPANY


                                            By:
                                                ---------------------------
                                            Date:
                                                 --------------------------

         Documents returned to Trustee

         THE CHASE MANHATTAN BANK
                as Trustee


         By:
              ---------------------
         Date:
              ---------------------

                                                                EXHIBIT Q
                                               FORM OF LIQUIDATION REPORT
Customer Name:
Account Number:
Original Loan Balance:
1.       Type of Liquidation (REO disposition/charge-off/short pay-off)

         Date last paid
         Date of foreclosure
         Date of REO
         Date of REO Disposition
         Property Sale Price/Estimated Market Value at disposition

2.       Liquidation Proceeds

         Principal Prepayment                                  $____________
         Property Sale Proceeds                                 ____________
         Net Insurance Proceeds                                 ____________
         Other (itemize)                                        ____________

         Total Proceeds                                        $____________

3.       Liquidation Expenses

         Servicing Advances                                    $____________
         Delinquency Advances                                   ____________
         Servicing Fees                                         ____________

         Total Advances                                        $____________

4.       Net Liquidation Proceeds                              $____________
         (Item 2 minus Item 3)

5.       Loan Balance of Home Equity Loan                      $____________

6.       Loss, if any (Item 5 minus Item 4)                    $____________